Exhibit 10.3

Execution Version
CREDIT AGREEMENT

Dated as of March 16, 2023

among
TOPGOLF CALLAWAY BRANDS CORP.,
as the Borrower,
THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
BANK OF AMERICA, N.A.,
as Administrative Agent

BANK OF AMERICA, N.A.,
JPMORGAN CHASE BANK, N.A.,
MUFG SECURITIES AMERICAS INC.,
and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers
and Joint Bookrunners

and

JPMORGAN CHASE BANK, N.A.,
MUFG SECURITIES AMERICAS INC.,
and
TRUIST SECURITIES, INC.,
as Co-Syndication Agents

Table of Contents
Page

i

SCHEDULES:
Schedule 1.01(a)    –    Commitment Schedule
Schedule 1.01(b)    –    Dutch Auction
Schedule 1.01(d)        Existing Joint Ventures
Schedule 3.05        –    Real Estate Asset Collateral
Schedule 3.13        –    Capitalization and Subsidiaries
Schedule 5.10        –    Unrestricted Subsidiaries
Schedule 5.13        –    Post-Closing Covenants
Schedule 6.01        –    Existing Indebtedness
Schedule 6.02        –    Existing Liens
Schedule 6.06        –    Existing Investments
Schedule 9.01        –    Borrower’s Website Address for Electronic Delivery
EXHIBITS:
Exhibit A-1        –    Form of Assignment and Assumption
Exhibit A-2        –    Form of Affiliated Lender Assignment and Assumption
Exhibit B        –    Form of Borrowing Request
Exhibit C        –    Form of Compliance Certificate
Exhibit D        –    Form of Interest Election Request
Exhibit E        –    Form of Perfection Certificate
Exhibit F        –    Form of ABL Intercreditor Agreement
Exhibit G        –    Form of Promissory Note
Exhibit I        –    Form of Guaranty Agreement
Exhibit J        –    Form of Security Agreement
Exhibit K    –    [Intentionally Omitted]
Exhibit L-1    –    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-2    –    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-3    –    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-4    –    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit M    –    Form of Solvency Certificate

CREDIT AGREEMENT
CREDIT AGREEMENT, dated as of March 16, 2023 (this “Agreement”), by and among Topgolf Callaway Brands Corp., a Delaware corporation (“TCB”), the Lenders from time to time party hereto and Bank of America, N.A. (“BofA”), in its capacities as administrative agent and collateral agent for the Lenders (in its capacities as administrative and collateral agent, together with its successors and assigns in such capacities, the “Administrative Agent”), with Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Securities Americas Inc. and Truist Securities, Inc. as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A., MUFG Securities Americas Inc. and Truist Securities, Inc., as co-syndication agents (in such capacities, collectively, the “Arrangers”).
RECITALS
A.    The Borrower has requested that the Lenders extend credit in the form of Initial Term Loans in an original aggregate principal amount equal to $1,250,000,000, subject to increase as provided herein.
B.    The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE 1DEFINITIONS
Section 1.0a.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABL Agent” means Bank of America, N.A., as administrative agent under the ABL Credit Agreement or any successor thereto acting in such capacity.
“ABL Credit Agreement” means that Fifth Amended and Restated Loan and Security Agreement, dated as of March 16, 2023, among the Borrower, Callaway Golf Sales Company, a California corporation, Callaway Golf Ball Operations, Inc., a Delaware corporation, OGIO International Inc., a Utah corporation, Travis Mathew Retail, LLC, a California limited liability company, travisMathew, LLC, a California limited liability company, Callaway Golf Canada Ltd., a Canada corporation, Callaway Golf Europe Ltd., a company organized under the laws of England (registered number 02756321), Callaway Golf EU B.V., a private company with limited liability incorporated under the laws of the Netherlands (registered number 86392468), the other obligors from time to time party thereto, and the financial institutions from time to time party thereto as lenders, as further amended, supplemented, restated, amended and restated, extended, refinanced, replaced, increased or otherwise modified from time to time (whether in whole or in part and whether with the same or different agents and lenders).
“ABL Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated as of the Closing Date, substantially in the form of Exhibit F hereto, as amended, supplemented, restated, amended and restated, extended or otherwise modified from time to time, by and among the Administrative Agent, the ABL Agent and the other parties thereto from time to time.
“ABL Loan Documents” has the meaning assigned to the term “Loan Documents” (or similar term) in the ABL Credit Agreement.
“ABL Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.
“ABL Revolving Credit Obligations” has the meaning assigned to the term “Revolving Credit Obligations” in the ABL Intercreditor Agreement.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“ACH” means automated clearing house transfers.
“Acquisition Ratio Debt” means Indebtedness incurred in reliance on Section 6.01(q).
“Additional Agreement” has the meaning assigned to such term in Article 8.
“Additional Term Lender” means any Lender with an Additional Term Loan Commitment or an outstanding Additional Term Loan.

“Additional Term Loan” means any term loan added pursuant to Sections 2.22, 2.23 or 9.02(c)(i).
“Additional Term Loan Commitment” means any term commitment added pursuant to Sections 2.22, 2.23 or 9.02(c)(i).
“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Administrative Questionnaire” means a customary administrative questionnaire in the form provided by the Administrative Agent.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened in writing, against or affecting the Borrower or any of its Restricted Subsidiaries or any property of the Borrower or any of its Restricted Subsidiaries.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. None of the Administrative Agent, the Arrangers, any Lender (other than any Affiliated Lender) or any of their respective Affiliates shall be considered an Affiliate of the Borrower or any subsidiary thereof.
“Affiliated Lender” means the Borrower and/or any subsidiary of the Borrower.
“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent and the Borrower.
“Aggregate First Year Large Venue Location EBITDA” means (a) $236,784,918 plus (b) the aggregate Facility EBITDA of all Mature Large Venue Locations that become Mature Large Venue Locations after the fiscal quarter ending on or around December 31, 2022 generated by such Mature Large Venue Locations in their respective first 12 full fiscal months of operation.
“Aggregate First Year Medium Venue Location EBITDA” means (a) $26,229,735 plus (b) the aggregate Facility EBITDA of all Mature Medium Venue Locations that become Mature Medium Venue Locations after the fiscal quarter ending on or around December 31, 2022 generated by such Mature Medium Venue Locations in their respective first 12 full fiscal months of operation.
“Aggregate First Year Small Venue Location EBITDA” means (a) $1,494,149 plus (b) the aggregate Facility EBITDA of all Mature Small Venue Locations that become Mature Small Venue Locations after the fiscal quarter ending on or around December 31, 2022 generated by such Mature Small Venue Locations in their respective first 12 full fiscal months of operation.
    “Aggregate First Year Location EBITDA” means the sum of (a) Aggregate First Year Small Venue Location EBITDA, (b) Aggregate First Year Medium Venue Location EBITDA and (c) Aggregate First Year Large Venue Location EBITDA.

    “Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the NYFRB Rate in effect on such day plus 0.50%, (b) to the extent ascertainable, Term SOFR (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00%, (c) the Prime Rate and (d) solely with respect to the Initial Term Loans, 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or Term SOFR, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Term SOFR, as the case may be.
“Annualized New Location EBITDA” means, as applicable:

(a)for any Small Venue New Location that, as of the last day of the most recently ended Test Period, has been open less than six full fiscal months, the sum of:
(i)the actual Facility EBITDA attributable to such Small Venue New Location for the number of days such New Location has been open (the “Number of Small Venue Operating Days”) plus
(ii)(A) the quotient obtained by dividing (1) the Aggregate First Year Small Venue Location EBITDA by (2) (x) 3 plus (y) the aggregate number of Mature Small Venue Locations that become Mature Small Venue Locations after the fiscal quarter ending on or around December 31, 2022 multiplied by (B) a fraction (1) the numerator of which is (X) 365 minus (Y) such Number of Small Venue Operating Days and (2) the denominator of which is 365;
(b)for any Medium Venue New Location that, as of the last day of the most recently ended Test Period, has been open less than six full fiscal months, the sum of:
(i)the actual Facility EBITDA attributable to such Medium Venue New Location for the number of days such New Location has been open (the “Number of Medium Venue Operating Days”) plus
(ii)(A) the quotient obtained by dividing (1) the Aggregate First Year Medium Venue Location EBITDA by (2) (x) 13 plus (y) the aggregate number of Mature Medium Venue Locations that become Mature Medium Venue Locations after the fiscal quarter ending on or around December 31, 2022 multiplied by (B) a fraction (1) the numerator of which is (X) 365 minus (Y) such Number of Medium Venue Operating Days and (2) the denominator of which is 365;
(c)for any Large Venue New Location that, as of the last day of the most recently ended Test Period, has been open less than six full fiscal months, the sum of:
(i)the actual Facility EBITDA attributable to such Large Venue New Location for the number of days such New Location has been open (the “Number of Large Venue Operating Days”) plus
(ii)(A) the quotient obtained by dividing (1) the Aggregate First Year Large Venue Location EBITDA by (2) (x) 48 plus (y) the aggregate number of Mature Large Venue Locations that become Mature Large Venue Locations after the fiscal quarter ending on or around December 31, 2022 multiplied by (B) a fraction (1) the numerator of which is (X) 365 minus (Y) such Number of Large Venue Operating Days and (2) the denominator of which is 365; or
(d)for any New Location that, as of the last day of the most recently ended Test Period, has been open for at least six full fiscal months:
(i)the actual Facility EBITDA attributable to such New Location for its Applicable Months of Operation divided by
(ii)the percentage of the Aggregate First Year Location EBITDA generated by the Mature Locations during such Applicable Months of Operation.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.
“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering applicable to the Borrower or any of its subsidiaries from time to time, including the USA PATRIOT Act.
“Applicable Month of Operation” means, with respect to any Topgolf location, each full fiscal month that such Topgolf location has been open.
“Applicable Percentage” means, with respect to any Term Lender of any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans and unused

Additional Term Loan Commitments of such Term Lender under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Loan Commitments of all Term Lenders under the applicable Class.
“Applicable Rate” means, with respect to any Initial Term Loan, the following percentages per annum, based on the Debt Rating as set forth below:

Applicable Rate
Pricing Level	Moody’s and S&P Debt Ratings	Applicable Rate for ABR Loans	Applicable Rate for Term SOFR Loans
1	Both Ba3 (with a stable outlook) or better and BB- (with a stable outlook) or better	2.25%	3.25%
2	Below Ba3 (with a stable outlook) or below BB- (with a stable outlook) (or if for any reason Pricing Level 1 does not apply, including if the Borrower has only one Debt Rating or the Borrower does not have any Debt Rating)	2.50%	3.50%

For the avoidance of doubt, changes in the Applicable Rate for Initial Term Loans resulting from changes in the Debt Rating shall be effective as of the date specified by the definition of “Debt Rating”.
“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.
“Arrangers” has the meaning assigned to such term in the preamble to this Agreement.
“Articles of Organization” has the meaning assigned to such term in Section 4.01(d).
“Assignment Agreement” means, collectively, each Assignment and Assumption and each Affiliated Lender Assignment and Assumption.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Borrower.

“Available Amount” means, at any time (the “Reference Time”), an amount equal to, without duplication:
(a)the sum of:
(i)the greater of $200,000,000 and 35% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period; plus
(ii)an amount equal to 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from January 1, 2023 to the end of the Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01 at the Reference Time (which amount shall at any time not be less than zero); provided that this clause (a)(ii) shall not be available for any Restricted Payment pursuant to Section 6.04(a)(iii)(A) and/or, any Restricted Debt Payment pursuant to Section 6.04(b)(vi)(A), in each case, unless, at the time of the declaration thereof, no Event of Default under Sections 7.01(a), (f) or (g) exists; plus
(iii)the amount of any capital contribution or other proceeds of any issuance of Capital Stock (other than any amounts (x) constituting an Available Excluded Contribution Amount or proceeds of an issuance of Disqualified Capital Stock or (y) received from the Borrower or any Restricted Subsidiary) received as Cash equity by the Borrower or any of its Restricted Subsidiaries, plus the fair market value, as determined by the Borrower in good faith, of Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary as a capital contribution or in return for any issuance of Capital Stock (other than any amounts (x) constituting an Available Excluded Contribution Amount or proceeds of any issuance of Disqualified Capital Stock or (y) received from the Borrower or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(iv)the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or any Restricted Subsidiary), which has been converted into or exchanged for Capital Stock of the Borrower or any Restricted Subsidiary that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as determined by the Borrower in good faith) of any property or assets received by the Borrower or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(v)the net proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 6.06(r)(i); plus
(vi)to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments and interest payments of loans, in each case received in respect of any Investment made after the Closing Date pursuant to Section 6.06(r)(i); plus
(vii)an amount equal to the sum of (A) the amount of any Investments by the Borrower or any Restricted Subsidiary pursuant to Section 6.06(r)(i) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment) that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary and (B) the fair market value (as determined by the Borrower in good faith) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary pursuant to Section 6.06(r)(i)) to the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; minus
(viii)the amount of any Declined Proceeds; minus

(b)an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), in each case, after the Closing Date and prior to such time, or contemporaneously therewith.
“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets or property (as determined by the Borrower in good faith) received by the Borrower or any of its Restricted Subsidiaries after the Closing Date from:
(i)contributions in respect of Qualified Capital Stock (other than any amounts received from the Borrower or any of its Restricted Subsidiaries), and
(ii)the sale of Qualified Capital Stock of the Borrower or any of its Restricted Subsidiaries (other than (x) to the Borrower or any Restricted Subsidiary of the Borrower, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, designated as an Available Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.
“Banking Services Obligations” means any and all obligations of any Loan Party or any Restricted Subsidiary thereof, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) (a) under any arrangement that is in effect on the Closing Date between any Loan Party or any Restricted Subsidiary thereof and any counterparty that is the Administrative Agent, a Lender or an Arranger or any Affiliate of the Administrative Agent, any Lender or any Arranger as of the Closing Date and/or (b) under any arrangement that is entered into after the Closing Date by any Loan Party or any Restricted Subsidiary thereof with any counterparty that is the Administrative Agent, a Lender or an Arranger or any Affiliate of the Administrative Agent, any Lender or any Arranger at the time such arrangement is entered into, in each case, in connection with Banking Services, in each case, for which such Loan Party or Restricted Subsidiary agrees to provide security and that has been designated to the Administrative Agent in writing by the Borrower as being a Banking Services Obligation for purposes of the Loan Documents and excluding any such arrangement if the obligations thereunder are secured under the ABL Loan Documents; it being understood that each counterparty shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and any applicable Intercreditor Agreement as if it were a Lender.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Borrower and/or any of its subsidiaries or (b) any Affiliate of such competitor, but, in each case, with respect to which no personnel involved with any investment in such Person or the management, control or operation of such Person (i) directly or indirectly makes, has the right to make or participates with others in making any investment decisions, or otherwise causing the direction of the investment policies, with respect to such debt fund, investment vehicle, regulated bank entity or unregulated entity or (ii) has access to any information (other than information that is publicly available) relating to the Borrower or its subsidiaries or any entity that forms a part of any of their respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is a Non-Competitor DQI.
“Borrower” means TCB.
“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).
“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Business Optimization Initiative” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that for the avoidance of doubt, the amount of obligations attributable to any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.
“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).
“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.
“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $75,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (d) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and (f) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.
“Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (f) above of foreign obligors (including foreign governments), which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by foreign jurisdictions in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (f) and in this paragraph.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holdco” means (a) any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of either (i) Capital Stock or (ii) Capital Stock and Indebtedness, of one or more Foreign Subsidiaries that are CFCs and (b) any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of either (i) the Capital Stock or (ii) the Capital Stock and Indebtedness of one or more Persons of the type described in the immediately preceding clause (a).
“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule, regulation or treaty that was in effect on the Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the earliest to occur of (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right), (b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its subsidiaries, taken as a whole, to any Person, (c) the occurrence of any “Change of Control” (or any comparable term) in any document pertaining to the ABL Credit Agreement, including any refinancings thereof or (d) the adoption of a plan relating to the liquidation or dissolution of the Borrower.
For purposes of this definition, a Person or group shall not be deemed to beneficially own voting Capital Stock subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or similar agreement related thereto) until the consummation of the acquisition of the voting Capital Stock in connection with the transactions contemplated by such agreement.
“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind.
“Charged Amounts” has the meaning assigned to such term in Section 9.19.
“Class”, when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans or Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(i), (b) any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment or an Additional Term Loan Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(i), and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.
“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means any and all property of any Loan Party subject to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to any Collateral Document to secure the Secured Obligations. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.
“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and the terms of any applicable Intercreditor Agreement and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that:
(a)in the case of any Restricted Subsidiary that is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary) or that is designated as a Subsidiary Guarantor pursuant to Section 5.12(d)(vi), the Administrative Agent and its counsel shall have received (A) a Joinder Agreement, (B) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached to the Security Agreement, (C) a completed Perfection Certificate, (D) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent or its counsel may reasonably request, (E) an executed joinder to any applicable Intercreditor Agreement in substantially the form attached as an exhibit thereto and (F) all other documents and instruments required by Perfection Requirements, including stock certificates evidencing equity of such Restricted Subsidiary (if certificated) with instruments of transfer executed in blank;
(b)with respect to any Material Real Estate Asset acquired after the Closing Date, the Administrative Agent (on behalf of the Secured Parties), shall have received, in the case of clauses (b)(ii) through (b)(v) below, to the extent customary and appropriate as reasonably determined by the Administrative Agent:
(i)a Mortgage and any necessary UCC fixture filing in respect thereof;
(ii)evidence that, as applicable, (A) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed, as applicable, and (B) all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
(iii)one or more fully paid policies of title insurance (the “Mortgage Policies”) in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Estate Asset covered thereby (as determined by the Borrower in good faith)) issued by a nationally recognized title insurance company in the applicable jurisdiction that is reasonably acceptable to the Administrative Agent, insuring the relevant Mortgage as having created a valid subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent the same are available in the applicable jurisdiction;
(iv)customary legal opinions of local counsel for the relevant Loan Party in the jurisdiction in which such Material Real Estate Asset is located and in the jurisdiction of formation of the relevant Loan Party, in each case as the Administrative Agent may reasonably request;
(v)if required in connection with the issuance of any Mortgage Policy, a Survey; and
(vi)the Flood Insurance Deliverables.
Notwithstanding any provision of any Loan Document to the contrary, if any mortgage tax, recording tax or similar tax or charge is owed on the entire amount of the Secured Obligations evidenced hereby, then, to the extent permitted by, and in accordance with, applicable Requirements of Law, such mortgage shall secure only the fair market value of the applicable Material Real Estate Asset at the time the Mortgage is entered into (as determined by the Borrower in good faith), which will result in a limitation of the Secured Obligations secured by the Mortgage to such amount.
“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) each Mortgage, (iii) each Intellectual Property Security Agreement, (iv) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”, (v) the Perfection Certificate (including any Perfection Certificate delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”) and (vi) each of the other instruments and documents pursuant to which any Loan Party grants a Lien on any Collateral as security for payment of the Secured Obligations.
“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.
“Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment and Additional Term Loan Commitment, as applicable, in effect as of such time.
“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Company Competitor” means any competitor of the Borrower and/or any of its subsidiaries.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
“Confidential Information” has the meaning assigned to such term in Section 9.13.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Alternate Base Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines in consultation with the Borrower that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Borrower is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated Adjusted EBITDA” means, as to any Person for any period, an amount determined for such Person on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (vi), (x), (xii) and (xiv) below) the amount of:
(vii)consolidated interest expense ((x) including (A) fees and expenses paid to the Administrative Agent in connection with its services hereunder, (B) other bank, administrative agency (or trustee) and financing fees, (C) costs of surety bonds in connection with financing activities (whether amortized or immediately expensed) and (D) commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees, bankers’ acceptances or any similar facilities or financing and hedging agreements and (y) excluding cash interest payments in respect of deemed landlord financing liabilities and Specified Capital Lease Obligations);
(viii)Taxes paid and any provision for Taxes, including income, profits, capital, state, franchise and similar Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement or any intercompany distribution) of such Person paid or accrued during such period;
(ix)total depreciation and amortization expense;
(x)any non-Cash Charge, including (A) the excess of rent expense over actual Cash rent paid, including the benefit of lease incentives (in the case of a charge) during such period due to the use of straight line rent for GAAP purposes and/or (B) any non-cash compensation Charge and/or any other non-cash Charge arising from the granting of any stock option or similar arrangement (including any profits interest), the granting of any stock appreciation right and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement); provided that if any such non-Cash charge, expense or loss represents an accrual or reserve for potential Cash items in any future period, such Person may determine not to add back such non-Cash charge in the then-current period;
(xi)(A) Transaction Costs, (B) any Charge incurred in connection with the consummation of any transaction (or any transaction proposed and not consummated and whether or not permitted under this Agreement), including any issuance or offering of Capital Stock, any Investment, any acquisition, any Disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout and/or any incurrence, repayment, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction, (C) the amount of any Charge that is actually reimbursed or reimbursable by any third party pursuant to any indemnification or reimbursement provision or similar agreement or pursuant to insurance; provided that in respect of any Charge that is added back in reliance on clause (C) above, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such period of four Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such period of four Fiscal Quarters) and (D) Public Company Costs;
(xii)if greater than zero, (A) the Annualized New Location EBITDA attributable to any New Location minus (B) the Facility EBITDA attributable to such New Location;
(xiii)[reserved];
(xiv)the amount of any cost, charge, accrual, reserve and/or expense incurred or accrued in connection with any single or one-time event;
(xv)the amount of any earn-out and/or other contingent consideration (including contingent consideration accounted for as a bonus, compensation or otherwise) incurred in connection with any acquisition and/or Investment completed prior to the Closing Date and/or any Permitted Acquisition or other Investment permitted by this Agreement consummated on or after the Closing Date, in each case, which accrues or is paid during the applicable period and any adjustment of any thereof;

(xvi)pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (net of the amount of any actual amount realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower and subject, if applicable, to certification by a Responsible Officer of the Borrower) related to (A) any asset sale, acquisition, Investment, Disposition, operating improvement, restructuring, cost saving initiative and/or other similar initiative (including any renegotiation of any contract and/or other arrangement) and any specified transaction consummated prior to the Closing Date and (B) any asset sale, acquisition, Investment, Disposition, operating improvement, restructuring, cost saving initiative and/or other similar initiative (including any renegotiation of any contract and/or other arrangement) and any specified transaction consummated on or after the Closing Date (any action or event described in clause (B), a “Business Optimization Initiative”); provided that (1) the relevant cost saving, operating expense reduction, operational improvement and/or synergy must be reasonably expected to be realized within 18 months following the date on which the Borrower or its applicable Restricted Subsidiary determines to take the relevant action and (2) the aggregate amount of such cost savings, operating expense reductions, operational improvements and synergies added back in reliance on this clause (x) shall be subject to the Specified Adjustment Cap;
(xvii)any Charge attributable to the undertaking and/or implementation of any new initiative, business optimization activity, cost savings initiative, cost rationalization program, operating expense reduction and/or synergy and/or similar initiative and/or program (including, without limitation, in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility closing, consolidation, expansion, extension, reduction, opening and/or pre-opening), including the following: any inventory optimization program and/or any curtailment, any business optimization Charge, any restructuring Charge (including any Charge relating to any tax restructuring), any Charge relating to the closure or consolidation of any facility (including but not limited to rent termination costs, contract termination costs, moving costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market or new product line, any Charge relating to any strategic initiative, any signing Charge, any retention or completion bonus, any expansion and/or relocation Charge, any Charge associated with any modification to any pension and post-retirement employee benefit plan, any software development Charge, any Charge associated with new systems design, any implementation Charge, any project startup Charge (including in connection with the international business, the media business, the Protracer business and other new business ventures), any Charge in connection with new operations, any Charge in connection with unused warehouse space, any Charge relating to a new contract, any consulting Charge and/or any corporate development Charge;
(xviii)proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent such proceeds are not actually received within such four-Fiscal Quarter period, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such period of four Fiscal Quarters));
(xix)realized or unrealized net losses in the fair market value of any arrangement under any Hedge Agreement;
(xx)the amount of Cash actually received (or the amount of the benefit of any netting arrangement resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that any non-Cash gain relating to such Cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(i) below for any previous period and not added back;
(xxi)the amount of any pre-opening expense and/or startup cost relating to the acquisition, opening and/or organizing of any new location, new market or new product line, including, without limitation, the cost of any feasibility study, staff-training and recruiting, costs for employees engaged in start-up activities, advertising costs and pre-opening rent costs;
(xxii)[reserved];
(xxiii)[reserved]; and

(xxiv)the amount of any minority interest expense attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary;
minus (c) to the extent such amounts increase Consolidated Net Income:
(xxv)any non-Cash gain or income; provided that if any non-Cash gain or income represents an accrual or deferred income in respect of potential Cash items in any future period, such Person may determine not to deduct such non-Cash gain or income in the current period;
(xxvi)any realized or unrealized net gain in the fair market value of any arrangements under Hedge Agreements;
(xxvii)the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(v)(C) above (as described in such clause) to the extent the relevant reimbursement amount was not received within the time period required by such clause;
(xxviii)the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xii) above (as described in such clause) to the extent the relevant business interruption insurance proceeds were not received within the time period required by such clause;
(xxix)to the extent that such Person adds back the amount of any non-Cash charge to Consolidated Adjusted EBITDA pursuant to clause (b)(iv) above, the cash payment in respect thereof in the relevant future period; and
(xxx)the excess of actual Cash rent paid over rent expense during such period due to the use of straight line rent for GAAP purposes.
Notwithstanding the foregoing, it is understood and agreed that the aggregate amount added back in reliance on clause (x) (other than with respect to cost savings, operating expense reductions, operational improvements and/or synergies of the type that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act) shall not exceed 25% of Consolidated Adjusted EBITDA for such Test Period (calculated after giving effect to such addbacks and/or adjustments) (this paragraph, the “Specified Adjustment Cap”).
“Consolidated Cash Interest Expense” means, as of any date for the applicable period ending on such date with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, the amount payable with respect to such period in respect of (a) total interest expense payable in cash with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries (calculated (x) including (A) the cash interest component under Capital Leases and (B) net cash payments, if any, made pursuant to obligations under Hedge Agreements for any such Indebtedness and (y) excluding cash interest payments in respect of deemed landlord financing liabilities and Specified Capital Lease Obligations) minus (b) the sum, without duplication, of the amount of (i) cash interest income of the Borrower and the Restricted Subsidiaries earned during such period, (ii) net cash payments, if any, received under Hedge Agreements relating to interest rates with respect to such period, (iii) arrangement, commitment or upfront fees and similar financing fees, original issue discount, and redemption or prepayment premiums payable during or with respect to such period (to the extent included in calculating consolidated interest expense), (iv) interest payable during or with respect to such period with respect to Escrowed Indebtedness or Indebtedness that has been Discharged and (v) any cash costs associated with breakage or termination in respect of hedging agreements for interest rates payable during such period and costs and fees associated with obtaining Hedge Agreements and fees payable thereunder (to the extent included in calculating consolidated interest expense), in each case as determined in accordance with GAAP.
“Consolidated First Lien Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a first priority Lien on the Collateral (for the avoidance of doubt, Indebtedness that is secured both by Liens that are senior to or pari passu with the Liens on certain of the Collateral securing the Term Loan Facility and by Liens that are junior to the Lien on certain of the Collateral securing the Term Loan Facility shall constitute Consolidated First Lien Debt).
“Consolidated Net Income” means, as to any Person (the “Subject Person”) for any period, the net income (or loss) of the Subject Person on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded, without duplication,

(a)(i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period,
(b)any gain or Charge (less all fees and expenses chargeable thereto) attributable to any sale, disposition or abandonment of Capital Stock or other assets (including asset retirement costs) or of returned surplus assets, in each case, outside of the ordinary course of business,
(c)(i) any gain or Charge from (A) any extraordinary item (as determined in good faith by the relevant Person) and (B) any nonrecurring or unusual item (as determined in good faith by the relevant Person) and/or (ii) any Charge incurred in connection with any actual or prospective legal settlement, fine, judgment or order,
(d)any unrealized or realized net foreign currency translation gain or Charge impacting net income (including any currency re-measurement of Indebtedness, any net gain or Charge resulting from any Hedge Agreement for currency exchange risk associated with the above or any other currency related risk and those resulting from intercompany Indebtedness),
(e)any net gain or Charge with respect to (i) disposed, abandoned, divested and/or discontinued assets, properties or operations (other than, at the option of the Borrower, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) the disposal, abandonment, divestiture and/or discontinuation of assets, properties or operations and (iii) any facility that has been closed during such period,
(f)any net income or Charge (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreement),
(g)(i) any Charge incurred as a result of, pursuant to or in connection with any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (ii) any Charge incurred in connection with the rollover, acceleration or payout of Capital Stock held by management of the Borrower and/or any of its subsidiaries; provided that in the case of clause (g)(ii), to the extent such Charge is a Cash Charge, such Charge may only be added back in reliance on this clause (g)(ii) to the extent the same is funded with net Cash proceeds contributed to the Subject Person as a capital contribution or as a result of the sale or issuance of Capital Stock (other than Disqualified Capital Stock) of the Subject Person,
(h)any accrual and/or reserve that are required to be established or adjusted as a result of the adoption or modification of accounting policies,
(i)any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (B) goodwill or other asset impairment charges, write-offs or write-downs and (C) amortization of intangible assets,
(j)(i) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its subsidiaries) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, advanced billings and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition, Investment or disposition or the amortization or write-off of any amounts thereof and (ii) the cumulative effect of changes (effected through cumulative effect adjustment or retroactive application) in accounting principles or policies; and

(k)solely for the purpose of calculating Excess Cash Flow, the income or loss of any Person accrued (i) prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person or (ii) after the date on which such Person ceases to be a Restricted Subsidiary or its assets are acquired by a Person that is not the Borrower or a Restricted Subsidiary.
“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on the Collateral.
“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.
“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party Indebtedness for borrowed money (including the outstanding principal balance of all third party Indebtedness for borrowed money of such Person represented by notes, bonds and similar instruments), Capital Leases and purchase money Indebtedness (but excluding, for the avoidance of doubt, undrawn letters of credit); provided, however, that “Consolidated Total Debt” shall not in any event include any Specified Capital Lease Obligation and/or any obligation in respect of any construction advance, operating lease liability, any finance lease liability, any deemed landlord financing liability and/or any capitalized rent or any Escrowed Indebtedness or Indebtedness that has been Discharged.
“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.
“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded (a) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedge Agreement, and (d) the application of purchase or recapitalization accounting.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Notes” means the Borrower’s 2.75% Convertible Senior Notes due 2026.
“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.
“Core Property” means assets and property of the Borrower and/or its Restricted Subsidiaries that are subject to (a) the Existing Master Facility Lease and defined as “Core Property” in the Existing Master Facility Lease as of the Closing Date with such changes to the definition thereof consented to in writing by the Required Lenders, or (b) a New Facility Lease and defined as “Core Property” or a functionally equivalent term in such New Facility Lease (provided that “Core Property” or such functionally equivalent term shall be defined in a manner, taken as a whole, that is not, in the good faith determination of the Borrower, materially less favorable to the Lenders than “Core Property” as defined in the Existing Master Facility Lease); provided that “Core Property” shall not include any assets or property of the Borrower or any of its Restricted Subsidiaries if (i) the landlord under the applicable Specified Facility Lease has waived or otherwise permitted the pledge of such assets or property or any subset of such assets or property (but only to the extent of such waiver or permission); it being understood and agreed that no Loan Party shall be required to seek any such waiver or permission, (ii) such assets or property or any subset thereof (but only to the extent of such subset) are no longer “Core Property” (or, in the case of a New Facility Lease, a functionally equivalent term) under the applicable Specified Facility Lease or (iii) the applicable Specified Facility Lease is no longer in existence or in effect.
“Credit Party” means the Administrative Agent or any Lender.
“Current Assets” means, at any time, the consolidated current assets (other than Cash and Cash Equivalents, the current portion of current and deferred Taxes, permitted loans made to third parties, assets held for sale, pension assets, deferred bank fees and derivative financial instruments) of the Borrower and its Restricted Subsidiaries.
“Current Liabilities” means, at any time, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding revolving loans, (c) the current portion of interest expense, (d) the current portion of any Capital Lease, (e) the current portion of current and deferred Taxes, (f) liabilities in respect of unpaid earn-outs, (g) the current portion of any other long-term liabilities, (h) accruals relating to restructuring reserves, (i) liabilities in respect of funds of third parties on deposit with the Borrower or any of its Restricted Subsidiaries and (j) any liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements.
“Customary Bridge Loans” means customary bridge loans with a maturity date not longer than one year from the date of incurrence; provided that (a) the Weighted Average Life to Maturity of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not shorter than the Weighted Average Life to Maturity of any Class of then-existing Term Loans and (b) the final maturity date of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not earlier than the Latest Maturity Date on the date of the issuance or incurrence thereof.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Rating” means, as of any date of determination, each of the corporate credit rating of the Borrower determined by S&P and the corporate family rating of the Borrower determined by Moody’s. Initially, the Applicable Rate in respect of the Initial Term Loans shall be at Pricing Level 2. Thereafter, each change in the Applicable Rate in respect of the Initial Term Loans resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade or a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. In no event shall the Administrative Agent be responsible for, or have any liability for, monitoring the Debt Rating.
“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).
“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.
“Defaulting Lender” means any Person that has (a) defaulted in (or is otherwise unable to perform) its obligations under this Agreement, including without limitation, to make a Loan within one Business Day of the date required to be made by it hereunder, (b) notified the Administrative Agent or any Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within two Business Days after the request of Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (e) (i) become (or any parent company thereof has become) either the subject of (A) a bankruptcy or insolvency proceeding or (B) a Bail-In Action, (ii) has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or (iii) has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Person subject to this clause (e), the Borrower and the Administrative Agent shall each have determined that such Person intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Borrower and the Administrative Agent), to continue to perform its obligations hereunder; provided that no Person shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided that such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Person is a party.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its subsidiaries shall be a Derivative Transaction.
“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-Cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) and/or Section 6.08 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).
“Discharged” means Indebtedness that has been defeased (pursuant to a contractual or legal defeasance) or discharged pursuant to the prepayment or deposit of amounts sufficient to satisfy such Indebtedness as it becomes due or irrevocably called for redemption (and regardless of whether such Indebtedness constitutes a liability on the balance sheet of the obligors thereof); provided, however, that the Indebtedness shall be deemed Discharged if the payment or deposit of all amounts required for defeasance or discharge or redemption thereof have been made even if certain conditions thereto have not been satisfied, so long as such conditions are reasonably expected to be satisfied within ninety-five (95) days after such prepayment or deposit.
“Disposition” or “Dispose” means the sale, lease, sublease, license, sublicense or other disposition of any property of any Person.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that (x) any Capital Stock that would not constitute

Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date and (y) for purposes of clauses (a) through (d) above, it is understood and agreed that if any such maturity, redemption conversion, exchange, repurchase obligation or scheduled payment is in part, only such part coming into effect prior to the date that is 91 days following the Latest Maturity Date (determined at the time such Capital Stock is issued) shall constitute Disqualified Capital Stock.
Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.
“Disqualified Institution” means:
(l)(i) any Person identified in writing by name to the Arrangers on or prior to March 3, 2023 (any Person described in clause (i), an “Identified Non-Competitor DQI”), (ii) any Affiliate of any Identified Non-Competitor DQI that is reasonably identifiable as an Affiliate of such Identified Non-Competitor DQI on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clauses (i) or (ii) above that is identified by name in a written notice to the Arrangers (if prior to the Closing Date) or the Administrative Agent (if after the Closing Date) (each such person described in clauses (i) through (iii) above, a “Non-Competitor DQI”); and
(m)(i) any Person that (x) is a Company Competitor and/or any Affiliate of any Company Competitor (other than any Affiliate that is a Bona Fide Debt Fund) and (y) is identified as such in writing by name to the Arrangers (if prior to the Closing Date) or the Administrative Agent (if after the Closing Date) (an “Identified Competitor DQI”), (ii) any Affiliate of an Identified Competitor DQI (other than any Affiliate that is a Bona Fide Debt Fund) that is reasonably identifiable as an Affiliate of such Identified Competitor DQI on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clauses (i) and/or (ii) above that is identified by name in a written notice to the Arrangers (if prior to the Closing Date) or to the Administrative Agent (if after the Closing Date); (it being understood and agreed that no Bona Fide Debt Fund may be designated as a Disqualified Institution pursuant to clause (b)(iii) above);
provided that no written notice delivered pursuant to clauses (a)(iii), (b)(i) and/or (b)(iii) above shall (A) apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in any Loans or entered into a trade for either of the foregoing or (B) become effective until three Business Days after such written notice is delivered to erik.m.truette@bofa.com (or such replacement address as may be notified by Administrative Agent to Borrower from time to time).
“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).
“Dollars” or “$” refers to lawful money of the U.S.
“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.
“Dutch Auction” has the meaning assigned to such term on Schedule 1.01(b) hereto.
“ECF Prepayment Amount” has the meaning assigned to such term in Section 2.11(b)(i).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees paid by or on behalf of the Borrower (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting, ticking, unused line and/or amendment fee (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not paid directly by the Borrower generally to all relevant lenders ratably; provided, however, that (A) to the extent that Term SOFR (with an Interest Period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to the Term Loans in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that Term SOFR (for a period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender or (e) to the extent permitted under Section 9.05(g), any Affiliated Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person), (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), the Borrower or any of its Affiliates.
“Engagement Letter” means the Engagement Letter, dated as of March 3, 2023, by and among, inter alios, the Borrower, the Arrangers and the Administrative Agent.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current or future applicable foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Borrower or any of its Restricted Subsidiaries or any Facility.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment Sale and Leaseback Transaction” means any equipment financing arrangement entered into in the ordinary course of business with any Person that requires the Borrower and/or any Restricted Subsidiary to purchase the equipment subject to such financing arrangement, sell such equipment to the relevant financing provider and thereafter rent or lease such equipment from the relevant financing provider so long as the resulting lease obligation is permitted by this Agreement.
“Equity-Financed Acquisition” means any acquisition (a) that was funded with the proceeds of (i) any capital contribution or other proceeds of any issuance of Qualified Capital Stock (other than any amount received from the Borrower or any Restricted Subsidiary) received as Cash equity by the Borrower or any of its Restricted Subsidiaries and/or (ii) Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary as a capital contribution or in return for any issuance of Qualified Capital Stock (other than any amount received from the Borrower or any Restricted Subsidiary) and/or (b) the payment for which is made solely with Qualified Capital Stock of the Borrower and/or amounts referred to in clause (a).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any entity, whether or not incorporated, that is under common control within the meaning of Section 4001 of ERISA with that Person.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA or the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan; (c) the Borrower or any of its Restricted Subsidiaries engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Pension Plan; (d) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (e) the withdrawal by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (f) the institution by the PBGC of proceedings to terminate any Pension Plan; (g) the imposition of liability on the Borrower or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (h) a complete or partial withdrawal (within the meaning of Sections 4203 or 4205 of ERISA, respectively) of the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan if there is any potential liability to the Borrower or any of its Restricted Subsidiaries or an ERISA Affiliate therefor under Title IV of ERISA, or the receipt by the Borrower or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; or (i) the incurrence of liability by the Borrower or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates, or the imposition of a Lien on the assets of the Borrower or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.
“Escrowed Indebtedness” means Indebtedness issued in escrow pursuant to customary escrow arrangements pending the release thereof.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, any amount (if positive) equal to:
(n)the sum, without duplication, of the amounts for such Excess Cash Flow Period of the following:
(i)Consolidated Adjusted EBITDA for such Excess Cash Flow Period without giving effect to clauses (b)(vi) and/or (b)(x) of the definition thereof, plus
(ii)the Consolidated Working Capital Adjustment for such Excess Cash Flow Period, plus
(iii)an amount equal to the aggregate non-Cash loss on any non-ordinary course Disposition by the Borrower and/or any Restricted Subsidiary (other than any Disposition among the Borrower and/or any Restricted Subsidiary) to the extent included in arriving at Consolidated Net Income and not added back in arriving at Consolidated Adjusted EBITDA, plus
(iv)to the extent not otherwise included in the calculation of Consolidated Adjusted EBITDA for such Excess Cash Flow Period, cash payments received by the Borrower or any of its Restricted Subsidiaries with respect to amounts deducted from Excess Cash Flow in a prior Excess Cash Flow Period pursuant to clause (b)(vii) below, minus
(o)the sum, without duplication, of the amounts for such Excess Cash Flow Period of the following:
(i)the amount of any permanent repayment of long-term Indebtedness that is secured on a senior basis to or pari passu basis with the Obligations, including for purposes of clarity, the current portion of any such Indebtedness (including (x) any payment under Section 2.10(a) and/or Section 2.11(a) and (y) any prepayment of any Initial Term Loan to the extent (and only to the extent) made with the Net Proceeds of a Prepayment Asset Sale or Net Insurance/Condemnation Proceeds that resulted in an increase to Consolidated Adjusted EBITDA and not in excess of the amount of such increase, but excluding (A) the amount of any deduction and/or reduction to the amount of any mandatory prepayment pursuant to clause (B) of Section 2.11(b)(i), (B) the amount of any other repayment of any Term Loan and (C) any repayment of any loan under the ABL Credit Agreement or any loan under any revolving credit facility or arrangement, except to the extent a corresponding amount of the commitments under the ABL Credit Agreement or such revolving credit facility or arrangement are permanently reduced in connection with such repayment), including the amount of any premium, make-whole or penalty payment actually paid in cash by the Borrower and/or any Restricted Subsidiary that was required to be made in connection therewith, in each case, to the extent not financed with long-term Indebtedness (other than revolving Indebtedness) plus
(ii)without duplication of any amount deducted from Excess Cash Flow pursuant to this clause (ii) or clause (ix) below in respect of a prior Excess Cash Flow Period and/or the amount of any deduction and/or reduction to the amount of any mandatory prepayment pursuant to clause (2) of Section 2.11(b)(i), the amount of any Cash payment in respect of capital expenditures as would be reported in the Borrower’s consolidated statement of cash flows made during such Excess Cash Flow Period and, at the option of the Borrower, any Cash payment in respect of any capital expenditure made after such Excess Cash Flow Period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus
(iii)consolidated interest expense added back pursuant to clause (b)(i) of the definition of “Consolidated Adjusted EBITDA” to the extent paid in Cash, plus
(iv)(A) Taxes (including pursuant to any Tax sharing arrangement or any Tax distribution) paid and provisions for Taxes, to the extent payable in Cash with respect to such Excess Cash Flow Period and (B) the amount of any Tax obligation that is estimated in good faith by the Borrower as due and payable (but is not currently due and payable) by the Borrower and/or any Restricted Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Borrower or any Restricted Subsidiary, plus
(v)without duplication of amounts deducted from Excess Cash Flow pursuant to this clause (v) or (ix) below in respect of a prior Excess Cash Flow Period and/or the amount of any deduction and/or reduction to the amount of any mandatory prepayment pursuant to clause (2) of Section 2.11(b)(i), the amount of any Cash payment made during such Excess Cash Flow Period in respect of any Permitted Acquisition and/or other Investment permitted by Section 6.06 or otherwise consented to by the Required Lenders (other than any Investment in (x) Cash and Cash Equivalents or (y) the Borrower or any of its Restricted Subsidiaries), or, at the option of the Borrower, any Cash payment in respect of any Permitted Acquisition and/or other Investment permitted by Section 6.06 or otherwise consented to by the Required Lenders (other than any Investment in (x) Cash and Cash Equivalents or (y) the Borrower or any of its Restricted Subsidiaries) made after such Excess Cash Flow Period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus
(vi)the aggregate amount of all Restricted Payments made under Sections 6.04(a)(ii), (iii), (iv), (vii), (x), (xi) (in respect of Restricted Payments under clauses (a)(ii), (iii), (iv), (vii), (x) and (xiii)) and (xiii) or otherwise consented to by the Required Lenders (including as to the deduction pursuant to this clause (vi)) in each case to the extent actually paid in Cash during such Excess Cash Flow Period, or, at the option of the Borrower, made after such Excess Cash Flow Period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus
(vii)amounts added back under clauses (b)(v)(C) or (b)(xii) of the definition of “Consolidated Adjusted EBITDA” to the extent such amounts have not yet been received by the Borrower or its Restricted Subsidiaries, plus
(viii)the amount of any Charge either (A) excluded in calculating Consolidated Net Income or (B) added back in calculating Consolidated Adjusted EBITDA, in each case, to the extent paid or payable in Cash, plus
(ix)without duplication of amounts deducted from Excess Cash Flow in respect of a prior Excess Cash Flow Period and/or the amount of any deduction and/or reduction to the amount of any mandatory prepayment pursuant to clause (2) of Section 2.11(b)(i), at the option of the Borrower, the aggregate consideration (i) required to be paid in Cash by the Borrower and/or any Restricted Subsidiary pursuant to binding contracts entered into prior to or during such Excess Cash Flow Period relating to capital expenditures, acquisitions or Investments and Restricted Payments described in clause (b)(vi) above and/or (ii) otherwise committed, budgeted or reasonably expected to be made in connection with capital expenditures, acquisitions or Investments and/or Restricted Payments described in clause (b)(vi) above (clauses (i) and (ii), the “Scheduled Consideration”) (other than Investments in (A) Cash and Cash Equivalents and (B) the Borrower and/or any Restricted Subsidiary) to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such Excess Cash Flow Period (except, in each case, to the extent financed with long term funded Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such capital expenditures, acquisitions or Investments or Restricted Payments during such subsequent period of four consecutive Fiscal Quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters; minus, plus
(x)to the extent not expensed (or exceeding the amount expensed) during such Excess Cash Flow Period or not deducted (or exceeding the amount deducted) in calculating Consolidated Net Income, the aggregate amount of expenditures, fees, costs and expenses paid in Cash by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period, other than to the extent financed with long-term Indebtedness (other than revolving Indebtedness), plus
(xi)Cash payments (other than in respect of Taxes, which are governed by clause (iv) above) made during such Excess Cash Flow Period for any liability the accrual of which in a prior Excess Cash Flow Period did not reduce Consolidated Adjusted EBITDA and therefore increased Excess Cash Flow in such prior Excess Cash Flow Period (provided there was no other deduction to Consolidated Adjusted EBITDA or Excess Cash Flow related to such payment), except to the extent financed with long-term Indebtedness (other than revolving Indebtedness), plus
(xii)Cash expenditures in respect of any Hedge Agreement during such Excess Cash Flow Period to the extent (A) not otherwise deducted in (or added back in arriving at) the calculation of

Consolidated Net Income or Consolidated Adjusted EBITDA and (B) not financed with long-term Indebtedness (other than revolving Indebtedness), plus
(xiii)amounts paid in Cash (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness)) during such Excess Cash Flow Period on account of (A) items that were accounted for as non-Cash reductions of Consolidated Net Income or Consolidated Adjusted EBITDA in a prior Excess Cash Flow Period and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income, plus
(xiv)cash payments made by the Borrower or its Restricted Subsidiaries during such Excess Cash Flow Period in respect of contingent consideration, earn-outs and long-term liabilities, including for purposes of clarity, the current portion of any such liabilities (other than Indebtedness) of the Borrower or its Restricted Subsidiaries, except to the extent such cash payments were (A) deducted in the calculation of Consolidated Net Income or Consolidated Adjusted EBITDA for such Excess Cash Flow Period or (B) financed with long-term Indebtedness (other than revolving Indebtedness), plus
(xv)the amount which, in the determination of Consolidated Adjusted EBITDA (including any component definition used therein) for such Excess Cash Flow Period has been included in respect of income or gain from any Disposition outside of the ordinary course of business, plus
(xvi)an amount equal to the sum of (A) the aggregate net non-cash gain on any non-ordinary course Disposition by the Borrower and/or any Restricted Subsidiary during such Excess Cash Flow Period (other than any such Disposition among the Borrower and/or any Restricted Subsidiary) to the extent included in arriving at Consolidated Net Income and (B) the aggregate net non-Cash gain or income from any non-ordinary course Investment to the extent included in arriving at Consolidated Adjusted EBITDA, plus
(xvii)amounts added back in calculating Consolidated Adjusted EBITDA in reliance on clauses (b)(vi) and/or (b)(x) of the definition thereof.
“Excess Cash Flow Period” means each full Fiscal Year of the Borrower (commencing with the Fiscal Year ending on or about December 31, 2024).
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.
“Excluded Assets” means each of the following:
(a)any Core Property;
(b)(i) any leasehold Real Estate Asset, (ii) except to the extent a security interest therein can be perfected by the filing of a UCC-1 financing statement, any other leasehold interest, (iii) any owned Real Estate Asset that is not a Material Real Estate Asset and (iv) the fee-owned real property located at 2180 Rutherford Road, Carlsbad, CA 92008;
(c)(i) the Capital Stock of:
(1)any Captive Insurance Subsidiary,
(2)any Unrestricted Subsidiary,
(3)any not-for-profit subsidiary,
(4)any special purpose entity used for any permitted securitization facility,
(5)any Person that is not a Wholly-Owned Subsidiary, or
(6)any Foreign Subsidiary and/or CFC Holdco, in each case (1) in excess of 65% of the issued and outstanding voting Capital Stock of any such Person (provided that this clause (c)(i)(F)(1) shall not apply to any issued and outstanding non-voting Capital Stock of any such Person) or (2) to the extent such Person is not a first-tier Subsidiary of any Loan Party, and/or
(xviii)the Margin Stock of any Person;
(d)any asset the grant or perfection of a security interest in which would result in adverse tax consequences (that are not de minimis) to any Loan Party as determined by the Borrower in good faith and specified in a written notice to the Administrative Agent;
(e)any asset (including any Capital Stock), the grant or perfection of a security interest in which would:
(i)be prohibited under applicable Requirements of Law (including, without limitation, rules and regulations of any Governmental Authority); or
(ii)require any governmental or regulatory consent, approval, license or authorization, except to the extent such requirement or prohibition would be rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such requirement or prohibition;
it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clauses (e)(i) or (e)(ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant requirement or prohibition;
(f)any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark application under applicable federal Law;
(g)Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $10,000,000;
(h)assets subject to any purchase money security interest, Capital Lease obligation or similar arrangement, in each case, that is permitted or otherwise not prohibited by the terms of this Agreement and to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower that is a Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable Requirement of Law; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (h) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant violation or invalidation;
(i)escrow, fiduciary, defeasance, impound and trust accounts for the benefit of third parties that are not Loan Parties;
(j)any asset (including any contract, agreement, lease or license and any other property subject thereto) the grant or perfection of a security interest in which would:
(i)be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement and, other than with respect to assets subject to Capital Leases and purchase money financings and restrictions on cash deposits permitted under the terms of this Agreement, is binding on such asset at the time of its acquisition and not incurred in contemplation thereof,
(ii)violate (after giving effect to applicable anti-assignment provisions of the UCC or other applicable Requirements of Law) the terms of any contract with respect to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and, other than with respect to assets subject to Capital Leases and purchase money financings and restrictions on cash deposits permitted under the terms of this Agreement, is binding on such asset at the time of its acquisition and not incurred in contemplation thereof, or

(iii)trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision (to the extent, other than with respect to assets subject to Capital Leases and purchase money financings and restrictions on cash deposits permitted under the terms of this Agreement, such contract is binding on such asset at the time of its acquisition and not incurred in contemplation thereof);
it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (j) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right;
(k)motor vehicles and other assets subject to certificates of title;
(l)any assets included in the Canadian Borrowing Base, German Borrowing Base or U.K./Dutch Borrowing Base (each as defined in the ABL Credit Agreement); provided that this clause (l) shall not apply to such assets of a Foreign Subsidiary that is designated as a Subsidiary Guarantor pursuant to Section 5.12(d)(vi) (to the extent that the grant or perfection of a security interest therein would not violate or otherwise be prohibited by the ABL Credit Agreement or the ABL Intercreditor Agreement); and
(m)any asset with respect to which the Administrative Agent and the Borrower have reasonably determined in writing that the cost, burden, difficulty or consequence (including any effect on the ability of the Borrower and its subsidiaries to conduct their operations and business in the ordinary course of business and including the cost of title insurance, surveys or flood insurance (if necessary)) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby.
“Excluded Subsidiary” means:
(n)any Restricted Subsidiary that is not a Wholly-Owned Subsidiary,
(o)any Immaterial Subsidiary,
(p)any Restricted Subsidiary (i) that is prohibited by law, regulation or contractual obligation that, in the case of a contractual obligation, exists on the Closing Date or at the time such subsidiary becomes a subsidiary and was not incurred in contemplation of its acquisition in order to avoid the requirement of providing a Loan Guaranty, from providing a Loan Guaranty, (ii) that would require a governmental (including regulatory) or third party (that in the case of a non-governmental third party exists on the Closing Date or at the time such subsidiary becomes a subsidiary and was not incurred in contemplation of its acquisition in order to avoid the requirement of providing a Loan Guaranty) consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) to provide a Loan Guaranty or (iii) with respect to which the provision of a Loan Guaranty would result in adverse tax consequences (that are not de mimnis) as determined by the Borrower in good faith, where the Borrower notifies the Administrative Agent in writing of such determination,
(q)any not-for-profit subsidiary,
(r)any Captive Insurance Subsidiary,
(s)any special purpose entity used for any permitted securitization or receivables facility or financing,
(t)any Foreign Subsidiary,
(u)(i) any CFC Holdco and/or (ii) any Domestic Subsidiary that is a direct or indirect subsidiary of any Foreign Subsidiary,
(v)any Unrestricted Subsidiary,

(w)any Restricted Subsidiary acquired by the Borrower that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 6.01 to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing a Loan Guaranty (which prohibition was not implemented in contemplation of such Restricted Subsidiary becoming a subsidiary in order to avoid the requirement of providing a Loan Guaranty), and/or
(x)any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Loan Guaranty outweighs the benefits afforded thereby;
provided that, notwithstanding the foregoing, to the extent (i) any Restricted Subsidiary that is a Domestic Subsidiary provides a Guarantee in respect of the ABL Credit Agreement or (ii) any Restricted Subsidiary that is a Domestic Subsidiary is designated as a Subsidiary Guarantor pursuant to Section 5.12(d)(vi), such Restricted Subsidiary shall not constitute an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party, (a) Taxes imposed on or measured by its net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender (other than pursuant to an assignment request by the Borrower under Section 2.19) acquires such interest in the applicable Commitment or, to the extent such Lender did not fund the applicable Loan pursuant to a prior Commitment, acquires the applicable interest in such Loan, or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Credit Party’s failure to comply with Section 2.17(f) and (d) any Tax imposed under FATCA.
“Existing Joint Venture” means any joint venture listed on Schedule 1.01(d).
“Existing Master Facility Lease” means the Master Facility Lease between 30 West Pershing, LLC, as landlord, Top Golf USA Allen, LLC, Topgolf USA Park Lane Ranch, LLC and each entity that subsequently becomes a tenant, dated as of February 22, 2012.
“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a).
“Extension” has the meaning assigned to such term in Section 2.23(a).
“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.23) and the Borrower executed by each of (a) the Borrower and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.
“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, hereof owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.
“Facility EBITDA” means, with respect to any Topgolf location, the Consolidated Adjusted EBITDA (without giving effect to clause (b)(vi) of the definition thereof) attributable to such Topgolf location.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or other official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date hereof (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.
“Fee Letter” means that certain Agency Fee Letter, dated as of March 3, 2023, by and between the Borrower and the Administrative Agent.
“First Lien Debt” means (a) the Initial Term Loans and (b) any other Indebtedness that is pari passu with the Initial Term Loans in right of payment and secured by a Lien on the Collateral that is senior to or pari passu with the Lien securing the Initial Term Loans (for the avoidance of doubt, Indebtedness that is secured both by Liens that are senior to or pari passu with the Liens on a portion of the Collateral securing the Term Loan Facility and by Liens that are junior to the Lien on a portion of the Collateral securing the Term Loan Facility shall constitute First Lien Debt).
“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period less Unrestricted Cash of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case of the Borrower and its Restricted Subsidiaries. For purposes of the calculation of the First Lien Leverage Ratio, not less than $100,000,000 of Consolidated First Lien Debt will be deemed to be outstanding under the ABL Credit Agreement on each date of determination regardless of the actual amount outstanding thereunder on such date of determination.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Borrower ending on or about December 31 of each calendar year.
“Fixed Amount” has the meaning assigned to such term in Section 1.10(c).
“Fixed Incremental Amount” means:
(y)the greater of (x) $560,000,000 and (y) 100% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period; minus
(z)(i) the aggregate principal amount of all Incremental Facilities and/or Incremental Equivalent Debt incurred or issued in reliance on the Fixed Incremental Amount, in each case, after giving effect to any reclassification of Incremental Facilities and/or Incremental Equivalent Debt as having been incurred in reliance on clause (d) of the Incremental Cap plus (ii) the aggregate principal amount of any Acquisition Ratio Debt and/or any Ratio Debt, in each case, issued and/or incurred in reliance on the Fixed Incremental Amount, pursuant to Section 6.01(q)(ii)(A) and/or Section 6.01(w)(i), in each case, after giving effect to (x) any reclassification of Acquisition Ratio Debt as having been incurred in reliance on Section 6.01(q)(ii)(B) and/or (y) any reclassification of Ratio Debt as having been incurred in reliance on Section 6.01(w)(ii).
“Flood Hazard Property” means any parcel of any Mortgaged Property located in the U.S. in an area designated by the Federal Emergency Management Agency (or any successor agency) as having special flood or mud slide hazards.

“Flood Insurance Deliverables” means (a) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination, (b) if a Material Real Estate Asset is located in a “special flood hazard area”, a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party and (c) if required by the Flood Insurance Laws, evidence of flood insurance in accordance with the Flood Insurance Laws.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the U.S.
“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.
“General Restricted Debt Payment Basket” has the meaning assigned to such term in Section 6.04(b)(iv).
“General RP Basket” has the meaning assigned to such term in Section 6.04(a)(x).
“Governing Agreement” has the meaning assigned to such term in Section 4.01(d).
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government.
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Granting Lender” has the meaning assigned to such term in Section 9.05(e).
“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Investment, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness) or (ii) the pledge of Capital Stock of a joint venture or Unrestricted Subsidiary securing capital contributions to, or obligations of, such Persons. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, exposure to which is prohibited, limited or regulated by any Environmental Law or any Governmental Authority or which poses a hazard to the indoor or outdoor environment.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.
“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.
“Identified Competitor DQI” has the meaning assigned to such term in the definition of “Disqualified Institution”.
“Identified Non-Competitor DQI” has the meaning assigned to such term in the definition of “Disqualified Institution”.
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.
“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Borrower (a) that does not have assets in excess of 2.5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and (b) that does not contribute Consolidated Adjusted EBITDA in excess of 2.5% of the Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period; provided that, the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets and 5.0% of Consolidated Adjusted EBITDA, in each case, of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period; provided, further that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the consolidated financial statements of the Borrower delivered pursuant to Section 4.01 hereof.
“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Incremental Cap” means:
(aa)the sum of (i) the Fixed Incremental Amount plus (ii) any unused amount available under Section 6.01(u) (after giving effect to any reclassification of any Indebtedness incurred or issued under Section 6.01(u) as having been incurred or issued under any other applicable basket), plus
(ab)in the case of any Incremental Facility that effectively extends the Maturity Date with respect to any Class of Loans and/or commitments hereunder, an amount equal to the portion of the relevant Class of Loans or commitments that will be replaced by such Incremental Facility, plus
(ac) (i) the amount of any optional prepayment of any pari passu Loan in accordance with Section 2.11(a) and/or the amount of any permanent prepayment of pari passu Incremental Equivalent Debt, (ii) the amount of any optional prepayment, redemption or repurchase of any Replacement Term Loan or any borrowing or issuance of Replacement Debt previously applied to the permanent prepayment of any Loan hereunder, so long as no Incremental Facility was previously incurred in reliance on clause (c)(i) above as a result of such prepayment, (iii) the amount of any optional prepayment, redemption or purchase of any other First Lien Debt (provided that if the relevant First Lien Debt is a revolving facility, the commitments under such revolving facility are permanently reduced) and (iv) the amount paid in Cash in respect of any reduction in the outstanding amount of any Term Loan and/or any other First Lien Debt resulting from any assignment of such Term Loan or other First Lien Debt to (and/or assignment and/or purchase of such Term Loan or other First Lien Debt by) the Borrower and/or any Restricted Subsidiary (provided that if the relevant First Lien Debt is a revolving facility, the commitments under such revolving facility are permanently reduced); provided that for each of clauses (i), (ii), (iii) and (iv) the relevant prepayment, redemption, repurchase or assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness); plus
(ad)additional amounts so long as immediately after giving effect to the establishment of the Incremental Commitments in respect thereof utilizing this clause (d) and the use of proceeds of the Incremental Loans thereunder, (a) in the case of Incremental Loans that rank pari passu in right of security with the Term Loans, the First Lien Leverage Ratio on a Pro Forma Basis is not greater than the greater of (x) 3.00 to 1.00 or (y) if incurred in connection with a Permitted Acquisition or other permitted Investment, the First Lien Leverage Ratio immediately prior to such incurrence, (b) in the case of Incremental Loans that rank junior in right of security to the Term Loans, the Secured Leverage Ratio on a Pro Forma Basis is not greater than the greater of (x) 3.50 to 1.00 or (y) if incurred in connection with a Permitted Acquisition or other permitted Investment, the Secured Leverage Ratio immediately prior to such incurrence and (c) in the case of Incremental Loans that are unsecured, either (i) the Total Leverage Ratio on a Pro Forma Basis is not greater than the greater of (x) 4.00:1.00 or (y) if incurred in connection with a Permitted Acquisition or other permitted Investment, the Total Leverage Ratio immediately prior to such incurrence or (ii) the Interest Coverage Ratio on a Pro Forma Basis is not less than the lesser of (x) 2.00:1.00 or (y) if incurred in connection with a Permitted Acquisition or other permitted Investment, the Interest Coverage Ratio immediately prior to such incurrence; provided that, for purposes of this clause (d) net cash proceeds of Incremental Loans incurred at such time shall not be netted against the applicable amount of Consolidated Total Debt for purposes of such calculation of the First Lien Leverage Ratio, the Secured Leverage Ratio or the Total Leverage Ratio;
provided that (i) any Incremental Facility and/or Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (d) of this definition as selected by the Borrower in its sole discretion and (ii) any portion of any Incremental Facility and/or Incremental Equivalent Debt incurred under clauses (a), (b) or (c) of this definition may be reclassified from time to time as the Borrower elects in its sole discretion, as incurred under clause (d) of this definition if such potion of such Incremental Facility and/or Incremental Equivalent Debt could at such time be incurred in reliance on clause (d) of this definition; provided, that upon delivery of any financial statements pursuant to Section 5.01(a) or (b), following the initial incurrence of such Incremental Facility and/or Incremental Equivalent Debt in reliance on clauses (a), (b) or (c) of this definition, if such Incremental Facility and/or Incremental Equivalent Debt could, based on any such financial statements, have been incurred in reliance on clause (d) of this definition, then such Incremental Facility and/or Incremental Equivalent Debt shall automatically be reclassified as incurred under the applicable provision of clause (d) of this definition.
“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loan.
“Incremental Equivalent Debt” means Indebtedness in the form of pari passu senior secured or unsecured notes or loans or junior secured or unsecured notes or loans and/or commitments in respect of any of the foregoing; provided, that:
(a)the aggregate outstanding principal amount thereof shall not exceed the Incremental Cap (as in effect at the time of determination, including giving effect to any reclassification on or prior to such date of determination),
(b)except as otherwise agreed by the lenders or holders providing such notes or loans in connection with any acquisition or similar Investment, no Event of Default under Section 7.01(a) or, with respect to the Borrower, Section 7.01(f) or (g) exists immediately prior to or after giving effect to such notes or loans,
(c)other than with respect to (i) Customary Bridge Loans, (ii) revolving loans and/or commitments and (iii) Incremental Equivalent Debt in an amount not exceeding the Maturity Limitation Excluded Amount, the Weighted Average Life to Maturity applicable to such notes or loans is no shorter than the Weighted Average Life to Maturity of the then-existing Term Loans,
(d)other than with respect to (i) Customary Bridge Loans, (ii) revolving loans and/or commitments and (iii) Incremental Equivalent Debt in an amount not exceeding the Maturity Limitation

Excluded Amount, the final maturity date with respect to such notes or loans is no earlier than the Latest Maturity Date on the date of the issuance or incurrence, as applicable, thereof,
(e)subject to clauses (c) and (d), such Indebtedness may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Equivalent Debt,
(f)the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness; provided that during the period commencing on the Closing Date and ending on the date that is twelve months after the Closing Date, the Effective Yield applicable to any such Indebtedness in the form of syndicated secured term loans (other than Customary Bridge Loans) which are pari passu with the Initial Term Loans in right of payment and with respect to security may not be more than 0.50% per annum higher than the Effective Yield applicable to the Initial Term Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor or Term SOFR floor) with respect to the Initial Term Loans is adjusted such that the Effective Yield on the Initial Term Loans is not more than 0.50% per annum less than the Effective Yield with respect to such Indebtedness; provided, further, that any increase in Effective Yield applicable to any Initial Term Loan due to the application or imposition of an Alternate Base Rate floor or Term SOFR floor on any such Indebtedness may, at the election of the Borrower, be effected through an increase in the Alternate Base Rate floor or Term SOFR floor applicable to such Initial Term Loan; provided, further, that this clause (f) shall not apply (x) in respect of any Indebtedness the proceeds of which will be applied to finance a Permitted Acquisition or other Investment that is permitted hereunder or (y) in respect of any Indebtedness having a final maturity date that is greater than two years after the Initial Term Loan Maturity Date or (z) if the aggregate principal amount of such Incremental Equivalent Debt (together with the aggregate principal amount of all other Incremental Equivalent Debt excluded in reliance on this clause (z), the aggregate principal amount of all Incremental Loans incurred in reliance on clause (z) to the final proviso of Section 2.22(a)(v) and the aggregate principal amount of all term loan Indebtedness secured on a pari passu basis with the Liens securing the Term Loans and incurred in reliance on clause (iii) of the final proviso to clause (z) of Section 6.01(w)) does not exceed the greater of $280,000,000 and 50% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period in the aggregate,
(g)if such Indebtedness is secured by a Lien on the Collateral, then the holders of such Indebtedness shall be party to an Intercreditor Agreement, and
(h)no Incremental Equivalent Debt may be (i) guaranteed by any Restricted Subsidiary which is not a Loan Party or (ii) secured by any asset of the Borrower and/or any Restricted Subsidiary other than the Collateral.
“Incremental Facility” has the meaning assigned to such term in Section 2.22(a).
“Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.22.
“Incremental Lender” has the meaning assigned to such term in Section 2.22(b).
“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).
“Incurrence-Based Amount” has the meaning assigned to such term in Section 1.10(c).
“Indebtedness” as applied to any Person means, without duplication:
(i)all indebtedness for borrowed money;
(j)that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(k)all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(l)any obligation owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn out obligation or purchase price adjustment until such obligation becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP, (ii) any such obligations incurred under ERISA, (iii) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (iv) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument;
(m)all Indebtedness of others secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby have been assumed by such Person or is non-recourse to the credit of such Person;
(n)the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;
(o)the Guarantee by such Person of the Indebtedness of another;
(p)all obligations of such Person in respect of any Disqualified Capital Stock; and
(q)all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes;
provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio or any other financial ratio under this Agreement, (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith, (iii) the pledge of Capital Stock of a joint venture or Unrestricted Subsidiary securing capital contributions to, or obligations of, such Persons shall not be deemed “Indebtedness” and (iv) any obligation under facility development agreements among the Borrower and/or one or more Restricted Subsidiaries and a Person that is a real estate investment trust and/or any other third party financing provider relating to the development of one or more TopGolf locations and completion guarantees shall not be deemed “Indebtedness”.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third party (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture partner) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Information” has the meaning set forth in Section 3.11(a).
“Information Memorandum” means the Lender Presentation dated March 6, 2023 relating to the Borrower and its subsidiaries and the Transactions.

“Initial Lenders” means the Arrangers and the affiliates of the Arrangers who are party to this Agreement as Lenders on the Closing Date.
“Initial Term Lender” means any Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.
“Initial Term Loan Commitment” means, with respect to any Person, the commitment of such Person to make Initial Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Person’s name on the Commitment Schedule, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to Section 9.05 or (ii) increased from time to time pursuant to Section 2.22. The aggregate amount of the Term Lenders’ Initial Term Loan Commitments on the Closing Date is $1,250,000,000.
“Initial Term Loan Maturity Date” means the date that is seven years after the Closing Date.
“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a).
“Intellectual Property” has the meaning assigned to such term in the Security Agreement.
“Intellectual Property Security Agreement” means any agreement, or a supplement thereto, executed on or after the Closing Date confirming or effecting the grant of any Lien on Intellectual Property owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement, including an Intellectual Property Security Agreement substantially in the form attached to the Security Agreement.
“Intercreditor Agreement” means:
(a)with respect to any Indebtedness that constitutes ABL Revolving Credit Obligations, the ABL Intercreditor Agreement;
(b)with respect to any Indebtedness that is secured on a pari passu basis with the Initial Term Loans, a Pari Passu Intercreditor Agreement;
(c)with respect to any Indebtedness that is secured on a junior lien basis as compared to the Initial Term Loans, a Second Lien Intercreditor Agreement; or
(d)with respect to any other Indebtedness, any other intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are (i) consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing arrangements for the sharing and/or subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto and/or (ii) reasonably acceptable to the Borrower and the Administrative Agent.
“Interest Coverage Ratio” means, as of any date of determination, the ratio, of (a) Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period as of such date to (b) Consolidated Cash Interest Expense of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period as of such date.
“Interest Election Request” means a request by the Borrower in the form of Exhibit D hereto or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each Fiscal Quarter (commencing with the first full Fiscal Quarter to elapse after the Closing Date) and the maturity date applicable to such ABR Loan and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Loan with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months (or, if agreed by all relevant Lenders participating in the relevant Term Facility, period shorter than one month) thereafter, as selected by the Borrower in its Borrowing Request (in the case of each requested Interest Period, subject to availability); provided that the initial Interest Period may be a partial period ending as of the next month-end or quarter-end occurring after the Closing Date, as elected by the Borrower; provided further that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)     no Interest Period shall extend beyond the Maturity Date.
“Investment” means (a) any purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of (i) any Capital Stock of any other Person (other than any Loan Party) and/or (ii) any bond, debenture, note or other evidence of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower or any Restricted Subsidiary for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Restricted Subsidiaries to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustment for any increase or decrease in value, or write-up, write-down or write-off with respect thereto, but giving effect to any repayment of principal and/or payment of interest in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).
“IP Separation and Relicense Transaction” means (a) any Disposition by any Loan Party of any Material Intellectual Property to any Affiliate (other than any bona fide operational joint venture established for legitimate business purposes), (b) any Investment by any Loan Party in the form of a contribution of Material Intellectual Property to any Unrestricted Subsidiary (other than any bona fide operational joint venture established for legitimate business purposes) and/or (c) any Restricted Payment in the form of a distribution of Material Intellectual Property, in each case, of the foregoing clauses (a), (b) and (c), which Material Intellectual Property is, following the consummation of such Disposition, Investment or Restricted Payment, as applicable, licensed by the Borrower and/or any Restricted Subsidiary from the recipient of such Material Intellectual Property for use by the Borrower and/or such Restricted Subsidiary in the ordinary course of business (other than pursuant to a bona fide “transition service” or similar arrangement or in the same manner as other customers, suppliers or commercial partners of the relevant transferee generally).
“IRS” means the U.S. Internal Revenue Service.
“Japan ABL Facility” means the Japan ABL Facility (as defined in the Borrower’s filing on form 10-K for the annual period ended December 31, 2022), as amended, restated, supplemented or otherwise modified from time to time.
“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit A to the Loan Guaranty or such other form that is reasonably satisfactory to the Administrative Agent and the Borrower.
“Junior Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than Indebtedness among the Borrower and/or its subsidiaries) that is expressly subordinated in right of payment to the Obligations with an individual outstanding principal amount in excess of the Threshold Amount.
“Junior Lien Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries that is secured by a security interest in the Collateral (other than Indebtedness among the Borrower and/or its subsidiaries) that is expressly junior or subordinated to the Lien securing the Term Facility on the Closing Date with an individual outstanding principal amount in excess of the Threshold Amount.
“Large Venue New Location” means a New Location that has greater than or equal to 102 driving range bays.
“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan or Term Commitment.
“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.
“Lender Recipient Party” means collectively, the Lenders.
“Lenders” means the Term Lenders and any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.
“Loan Documents” means this Agreement, any Promissory Note, each Loan Guaranty, the Collateral Documents, any Intercreditor Agreement to which the Borrower is a party, each Refinancing Amendment, each Incremental Facility Amendment, each Extension Amendment and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document”. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.
“Loan Guarantor” means any Subsidiary Guarantor.
“Loan Guaranty” means the Guaranty Agreement, dated as of the Closing Date, executed by each Loan Guarantor and the Administrative Agent for the benefit of the Secured Parties, as supplemented in accordance with the terms of Section 5.12 hereof.
“Loan Installment Date” has the meaning assigned to such term in Section 2.10(a).
“Loan Parties” means the Borrower and each Subsidiary Guarantor.
“Loans” means any Initial Term Loan or any Additional Term Loan.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations, in each case, of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (c) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.
“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money owing from any Person other than any Loan Party to a Loan Party which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Security Agreement.
“Material Intellectual Property” means any intellectual property owned by any Loan Party that is, in the good faith determination of the Borrower, material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.
“Material Real Estate Asset” means any “fee-owned” Real Estate Asset owned by any Loan Party having a fair market value (as determined by the Borrower in good faith after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $15,000,000 as of the date of acquisition thereof; provided that, notwithstanding the foregoing, it is understood and agreed that the term “Material Real Estate Asset” shall not include (a) the property located at 2180 Rutherford Road, Carlsbad, CA 92008, (b) until the date that is 12 months after the later of (i) the Closing Date and (ii) the the acquisition thereof, any Real Estate Asset that, as of the Closing Date or the date of acquisition thereof, as applicable, is expected by the Borrower in good faith to be subject to a sale-leaseback transaction on or prior to the one year anniversary of the Closing Date or the acquisition thereof, as applicable; it being understood that such Real Estate Asset shall only constitute a Material Real Estate Asset if the fair market value (determined in accordance with the above) thereof exceeds $15,000,000 on the one year anniversary of the later of (i) the Closing Date and (ii) the acquisition thereof or (c) any improvement on land to the extent such land is not owned in fee simple by any Loan Party.
“Mature Large Venue Location” means each Topgolf location that (a) has greater than or equal to 102 driving range bays and (b) as of the last day of the most recently ended Test Period, has been open for at least 12 fiscal months.
“Mature Medium Venue Location” means each Topgolf location that (a) has greater than or equal to 50 driving range bays but less than 102 driving range bays and (b) as of the last day of the most recently ended Test Period, has been open for at least 12 fiscal months.
“Mature Small Venue Location” means each Topgolf location that (a) has less than 50 driving range bays and (b) as of the last day of the most recently ended Test Period, has been open for at least 12 fiscal months.
“Mature Locations” means, collectively, each Mature Small Venue Location, each Mature Medium Venue Location and each Mature Large Venue Location.
    “Maturity Date” means (a) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (b) with respect to any Replacement Term Loans, the final maturity date for such Replacement Term Loans as set forth in the applicable Refinancing Amendment, (c) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Amendment, and (d) with respect to any Extended Term Loans, the final maturity date set forth in the applicable Extension Amendment.

“Maturity Limitation Excluded Amount” means an amount equal to the greater of (x) $560,000,000 and (y) 100.0% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period minus the sum of (t) the aggregate amount of Incremental Equivalent Debt incurred without regard to clause (c) and/or (d) of the definition of “Incremental Equivalent Debt”, (u) the aggregate amount of Incremental Loans incurred without regard to clause (vi) and/or (vii) of Section 2.22(a), (v) the aggregate amount of Extended Term Loans Incurred without regard to clause (iii) and/or (iv) of Section 2.23(a), (w) the aggregate amount of Refinancing Indebtedness incurred without regard to the requirements under clause (ii) of Section 6.01(p), (x) the aggregate amount of Acquisition Ratio Debt incurred without regard to the requirements under clause (iv) of Section 6.01(q), (y) the aggregate amount of Ratio Debt incurred without regard to the requirements under clause (3) of the proviso to Section 6.01(w) and (z) the aggregate amount of Replacement Term Loans incurred without regard to clause (B) of Section 9.02(c), in each case, other than Customary Bridge Loans.
“Maximum Rate” has the meaning assigned to such term in Section 9.19.
“Medium Venue New Location” means a New Location that has greater than or equal to 50 driving range bays but less than 102 driving range bays.
“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).
“MIRE Event” means, at any time, if there is a Mortgaged Property at such time, any increase, extension or renewal of any Commitment and/or Loan (including any Incremental Facility hereunder), but excluding any continuation or conversion of any Borrowing.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on any Material Real Estate Asset constituting Collateral.
“Mortgage Policies” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Mortgaged Property” means any Material Real Estate Asset constituting Collateral and secured by a Mortgage hereunder.
“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.
“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payment or proceeds (including Cash Equivalents) received by the Borrower or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower or any of its Restricted Subsidiaries or (ii) as a result of the taking of any assets of the Borrower or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs and expenses incurred by the Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower or the relevant Restricted Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Loans and any Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing any Secured Obligation) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any intercompany distribution)) in connection with any sale or taking of such assets as described in clause (a) of this definition, (v) amounts required to be paid to any Person (other than the Borrower or any Restricted Subsidiary) owning a beneficial interest in the subject assets; and (vi) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds).
“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to any Tax sharing arrangement and/or any intercompany distribution) in connection with such Disposition), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans and any other Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing any Secured Obligation) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset), (iv) amounts required to be paid to any Person (other than the Borrower or any Restricted Subsidiary) owning a beneficial interest in the subject assets; and (v) Cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.
“New Facility Lease” means any master facility lease or other lease agreement (excluding, for the avoidance of doubt, the Existing Master Facility Lease) among the Borrower and/or one or more Restricted Subsidiaries, on the one hand, and any other Person (other than any Loan Party), on the other hand, relating to the leasing to Borrower and/or one or more Restricted Subsidiaries of one or more Topgolf locations.
“New Location” means any Topgolf location that, as of the last day of the most recently ended Test Period, has been open for at least one day and less than 12 full fiscal months.

“Non-Competitor DQI” has the meaning assigned to such term in the definition of “Disqualified Institution”.
“Number of Large Venue Operating Days” has the meaning assigned to such term in the definition of “Annualized New Location EBITDA”.
“Number of Medium Venue Operating Days” has the meaning assigned to such term in the definition of “Annualized New Location EBITDA”.
“Number of Small Venue Operating Days” has the meaning assigned to such term in the definition of “Annualized New Location EBITDA”.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents in respect of any Loan, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(i).
“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising solely from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Pari Passu Intercreditor Agreement” means an intercreditor agreement among holders of equal priority secured Indebtedness in a customary form reasonably acceptable to the Administrative Agent and the Borrower, in each case, as such document may be amended, restated, supplemented or otherwise modified from time to time.
“Participant” has the meaning assigned to such term in Section 9.05(c)(i).
“Participant Register” has the meaning assigned to such term in Section 9.05(c).
“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.
“Perfection Certificate” means a certificate substantially in the form of Exhibit E.
“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Loan Party, the filing of Intellectual Property Security Agreements or other appropriate instruments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Mortgaged Property, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificate or promissory note, together with instruments of transfer executed in blank, in each case, to the extent required by the applicable Loan Documents and/or any other perfection action required under the terms of any Collateral Document.
“Permitted Acquisition” means any acquisition made by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of (a) all or substantially all of the assets, or any business line, unit or division or product line (including research and development and related assets in respect of any product) of, any Person or (b) a majority of the outstanding Capital Stock of any Person, but in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture; provided that (i) such acquisition was not effected pursuant to a hostile offer, and (ii) at the applicable time elected by the Borrower in accordance with Section 1.10(a), no Event of Default under Sections 7.01(a), or (with respect to the Borrower) (f) or (g) shall be continuing.
“Permitted Liens” means Liens permitted pursuant to Section 6.02.
“Permitted Reorganization” means any transaction or undertaking, including any Investments in connection with any internal reorganization and/or any restructuring (including in connection with tax planning and/or corporate reorganization), so long as, after giving effect thereto, neither the Loan Guaranty, taken as a whole, nor the security interest of the Secured Parties in the Collateral, taken as a whole, is materially impaired (including by a material portion of the assets that constitute Collateral immediately prior to such Permitted Reorganization no longer constituting Collateral) as a result of such Permitted Reorganization.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.
“Platform” has the meaning assigned to such term in Section 5.01.
“Prepayment Asset Sale” means (a) any Disposition by the Borrower or its Restricted Subsidiaries made pursuant to Section 6.07(h), (b) any Disposition by the Borrower or its Restricted Subsidiaries made pursuant to Section 6.07(q) (except to the extent the relevant acquisition was an Equity-Financed Acquisition) and/or (c) any

Specified Sale and Lease-Back Transaction (in each case, other than any Disposition or Specified Sale and Lease-Back Transaction, as applicable, of ABL Priority Collateral).
“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Bank of America, N.A. as its prime rate. The “prime rate” is a rate set by Bank of America, N.A. based upon various factors including Bank of America, N.A.’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.
“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions thereof), that:
(e)(i) in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division and/or product line of the Borrower or any Restricted Subsidiary, (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and/or (C) the implementation of any Business Optimization Initiative relating to a cost savings-related action, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, Investment, designation of an Unrestricted Subsidiary as a Restricted Subsidiary, Business Optimization Initiative relating to a revenue or margin enhancement-related action and/or the opening of any New Location (subject to clause (b)(vi) of the definition of “Consolidated Adjusted EBITDA”), income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,
(f)any retirement or repayment of Indebtedness that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,
(g)any incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, an overnight financing rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower and
(h)the acquisition of any asset included in calculating Consolidated Total Assets and/or the amount Cash or Cash Equivalents, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries, or the Disposition of any asset included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made.
“Projections” means the financial projections of the Borrower and its subsidiaries included in the Information Memorandum (or a supplement thereto).
“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit G hereto, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” means Charges associated with compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’, managers’ and/or employees’ compensation, fees and expense reimbursement, Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing and filing fees.
“Public Lender” has the meaning assigned to such term in Section 9.01(d).
“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.
“Ratio Debt” means Indebtedness incurred in reliance on Section 6.01(w).
“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).
“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans being incurred pursuant thereto and in accordance with Section 9.02(c).
“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).
“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).
“Register” has the meaning assigned to such term in Section 9.05(b)(iv).
“Regulation D” means Regulation D of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation H” means Regulation H of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c).

“Replacement Debt” means any Refinancing Indebtedness (whether borrowed in the form of secured or unsecured loans, issued in a public offering, Rule 144A under the Securities Act or other private placement or bridge financing in lieu of the foregoing or otherwise) incurred in respect of Indebtedness permitted under Section 6.01(a) (and any subsequent refinancing of such Replacement Debt).
“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).
“Representatives” has the meaning assigned to such term in Section 9.13.
“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans substantially concurrently with the incurrence by any Loan Party of secured syndicated “term B” loans (including any Replacement Term Loans) incurred by any Loan Party having an Effective Yield that is less than the Effective Yield applicable to the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the Effective Yield applicable to the Initial Term Loans; provided that the primary purpose of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification is to reduce the Effective Yield applicable to the Initial Term Loans; provided, further, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change of Control or Permitted Acquisition or similar Investment constitute a Repricing Transaction. Any determination by the Administrative Agent of the Effective Yield for purposes of the definition shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.
“Required Excess Cash Flow Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 2.50:1.00, 50%, (b) if the First Lien Leverage Ratio is less than or equal to 2.50:1.00 and greater than 2.00:1.00, 25% and (c) if the First Lien Leverage Ratio is less than or equal to 2.00:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Term Loans under Section 2.11(b)(i) for any Excess Cash Flow Period, the First Lien Leverage Ratio shall be determined on the scheduled date of prepayment on a Pro Forma Basis giving effect to such prepayment.
“Required Lenders” means, at any time, Lenders having Loans or unused Commitments representing more than 50% of the sum of the total Loans and such unused commitments at such time.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Rescindable Amount” has the meaning set forth in Section 2.18(f).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.

“Restricted Amount” has the meaning set forth in Section 2.11(b)(iv).
“Restricted Debt” has the meaning set forth in Section 6.04(b).
“Restricted Debt Payments” has the meaning set forth in Section 6.04(b).
“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value (other than solely for shares of Qualified Capital Stock) of any shares of any class of the Capital Stock of the Borrower and (c) any payment (other than any payment made solely with shares of Qualified Capital Stock) made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower now or hereafter outstanding.
“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower. Each Subsidiary of the Borrower that is a borrower under the ABL Credit Agreement shall constitute a Restricted Subsidiary at all times.
“S&P” means Standard & Poor’s Financial Services LLC.
“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.
“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person currently the subject or target of any Sanctions or (d) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c).
“Sanctions” shall mean any economic or financial sanctions and/or trade embargoes or restrictive measures imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Scheduled Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.
“Second Lien Intercreditor Agreement” means an intercreditor agreement among holders of junior and senior ranking priority secured Indebtedness in a customary form reasonably acceptable to the Administrative Agent and the Borrower, in each case, as such document may be amended, restated, supplemented or otherwise modified from time to time.
“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligation) under each Hedge Agreement that (a) is in effect on the Closing Date between any Loan Party or any Restricted Subsidiary thereof and a counterparty that is the Administrative Agent, a Lender, an Arranger or any Affiliate of the Administrative Agent, a Lender or an Arranger as of the Closing Date and/or (b) is entered into after the Closing Date between any Loan Party or any Restricted Subsidiary thereof and any counterparty that is (or is an Affiliate of) the Administrative Agent, a Lender or an Arranger at the time such Hedge Agreement is entered into, in each case for which such Loan Party or Restricted Subsidiary agrees to provide security and that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents and excluding any such Hedging Obligations secured under the ABL Loan Documents; it being understood that the applicable counterparty shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and any Intercreditor Agreement as if it were a Lender.
“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period less Unrestricted Cash of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, in each case of the Borrower and its Restricted Subsidiaries. For purposes of the calculation of the Secured Leverage Ratio, not less than $100,000,000 of Consolidated Secured Debt will be deemed to be outstanding under the ABL Credit Agreement on each date of determination regardless of the actual amount outstanding thereunder on such date of determination.
“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations.
“Secured Parties” means (i) the Lenders, (ii) the Administrative Agent, (iii) each counterparty to a Hedge Agreement with a Loan Party or Restricted Subsidiary thereof the obligations under which constitute Secured Hedging Obligations, (iv) each provider of Banking Services to any Loan Party or Restricted Subsidiary thereof the obligations under which constitute Banking Services Obligations, (v) the Arrangers and (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.
“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.
“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement” means the Security Agreement, dated as of the Closing Date, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.
“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 6.10 if the references to “Restricted Subsidiaries” in Section 6.10 were read to refer to such Person.
“Small Venue New Location” means a New Location that has less than 50 driving range bays.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means 0.10% (10 basis points).
“SPC” has the meaning assigned to such term in Section 9.05(e).
“Specified Adjustment Cap” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA.”
“Specified Capital Lease Obligation” means any obligation with respect to a triple net lease or other lease related to the land and improvements for any Topgolf location that, in accordance with GAAP, is required to be treated as a Capital Lease.
“Specified Facility Lease” means (a) the Existing Master Facility Lease and (b) each New Facility Lease.
“Specified Indebtedness” has the meaning assigned to such term in Section 7.01(b)(ii).
“Specified Sale and Lease-Back Transaction” means a Sale and Lease-Back Transaction entered into with respect to any Topgolf location.

“Subject Loans” has the meaning assigned to such term in Section 2.11(b)(ii).
“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.
“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).
“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of any subsidiary (or any business unit, line of business or division of the Borrower and/or any Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10 hereof, (e) any incurrence or repayment of Indebtedness (other than revolving Indebtedness), (f) any capital contribution in respect of Qualified Capital Stock or any issuance of Qualified Capital Stock, (g) any Business Optimization Initiative, (h) the opening of any New Location and/or (i) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.
“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent the relevant entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.
“Subsidiary Guarantor” means (a) on the Closing Date, each subsidiary of the Borrower that is not a Borrower (other than any such subsidiary that is an Excluded Subsidiary on the Closing Date) and (b) thereafter, each subsidiary of the Borrower that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.
“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).
“Successor Rate” has the meaning specified in Section 2.14(b).
“Survey” means either (i) a survey of a Mortgaged Property for which all necessary fees (where applicable) have been paid (a) prepared by a surveyor reasonably acceptable to the Administrative Agent, (b) dated or recertificated not earlier than three months prior to the date of such delivery or such other earlier date as may be reasonably satisfactory to the Administrative Agent in its sole discretion, (c) certified to the Administrative Agent and the title company, which certification shall be reasonably acceptable to the Administrative Agent, containing such “Table-A” items as reasonably requested by the Administrative Agent (provided that Table A items 10b and 11, and such other Table A items which are burdensome to obtain or are of significant additional cost relative the other Table A items, shall not be required), and (d) complying with current “Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys,” jointly established and adopted by American Land Title Association, and the National Society of Professional Surveyors (except for such deviations as are acceptable to the Administrative Agent or with which the title insurance company will issue a Mortgage Policy (x) without an exception for items that would be shown on a survey, and (y) which includes endorsements related to survey matters including, but not limited to, ALTA 9, 17, 18, 19, 22, 25 and 28, or their local equivalents, as applicable), or (ii) a survey update or existing survey which, when accompanied by a no change affidavit, is sufficient to permit the title insurance company to issue a Mortgage Policy (a) without an exception for items that would be shown on a survey, and (b) which includes endorsements related to survey matters including, but not limited to, ALTA 9, 17, 18, 19, 22, 25 and 28, or their local equivalents, as applicable.

“Swap Obligations” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.
“Term Commitment” means any Initial Term Loan Commitment and any Additional Term Loan Commitment.
“Term Facility” means the Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.
“Term Lender” means any Initial Term Lender and any Additional Term Lender.
“Term Loan” means the Initial Term Loans and, if applicable, any Additional Term Loans.
“Term Loan Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)    for any interest calculation with respect to a ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that, solely with respect to the Initial Term Loans, if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0.00%, the Term SOFR with respect to the Initial Term Loans shall be deemed 0.00% for purposes of this Agreement.
“Term SOFR Loan” means a Term Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements of the type described in Section 5.01(a) or (b), as applicable, have been delivered (or are required to have been delivered) or have been prepared and are available for delivery.
“Threshold Amount” means the greater of (x) $85,000,000 and (y) 15% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period.
“Topgolf” means Topgolf International, Inc., a Delaware corporation.
“Topgolf Location Indebtedness” means Indebtedness relating to Topgolf locations in the form of mortgage financings, Capital Lease obligations, including Specified Capital Lease Obligations, and/or, to the extent constituting Indebtedness, operating lease liabilities, finance lease liabilities and deemed landlord financing liabilities.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt of the Borrower and its Restricted Subsidiaries outstanding as of the last day of the most recently ended Test Period less Unrestricted Cash of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, in each case of the Borrower and its Restricted Subsidiaries. For purposes of the calculation of the Total Leverage Ratio, not less than $100,000,000 of Consolidated Total Debt will be deemed to be outstanding under the ABL Credit Agreement on each date of determination regardless of the actual amount outstanding thereunder on such date of determination.
“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all domestic rights corresponding to any of the foregoing.
“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Borrower and/or its subsidiaries in connection with the Transactions and the transactions contemplated thereby.
“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder, (b) the amendment and restatement or other refinancing of the ABL Credit Agreement, (c) the refinancing in full of all obligations under, and the termination of the security interests and guarantees with respect to, (x) the Credit Agreement, dated as of January 4, 2019, by and among the Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent thereunder and (y) the Amended and Restated Credit Agreement, dated as of February 8, 2019, by and among Topgolf, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder and (d) the payment of the Transaction Costs.
“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).
“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue or perfection of security interests.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unrestricted Cash” means, as of any date, all unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries and all cash and Cash Equivalents restricted solely in favor of or pursuant to any Loan Document (and, to the extent also restricted in favor of or pursuant to any Loan Document, that is restricted in favor of or pursuant to any other Indebtedness).
“Unrestricted Subsidiary” means any (a) subsidiary of the Borrower that is listed on Schedule 5.10 hereto or designated by the Borrower as an Unrestricted Subsidiary after the Closing Date pursuant to Section 5.10 and (b) any subsidiary of any Person described in clause (a) above.
“U.S.” means the United States of America.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation.
“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Withholding Agent” means any Borrower, the Administrative Agent, and any other applicable withholding agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.0b.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Loan Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Term Loan Borrowing”).
Section 1.0c.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” shall not be exclusive and shall be deemed to have the meaning of the term “and/or”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document (including any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, in the event that any Indebtedness, Lien, contractual restriction, Restricted Payment, Restricted Debt Payment, Investment, Disposition or affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, the Borrower, in its sole discretion, may, from time to time, classify or reclassify (as if incurred on such later date) such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; provided that, (i) upon delivery of any financial statements pursuant to Section 5.01(a) or (b) following the initial incurrence of any such transactions incurred in reliance on any Fixed Amount under any such Sections, if such transaction (or any portion thereof) could be incurred at such later time under any Incurrence-Based Amount under such Section, such transaction (or portion thereof) shall be automatically reclassified as having been made in reliance on such Incurrence-Based Amount. It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, burdensome agreement, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, burdensome agreement, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09, respectively, and may instead be permitted in part under any combination thereof, but the Borrower will only be required to include the amount and type of such transaction (or portion thereof) in one such category (or combination thereof).
Section 1.0d.Accounting Terms; GAAP.
(i)All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting nature that are used in calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA, or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower notifies the Administrative Agent that the Borrower is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower cannot elect to report under GAAP).
(ii)Notwithstanding anything to the contrary herein, but subject to Section 1.10 hereof, all financial ratios and tests (including the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA (other than, for the avoidance of doubt, for purposes of calculating Excess Cash Flow)) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (or, in the case of Consolidated Total Assets (or with respect to any determination pertaining to the balance sheet, including the acquisition of Cash and Cash Equivalents), as of the last day of such Test Period).
(iii)Notwithstanding anything to the contrary contained in paragraph (a) above, in the definition of “Capital Lease” or any other provision of any Loan Document, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update shall be considered Capital Leases and/or Indebtedness for purposes hereof, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
(iv)For the avoidance of doubt, in connection with any incurrence of Indebtedness under Section 2.22, “Required Lenders” shall be calculated on a Pro Forma Basis in accordance with this Section 1.04, Section 2.22 and the definition of “Incremental Cap”; provided that any waiver, amendment or modification obtained on such basis (i) will become operative substantially contemporaneously with the incurrence of such Indebtedness and (ii) does not affect the rights or duties under this Agreement of any Lender holding any Loan and/or Commitment under any then-outstanding Class in a manner that does not affect the rights or duties of the Lenders in respect of the Indebtedness incurred in reliance on Section 2.22 in connection with the relevant amendment; provided further that the aggregate principal amount of such Indebtedness incurred in reliance on Section 2.22 is permitted to be incurred hereunder prior to giving effect to any such waiver, amendment or modification.
Section 1.0e.Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.0f.Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
Section 1.0g.Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.0h.Currency Equivalents Generally.
(i)For purposes of any determination under Article 5, Article 6 (other than the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 5.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 3.04), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness.
(ii)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.
Section 1.0i.Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Extended Term Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.
j.Certain Calculations and Tests.
(i)Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) and/or any cap expressed as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets, (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iii) the accuracy of any representations and warranties as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness and Liens and any other transaction in connection therewith), (B) the making of any Restricted Payment (including the assumption or incurrence of Indebtedness and Liens and any other transaction in connection therewith) and/or (C) the making of any Restricted Debt Payment (including the assumption or incurrence of Indebtedness and Liens and any other transaction in connection therewith), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any acquisition or similar Investment (including the assumption or incurrence of Indebtedness and Liens and any other transaction in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment, (2) in the case of any Restricted Payment (including the incurrence of any Indebtedness and Liens and any other transaction in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any Restricted Debt Payment (including the incurrence of any Indebtedness and Liens and any other transaction in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment, in each case, after giving effect, on a Pro Forma Basis, to (I) the relevant acquisition, Investment, Restricted Payment, Restricted Debt Payment and/or any related Indebtedness (including the intended use of proceeds thereof) and Liens and (II) to the extent definitive documents in respect thereof have been executed or the declaration of any Restricted Payment has been made or delivery of notice with respect to a Restricted Debt Payment has been given (which definitive documents, declaration or notice has not terminated or expired without the consummation thereof), any additional acquisition, Investment, Restricted Payment, Restricted Debt Payment and/or any related Indebtedness (including the intended use of proceeds thereof) and Liens that the Borrower has elected to treat in accordance with this clause (a). For the avoidance of doubt, if the Borrower has elected the option set forth in clause (x) of any of the preceding clauses (1), (2) or (3) in respect of any transaction, then the Borrower shall be permitted to consummate such transaction (and such related transactions) even if any applicable test ceases to be satisfied subsequent to the Borrower’s election of such option.
(ii)For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(iii)Notwithstanding anything to the contrary herein, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amount, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that (i) any Fixed Amount (including, for the avoidance of doubt, clauses (a), (b) and (c) of the Incremental Cap) shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount (including, for the avoidance of doubt, clause (d) of the Incremental Cap) and (ii) pro forma effect shall be given to the entire transaction.
(iv)The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.
(v)The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will not be deemed to be the granting of a Lien for purposes of Section 6.02.
k.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under the Delaware Limited Liability Company Act (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
l.Negative Covenant Carveouts. It is understood and agreed for the avoidance of doubt that the carve-outs from the provisions of Article VI herein may include items or activities that are not restricted by the relevant provision.
m.Flood Laws. It is understood and agreed that, for purposes of this Agreement and the other Loan Documents, Material Real Estate Assets located in Zone X do not constitute “Flood Hazard Properties”, and Zone X does not constitute a “special flood hazard area”.
n.Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
ARTICLE 2THE CREDITS
Section 1.0a.Commitments.
(i)Subject to the terms and conditions set forth herein, each Initial Term Lender severally, and not jointly, agrees to make Initial Term Loans to the Borrower on the Closing Date in Dollars in a principal amount not to exceed its Initial Term Loan Commitment. Amounts paid or prepaid in respect of the Initial Term Loans may not be reborrowed.
(ii)Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, each Lender with an Additional Term Loan Commitment of a given Class, severally and not jointly, agrees to make Additional Term Loans of such Class to the Borrower, which Loans shall not exceed for any such Lender at the time of any incurrence thereof the Additional Term Loan Commitment of such Class of such Lender as set forth in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.
Section 1.0b.Loans and Borrowings.
(i)Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.
(ii)Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such Term SOFR Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such Term SOFR Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply).
(iii)At the commencement of each Interest Period for any Term SOFR Borrowing, such Term SOFR Borrowing shall comprise an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each ABR Borrowing when made shall be in a minimum principal amount of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 different Interest Periods in effect for Term SOFR Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).
(iv)Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Loans.
(v)With respect to Term SOFR, the Administrative Agent will have the right in its reasonable discretion in consultation with the Borrower to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
Section 1.0c.Requests for Borrowings. Each Term Loan Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon irrevocable notice by the Borrower to the Administrative Agent (provided that notices in respect of Term Loan Borrowings to be made in connection with any acquisition, investment or irrevocable repayment or redemption of Indebtedness may be conditioned on the closing of such Permitted Acquisition, permitted Investment or permitted irrevocable repayment or redemption of Indebtedness). Each such notice must be in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower (or provided by telephone and promptly confirmed by delivery of a written Borrowing Request) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 1:00 p.m. two Business Days prior to the requested day of any Borrowing of, conversion to or continuation of Term SOFR Loans (or one Business Day in the case of any Borrowing of Term SOFR Loans to be made on the Closing Date) and (ii) 9:00 a.m. on the requested date of any Borrowing of or conversion to ABR Loans (or, in each case, such later time as is reasonably acceptable to the Administrative Agent).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details and amount of any Loan to be made as part of the relevant requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section or (y) in the case of any Term SOFR Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section.
Section 1.0d.[Reserved].
Section 1.0e.[Reserved].
Section 1.0f.[Reserved].
Section 1.0g.Funding of Borrowings.
(i)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received on the same Business Day, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the Borrower.
(ii)Unless the Administrative Agent has received notice from any Lender that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing prior to the proposed date of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing, and the obligation of the Borrower to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.
Section 1.0h.Type; Interest Elections.
(i)Each Borrowing shall initially be of the Type specified in the applicable Borrowing Request and, in the case of any Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.
(ii)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election either in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the Borrower.
(iii)If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(iv)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(v)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a Term SOFR Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.
Section 1.0i.Termination and Reduction of Commitments.
Unless previously terminated, (i) the Initial Term Loan Commitment on the Closing Date shall automatically terminate upon the making of the Initial Term Loans on the Closing Date and (ii) the Additional Term Loan Commitment of any Class shall terminate as provided in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.
j.Repayment of Loans; Evidence of Debt.
(i)(i) The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Initial Term Loans to the Administrative Agent for the account of each Initial Term Lender (i) commencing June 30, 2023, on the last Business Day of each Fiscal Quarter prior to the Initial Term Loan Maturity Date (each such date being referred to as a “Loan Installment Date”), in each case in an amount equal to 0.25% of the original principal amount of the Initial Term Loans (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.22(a)), and (ii) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(1)The Borrower shall repay the Additional Term Loans of any Class in such scheduled amortization installments and on such date or dates as shall be specified therefor in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 or repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Additional Term Loans of such Class pursuant to Section 2.22(a)).
(ii)[Reserved].
(iii)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(iv)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(v)The entries made in the accounts maintained pursuant to paragraphs (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (d) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern.
(vi)Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns; it being understood and agreed that such Lender (and/or its applicable assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable).
(vii)If any Lender (and/or its applicable assign) loses the original copy of its Promissory Note, such Lender shall execute an affidavit of loss containing and indemnification provision that is reasonably satisfactory to the Borrower.
k.Prepayment of Loans.
(i)Optional Prepayments.
(1)Upon prior notice in accordance with paragraph (a)(ii) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Term Loans of one or more Classes (such Class or Classes to be selected by the Borrower in its sole discretion) in whole or in part without premium or penalty (but subject (A) in the case of Borrowings of Initial Term Loans only, to Section 2.12(f) and (B) if applicable, to Section 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.
(2)The Borrower shall notify the Administrative Agent by telephone (confirmed in writing) of any prepayment under this Section 2.11(a) (A) in the case of any prepayment of any Term SOFR Borrowing, not later than 1:00 p.m. two Business Days before the date of prepayment or (B) in the case of any prepayment of an ABR Borrowing, not later than 11:00 a.m. on the day of prepayment (or, in each case, such later time to which the Administrative Agent may reasonably agree). Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion or each relevant Class to be prepaid; provided that any notice of prepayment delivered by the Borrower may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to the Borrowing being repaid (and in increments of $100,000 in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid). Each prepayment of Term Loans shall be applied to the Class or Classes of Term Loans specified in the applicable prepayment notice, and each prepayment of Term Loans of such Class or Classes made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Class or Classes in the manner specified by the Borrower or, in the absence of any such specification on or prior to the date of the relevant optional prepayment, in direct order of maturity.
(ii)Mandatory Prepayments.
(1)No later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year of the Borrower are required to be delivered pursuant to Section 5.01(b), commencing with the Excess Cash Flow Period ending on or about December 31, 2024, the Borrower shall prepay the outstanding principal amount of Term Loans then subject to ratable prepayment requirements in accordance with clause (vi) of this Section 2.11(b) below in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for the Excess Cash Flow Period then ended, minus (B) at the option of the Borrower, (1) (x) the aggregate principal amount of any voluntary prepayment, repurchase, redemption or other retirement of any First Lien Debt pursuant to Section 2.11(a) of this Agreement (or, with respect to any First Lien Debt other than any Loan, the corresponding provision of the documentation governing any other First Lien Debt) prior to the date such payment is due, and (y) the amount of any reduction in the outstanding amount of any First Lien Debt resulting from any assignment made in accordance with Section 9.05(g) or any functionally equivalent provision in the definitive documentation with respect to any other First Lien Debt (including in connection with any Dutch Auction (or the equivalent term in the documentation governing any other First Lien Debt)) prior to the date such payment is due and, in each case under this clause (y), based upon the actual amount of cash paid in connection with the relevant assignment, in each case, excluding any such optional prepayment made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.11(b)(i) in the prior Fiscal Year (in the case of any prepayment of revolving loans, to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of any such prepayment, to the extent that such prepayment was not financed with the proceeds of other long-term funded Indebtedness (other than revolving Indebtedness) of the Borrower or its Restricted Subsidiaries), (2) the amount applied (or contractually committed to be applied) prior to or, at the election of the Borrower, during the four consecutive Fiscal Quarters after such date for, to the extent not deducted in the calculation of Consolidated Net Income, capital expenditures, acquisitions and/or other Investments and other Scheduled Consideration (provided that, any cash that is not paid in respect of such cash capital expenditures, acquisitions or similar Investments in such four consecutive Fiscal Quarter period shall be added back to Excess Cash Flow in the next Excess Cash Flow Period) and (3) to the extent set forth in a certificate delivered to the Administrative Agent on or prior to the date such payment is due, any amount of cash that is budgeted or otherwise reasonably expected to be paid in respect of planned cash capital expenditures, acquisitions or similar Investments to be consummated or made during the four consecutive Fiscal Quarters after such date (provided that, any cash that is not paid in respect of such cash capital expenditures, acquisitions or similar Investments in such four consecutive Fiscal Quarter period shall be added back to Excess Cash Flow in the next Excess Cash Flow Period) (in the case of any such amount described under clause (2) or (3), to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)), provided that no prepayment under this Section 2.11(b) shall be required unless and to the extent that the amount thereof exceeds $15,000,000; provided, further, that if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary of the Borrower) is also required to prepay any First Lien Debt of the type described in clause (b) of the definition thereof (such Indebtedness required to be so prepaid or offered to be so repurchased, “Other Applicable Indebtedness”) with any portion of the ECF Prepayment Amount, then the Borrower may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and the relevant Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; provided, that the portion of such ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the amount of such ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the prepayment of the relevant Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(b)(i) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(2)No later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds (other than Net Proceeds and Net Insurance/Condemnation Proceeds in respect of ABL Priority Collateral), in each case, in excess of $20,000,000 in any Fiscal Year, the Borrower shall apply an amount equal to 100% of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such threshold (collectively, the “Subject Proceeds”) to prepay the outstanding principal amount of Term Loans then subject to ratable prepayment requirements (the “Subject Loans”) in accordance with clause (vi) below; provided that (A) if prior to the date any such prepayment is required to be made, the Borrower elects to reinvest (or commit to reinvest) the Subject Proceeds in assets used or useful in the business of the Borrower and/or any Restricted Subsidiary (other than in Cash or Cash Equivalents), then the Borrower shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (x) the Subject Proceeds are so reinvested within 540 days following receipt thereof, or (y) the Borrower or any of its subsidiaries has committed to so reinvest the Subject Proceeds during such 540-day period and the Subject Proceeds are so reinvested within 180 days after the expiration of such 540-day period; it being understood that (1) the Borrower may elect to deem expenditures that otherwise would be permissible reinvestments that occur prior to receipt of such proceeds to have been reinvested in accordance with the terms of this clause (ii), so long as such deemed expenditure shall have been made no earlier than the earlier of (I) the execution of a definitive agreement for such Prepayment Asset Sale and (y) the consummation of such Prepayment Asset Sale and (2) if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the Subject Loans with the amount of Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso) and (B) if, at the time that any such prepayment would be required hereunder, the Borrower or any of its Restricted Subsidiaries is required to repay or repurchase any Other Applicable Indebtedness (or offer to repurchase such Other Applicable Indebtedness), then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Subject Loans and to the repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Subject Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time); it being understood that (1) the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof (and the remaining amount, if any, of the Subject

Proceeds shall be allocated to the Subject Loans in accordance with the terms hereof), and the amount of the prepayment of the Subject Loans that would have otherwise been required pursuant to this Section 2.11(b)(ii) shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Subject Loans in accordance with the terms hereof. Notwithstanding anything to the contrary herein, for purposes of this clause (ii), in the case of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds in respect of Term Loan Priority Collateral, the ABL Credit Agreement and any other indebtedness that is secured on a junior priority basis relative to the Liens securing the Obligations in respect of such Term Loan Priority Collateral shall not constitute Other Applicable Indebtedness.
(3)In the event that the Borrower or any of its Restricted Subsidiaries receives Net Proceeds from the issuance or incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries (other than Indebtedness that is permitted to be incurred under Section 6.01, except to the extent the relevant Indebtedness constitutes (A) Refinancing Indebtedness (including Replacement Debt) incurred to refinance all or a portion of any Class of Term Loans pursuant to Section 6.01(p), (B) Incremental Loans incurred in reliance on clause (b) of the definition of “Incremental Cap” to refinance all or a portion of any Class of Term Loans pursuant to Section 2.22, (C) Replacement Term Loans incurred to refinance all or any portion of any Class of Term Loans in accordance with the requirements of Section 9.02(c) and/or (D) Incremental Equivalent Debt incurred in reliance on clause (b) of the definition of “Incremental Cap” to refinance all or a portion of the Loans in accordance with the requirements of Section 6.01(z), in each case to the extent required by the terms thereof to prepay or offer to prepay such Indebtedness), the Borrower shall, promptly upon (and in any event not later than two Business Days thereafter) the receipt of such Net Proceeds by the Borrower or its applicable Restricted Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of the relevant Class or Classes of Term Loans in accordance with clause (vi) below.
(4)Notwithstanding anything in this Section 2.11(b) to the contrary,
(a)the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i), (ii) or (iii) above to the extent that the relevant Excess Cash Flow is generated by any Foreign Subsidiary, the relevant Prepayment Asset Sale is consummated by any Foreign Subsidiary, the relevant Net Insurance/Condemnation Proceeds are received by any Foreign Subsidiary or the relevant Indebtedness is incurred by any Foreign Subsidiary (except to the extent the relevant Indebtedness constitutes Refinancing Indebtedness incurred by any Foreign Subsidiary to refinance all or a portion of the Initial Term Loans or Additional Term Loans pursuant to Section 6.01(p) or Replacement Term Loans incurred to refinance Initial Term Loans or Additional Term Loans in accordance with the requirements of Section 9.02(c)), as the case may be, for so long as the Borrower determines in good faith that repatriation to the Borrower of any such amount would be prohibited or delayed under any Requirement of Law (including, for the avoidance of doubt, any Requirement of Law relating to financial assistance, corporate benefit, thin capitalization, capital maintenance and similar legal principles, restrictions on “upstreaming” and/or “cross-streaming” of cash within a group and Requirements of Law relating to the fiduciary and/or statutory duties of the directors (or equivalent Persons)) or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (it being understood and agreed that (i) solely within 365 days following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the Borrower shall take all commercially reasonable actions required by applicable Requirements of Law to permit such repatriation and (ii) if the repatriation of the relevant affected Excess Cash Flow or Subject Proceeds, as the case may be, is permitted under the applicable Requirement of Law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or be reasonably expected to result in, a material risk of personal or criminal liability for the Persons described above, in either case, within 365 days following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, an amount equal to the relevant Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly (and in any event not later than two Business Days after any such repatriation) applied (net of additional Taxes payable or reserved against such Excess Cash Flow or such Subject Proceeds as a result thereof, to the extent not already taken into account in computing such Excess Cash Flow or Subject Proceeds, as applicable) to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv))),

(b)the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) to the extent that the relevant Excess Cash Flow is generated by any joint venture or the relevant Subject Proceeds are received by any joint venture, in each case, for so long as the Borrower determines in good faith that the distribution to the Borrower of such Excess Cash Flow or Subject Proceeds would be prohibited under the Organizational Documents (or any relevant shareholders’ or similar agreement) governing such joint venture; it being understood that if the relevant prohibition ceases to exist within the 365-day period following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, an amount equal to the relevant Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly (and in any event not later than two Business Days after such distribution) applied to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)), and
(c)if the Borrower determines in good faith that the repatriation (including by an intercompany distribution) to the Borrower, directly or indirectly, from a Foreign Subsidiary as a distribution or dividend of any amount required to mandatorily prepay the Term Loans pursuant to Sections 2.11(b)(i), (ii) or (iii) above would result in a material adverse Tax consequence (including any withholding Tax) (such amount, a “Restricted Amount”), the amount that the Borrower is required to mandatorily prepay pursuant to Sections 2.11(b)(i), (ii) or (iii) above, as applicable, shall be reduced by the Restricted Amount; provided that to the extent that the repatriation (including by an intercompany distribution) of the relevant Subject Proceeds, Excess Cash Flow or the Net Proceeds in respect of any such Indebtedness, directly or indirectly, from the relevant Foreign Subsidiary would no longer have a material adverse Tax consequence within the 365-day period following the event giving rise to the relevant Subject Proceeds or the end of the applicable Excess Cash Flow Period, as the case may be, an amount equal to the Subject Proceeds, Excess Cash Flow or the Net Proceeds in respect of any such Indebtedness (net of additional Taxes payable or reserved against such Excess Cash Flow or such Subject Proceeds or Net Proceeds as a result thereof, to the extent not already taken into account in computing such Excess Cash Flow or Subject Proceeds or Net Proceeds, as applicable), as applicable, and to the extent available, not previously applied pursuant to this clause (C), shall be promptly applied to the repayment of the Term Loans pursuant to Section 2.11(b) as otherwise required above; and
(d)the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) to the extent that the relevant Excess Cash Flow is generated by any Foreign Subsidiary that is not a Loan Party or the relevant Subject Proceeds are received by any Foreign Subsidiary that is not a Loan Party, in each case, for so long as the Borrower determines in good faith that the distribution to the Borrower of such Excess Cash Flow or Subject Proceeds would be prohibited under an agreement permitted pursuant to Section 6.05 governing Indebtedness by which such Foreign Subsidiary is bound; it being understood that if the relevant prohibition ceases to exist within the 365-day period following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, an amount equal to the Excess Cash Flow or Subject Proceeds (net of additional Taxes payable or reserved against such Excess Cash Flow or such Subject Proceeds as a result thereof, to the extent not already taken into account in computing such Excess Cash Flow or Subject Proceeds, as applicable), as the case may be, will be promptly (and in any event not later than two Business Days after such distribution) applied to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv));
(5)Any Term Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds shall be retained by the Borrower; provided that no Lender may reject any prepayment made under Section 2.11(b)(iii) above to the extent that such prepayment is made with the Net Proceeds of (w) Refinancing Indebtedness (including Replacement Debt) incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p), (x) Incremental Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.22, (y) Replacement Term Loans incurred to refinance all or any portion of the Term Loans in accordance with the requirements of Section 9.02(c) and/or (z) Incremental Equivalent Debt incurred to refinance all or a portion of the Loans in accordance with the requirements of Section 6.01(z). If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Term Loans.

(6)Except as otherwise contemplated by this Agreement or provided in, or intended with respect to, any Refinancing Amendment, any Incremental Facility Amendment, any Extension Amendment or any issuance of Replacement Debt (provided, that such Refinancing Amendment, Incremental Facility Amendment or Extension Amendment may not provide that the applicable Class of Term Loans receive a greater than pro rata portion of mandatory prepayments of Term Loans pursuant to Section 2.11(b) than would otherwise be permitted by this Agreement), in each case effectuated or issued in a manner consistent with this Agreement, each prepayment of Term Loans pursuant to Section 2.11(b) shall be allocated among each Class of Term Loans as directed by the Borrower or, in the absence of such direction, ratably to each Class of Term Loans then outstanding which is pari passu with the Initial Term Loans in right of payment and with respect to security (provided that any prepayment of Term Loans with the Net Proceeds of any Refinancing Indebtedness, Incremental Facility or Replacement Term Loans shall be applied to the applicable Class of Term Loans being refinanced or replaced). With respect to each relevant Class of Term Loans, all accepted prepayments under this Section 2.11(b) shall be applied against the remaining scheduled installments of principal due in respect of such Term Loans as directed by the Borrower (or, in the absence of direction from the Borrower, to the remaining scheduled amortization payments in respect of such Term Loans in direct order of maturity), and each such prepayment shall be paid to the Term Lenders in accordance with their respective Applicable Percentage of the applicable Class. If no Lender exercises the right to waive a prepayment of the Term Loans pursuant to Section 2.11(b)(v), the amount of such mandatory prepayment shall be applied first to the then outstanding Term Loans that are ABR Loans to the full extent thereof and then to the then outstanding Term Loans that are Term SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.
(7)[Reserved].
(8)Prepayments made under this Section 2.11(b) shall be (A) accompanied by accrued interest as required by Section 2.13, (B) subject to Section 2.16 and (C) in the case of any prepayment of any Initial Term Loan under clause (iii) above as part of a Repricing Transaction, subject to Section 2.12(f) (but shall otherwise be without premium or penalty). At the time of each prepayment required under Section 2.11(b)(ii), the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed in writing) of any prepayment under this Section 2.11(b) (A) in the case of any prepayment of any Term SOFR Borrowing, not later than 1:00 p.m. three Business Days before the date of prepayment or (B) in the case of any prepayment of an ABR Borrowing, not later than one Business Day before the date of prepayment.
l.Fees.
(i)[Reserved].
(ii)[Reserved].
(iii)[Reserved].
(iv)The Borrower agrees to pay to the Administrative Agent, for its own account, the annual administration fee described in the Fee Letter.
(v)All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter. Fees payable hereunder shall accrue through and including the last day of the month immediately preceding the applicable fee payment date.
(vi)In the event that, prior to the date that is six months following the Closing Date, the Borrower (A) prepays, repays, refinances, substitutes or replaces any Initial Term Loan in connection with any Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction) or (B) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Initial Term Lenders, (1) in the case of clause (A), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced prior to the date that is six months following the Closing Date and (2) in the case of clause (B), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to the relevant amendment if the relevant Repricing Transaction or amendment is consummated prior to the date that is six months following the Closing Date. If, prior to the date that is six months following the Closing Date, all or any portion of the Initial Term Loans held by any Term Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19(b)(iv) as a result of, or in connection with, such Initial Term Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (B) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction. It is understood and agreed for the avoidance of doubt that no amount shall be payable pursuant to this Section 2.12(f) in connection with any Repricing Transaction consummated on or after the date that is six months following the Closing Date.
(vii)Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of the amount of any fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
m.Interest.
(i)The Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(ii)The Term Loans comprising each Term SOFR Borrowing shall bear interest at the Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(iii)[Reserved].
(iv)Notwithstanding the foregoing, if any principal of or interest on any Term Loan or any fee payable by the Borrower hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Term Loan, 2.00% plus the rate otherwise applicable to such Term Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to Term Loans that are ABR Loans as provided in paragraph (a) of this Section.
(v)Accrued interest on each Term Loan shall be payable in arrears on each Interest Payment Date for such Term Loan and on the Maturity Date applicable to such Loan; provided that (A) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Term Loan shall be payable on the effective date of such conversion.
(vi)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.
n.Inability to Determine Rates.
(i)If in connection with any request for a Term SOFR Loan or a conversion of ABR Loans to Term SOFR Loans or a continuation of any of such Term Loans, as applicable, (i) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.14(b), and the circumstances under clause (i) of Section 2.14(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed ABR Loan, or (ii) the Administrative Agent or the Required Lenders reasonably determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert ABR Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Alternate Base Rate, the utilization of the Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.14(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to ABR Loans immediately at the end of their respective applicable Interest Period.
(ii)Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have reasonably determined, that:
(1)adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(2)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent reasonably determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.14(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2.14 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, solely with respect to the Initial Term Loans, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate with respect to the Initial Term Loans will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right in its reasonable discretion in consultation with the Borrower to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 2.14, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
o.Increased Costs.
(i)If any Change in Law:
(1)subjects any Credit Party to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(2)imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or
(3)imposes on any Lender any other condition affecting this Agreement or Term SOFR Loans made by any Lender;
and the result of any of the foregoing is to increase the cost to the relevant Lender of making, converting to, continuing or maintaining any Term SOFR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any Term SOFR Loan in an amount deemed by such Lender to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (ii) above resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.
(ii)If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (other than (A) Indemnified Taxes or (B) Excluded Taxes) (taking into consideration such Lender’s or policies and the policies of such Lender’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(iii)Any Lender requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Borrower that (i) sets forth the amount or amounts necessary to compensate such Lender or the holding company thereof, as applicable, as specified in paragraph (a) or (b) of this Section, (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifies that such Lender is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.
(iv)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
p.Break Funding Payments. Subject to Section 9.05(f), in the event of (a) the conversion or prepayment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any Term SOFR Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the amount of any actual loss, expense and/or liability (including any actual loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain Term SOFR loans, but excluding loss of anticipated profit) that such Lender incurs or sustains as a result of such event. Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Borrower that (i) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (ii) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
q.Taxes.
(i)All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding for any Taxes, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17), the amounts received by the applicable Lender (or, in the case of any payment received by the Administrative Agent for its own account, the Administrative Agent) with respect to the applicable Loan Document equal the sum which would have been received had no such deduction or withholding been made.
(ii)In addition, without duplication of Section 2.17(a), the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(iii)Without duplication of Section 2.17(a), the Loan Parties shall jointly and severally indemnify each Credit Party, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes (which shall be repaid to the Borrower in accordance with Section 2.17(g)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17, the Loan Parties shall not be required to indemnify any Credit Party pursuant to this Section 2.17 for any incremental interest and penalties resulting from a failure by such Credit Party to notify the Loan Parties of such possible indemnification claim within 180 days after such Credit Party receives written notice from the applicable taxing authority of the specific Tax assessment giving rise to such indemnification claim.
(iv)[Reserved].
(v)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.
(vi)Status of Lenders.
(1)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as the Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(2)Without limiting the generality of the foregoing,
(a)each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed original copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(b)each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i)in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;
(ii)executed copies of IRS Form W-8ECI;
(iii)in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable); or
(iv)to the extent any Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN,

IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct or indirect partner;
(c)each Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed original copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(d)if a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding any other provision of this Section 2.17(f), a Lender shall not be required to deliver any documentation or information that such Lender is not legally eligible to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17(f).
(vii)Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(viii)Defined Terms. For purposes of this Section 2.17, the term “Requirements of Law” includes FATCA.
(ix)Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
r.Payments Generally; Allocation of Proceeds; Sharing of Payments; Administrative Agent’s Clawback.
(i)Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m. on the date when due, in immediately available funds (or such other form of consideration as the relevant recipient may agree), without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amount received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Borrower, except that any payment made pursuant to Sections 2.15, 2.16, 2.17 or 9.03 shall be made directly to the Person or Persons entitled thereto. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Sections 2.19(b), 2.20, 2.23 and 9.05(g) each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest in respect of the Loans of a given Class and each conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. All payments hereunder shall be made in Dollars or such other form of consideration as the relevant recipient may agree. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(ii)Subject in all respects to the provisions of any applicable Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01, shall be applied, first, on a pro rata basis, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent from the Borrower constituting Obligations, second, on a pro rata basis, to pay any fee or expense reimbursement obligation then due to the Lenders from the Borrower that constitutes an Obligation, third, to pay interest due and payable in respect of any Loan, on a pro rata basis, fourth, to prepay principal on the Loans, all Banking Services Obligations and all Secured Hedging Obligations, on a pro rata basis among the Secured Parties, fifth, to the payment of any other Secured Obligation due to the Administrative Agent, any Lender or any other Secured Party by the Borrower on a pro rata basis, sixth, as provided for under any applicable Intercreditor Agreement and seventh, to the Borrower or as the Borrower shall direct.
(iii)If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participation is purchased and all or any portion of the payment giving rise thereto is recovered, such participation shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any Loan to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23 and 9.02(c). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of clause (b)(i) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.18(c) shall be treated as having acquired such participation on the earlier date(s) on which it acquired an interest in the Loan(s) or Commitment(s) to which such participation relates.
(iv)Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(v)If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(vi)With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (f) shall be conclusive, absent manifest error. This Section 2.18(f) shall solely be an agreement between the Administrative Agent and the Lenders.
s.Mitigation Obligations; Replacement of Lenders.
(i)If any Lender requests compensation under Section 2.15 or determines it can no longer make or maintain Term SOFR Loans pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(ii)If (i) any Lender requests compensation under Section 2.15 or determines it can no longer make or maintain Term SOFR Loans pursuant to Section 2.20, (ii) any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender, (iv) any Lender declines to accept an Extension Offer or (v) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans held by such Lender as of such termination date or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that assumes such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender has received payment of an amount equal to the outstanding principal amount of its Loans of such Class of Loans and/or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Loans and/or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or any payment required to be made pursuant to Section 2.17, such assignment would result in a reduction in such compensation or payment and (C) such assignment does not conflict with applicable Requirements of Law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments, in each case, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment Agreement to evidence such sale and purchase and deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment Agreement (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment Agreement or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment Agreement or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).
t.Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (x) the Borrower shall, upon demand from the relevant Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to ABR Loans (it being understood that the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans (in which case the Borrower shall not be required to make any payment pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.
u.Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Person becomes a Defaulting Lender, then the following provisions shall apply for so long as such Person is a Defaulting Lender:
(i) The Commitments and Loans of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower as follows: first, to the payment of any amount owing by such Defaulting Lender to the Administrative Agent hereunder; second, so long as no Default or Event of Default exists, as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, as the Administrative Agent or the Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amount owing to the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amount owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loan of such Defaulting Lender. Any payment, prepayment or other amount paid or payable to any Defaulting Lender that is applied (or held) to pay any amount owed by any Defaulting Lender pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
v.Incremental Facilities.
(i)The Borrower may, at any time, on one or more occasions pursuant to an Incremental Facility Amendment add one or more new Classes of term facilities and/or increase the principal amount of the Term Loans of any existing Class by requesting new commitments to provide such Term Loans (any such new Class or increase, an “Incremental Facility” and any loan made pursuant to any Incremental Facility, “Incremental Loans”) in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:
(1)no Incremental Commitment in respect of any Incremental Facility may be in an amount that is less than $5,000,000 (or such lesser amount to which the Administrative Agent may reasonably agree),
(2)except as the Borrower and any Lender may separately agree, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide any Incremental Commitment shall be within the sole and absolute discretion of such Lender (it being agreed that the Borrower shall not be obligated to offer the opportunity to any Lender to participate in any Incremental Facility),
(3)no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Commitment or Incremental Loan,
(4)except as otherwise permitted herein (including with respect to margin, pricing (including any MFN provision), maturity, Weighted Average Life to Maturity and fees), the terms of any Incremental Facility, if not substantially consistent with those applicable to any then-existing Term Loans, must be reasonably acceptable to the Administrative Agent (it being agreed that any terms contained in such Incremental Facility (w) that are not materially less favorable to the Borrower (taken as a whole) than those contained in the Loan Documents (as determined in good faith by the Borrower), (x) which are applicable only after the then-existing Latest Maturity Date, (y) that is unsecured, which terms reflect market terms and conditions (taken as a whole) for issuances of “high yield” securities at the time of incurrence or issuance (as determined by the Borrower in good faith) and/or (z) that are more favorable to the lenders or the agent of such Incremental Facility than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to the applicable Incremental Facility Amendment (which shall not require the consent of any existing Lender or the Administrative Agent) shall, in each case be deemed to be satisfactory to the Administrative Agent; provided that notwithstanding the foregoing, a “financial maintenance covenant” applicable to any Incremental Facility that is a “term loan A” may be added to the Loan Documents or included in the applicable documentation for such Incremental Facility and need not be conformed or added to any existing Class),
(5)the Effective Yield (and the components thereof) applicable to any Incremental Facility shall be determined by the Borrower and the lender or lenders providing such Incremental Facility; provided that that during the period commencing on the Closing Date and ending on the date that is twelve months after the Closing Date, the Effective Yield applicable to any Incremental Facility which consists of syndicated secured term loans (other than Customary Bridge Loans) that are pari passu with the Initial

Term Loans in right of payment and with respect to security may not be more than 0.50% per annum higher than the Effective Yield applicable to the Initial Term Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor or Term SOFR floor) with respect to the Initial Term Loans is adjusted such that the Effective Yield on the Initial Term Loans is not more than 0.50% per annum less than the Effective Yield with respect to such Incremental Facility; provided, further, that any increase in Effective Yield applicable to any Initial Term Loan due to the application or imposition of an Alternate Base Rate floor or Term SOFR floor on any Incremental Loan may, at the election of the Borrower, be effected through an increase in the Alternate Base Rate floor or Term SOFR floor applicable to such Initial Term Loan; provided, further, that this Section 2.22(a)(v) shall not apply (x) in respect of any Incremental Facility the proceeds of which will be applied to finance a Permitted Acquisition or other Investment that is permitted hereunder, (y) in respect of any Incremental Facility having a final maturity date that is greater than two years after the Initial Term Loan Maturity Date or (z) if the aggregate principal amount of such Incremental Loans (together with the aggregate principal amount of all other Incremental Loans excluded in reliance on this clause (z), the aggregate principal amount of all Incremental Equivalent Debt incurred in reliance on clause (z) to the final proviso of the definition of “Incremental Equivalent Debt” and the aggregate principal amount of all term loan Indebtedness secured on a pari passu basis with the Liens securing the Term Loans and incurred in reliance on clause (iii) of the final proviso to clause (z) of Section 6.01(w)) does not exceed the greater of $280,000,000 and 50% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period in the aggregate,
(6)except with respect to Customary Bridge Loans and Incremental Loans in an aggregate principal amount not to exceed the Maturity Limitation Excluded Amount, the final maturity date with respect to any Class of Incremental Loans shall be no earlier than the Latest Maturity Date,
(7)except with respect to Customary Bridge Loans and Incremental Loans in an aggregate principal amount not to exceed the Maturity Limitation Excluded Amount, the Weighted Average Life to Maturity of any Incremental Facility shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing tranche of Term Loans (without giving effect to any prepayment thereof),
(8)subject to clauses (vi) and (vii) above, any Incremental Facility may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Facility,
(9)subject to clause (v) above, to the extent applicable, any fees payable in connection with any Incremental Facility shall be determined by the Borrower and the arrangers and/or lenders providing such Incremental Facility,
(10)(A) any Incremental Facility may rank pari passu with or junior to any then-existing tranche of Term Loans in right of payment and/or security or may be unsecured (and to the extent the relevant Incremental Facility is secured and not incurred under the Loan Documents, it shall be subject to an Intercreditor Agreement) and (B) no Incremental Facility may be (x) guaranteed by any Restricted Subsidiary which is not a Loan Party or (y) secured by any asset of the Borrower and/or any Restricted Subsidiary other than the Collateral,
(11)except as otherwise agreed by the lender or lenders providing the relevant Incremental Facility in connection with any acquisition or similar Investment, no Event of Default under Section 7.01(a), or with respect to the Borrower, Section 7.01(f) or (g) shall exist immediately prior to or after giving effect to such Incremental Facility,
(12)any Incremental Facility may participate (A) in any voluntary prepayment of Term Loans as set forth in Section 2.11(a)(i) and (B) in any mandatory prepayment of Term Loans as set forth in Section 2.11(b)(vi), in each case, to the extent provided in such Sections,
(13)the proceeds of any Incremental Facility may be used for Acquisitions, Investments, Restricted Payments, Restricted Debt Payments, working capital and/or purchase price adjustments and other general corporate purposes and any other use not prohibited by this Agreement, and
(14)on the date of the Borrowing of any Incremental Loans that will be of the same Class as any then-existing Class of Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.08 or 2.13, such Incremental Loans shall be added to (and constitute a part of, be of the same Type as and, at the election of the Borrower, have the same Interest Period as) each Borrowing of outstanding Term Loans of such Class on a pro rata basis (based on the relative sizes of such Borrowings), so that each Term Lender providing such Incremental Loans will participate proportionately in each then-outstanding Borrowing of Term Loans of such Class; it being acknowledged that the application of this clause (a)(xiv) may result in new Incremental Loans having an Interest Period (the duration of which may be less than one month) that begins during an Interest Period then applicable to outstanding Term SOFR Loans of the relevant Class and which ends on the last day of such Interest Period.
(ii)Incremental Commitments may be provided by any existing Lender, or by any other Eligible Assignee (any such other lender being called an “Incremental Lender”); provided that the Administrative Agent shall have a right to consent (such consent not to be unreasonably withheld or delayed) to the relevant Incremental Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Incremental Lender.
(iii)Each Lender or Incremental Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Incremental Lender shall become a Lender for all purposes in connection with this Agreement.
(iv)As conditions precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its request, the Administrative Agent shall be entitled to receive customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall be entitled to receive, from each Incremental Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Incremental Lender, (iii) the Administrative Agent, on behalf of the Incremental Lenders, or the Incremental Lenders, as applicable, shall have received the amount of any fees payable to the Incremental Lenders in respect of such Incremental Facility or Incremental Loans, (iv) subject to Section 2.22(h), the Administrative Agent shall have received a Borrowing Request as if the relevant Incremental Loans were subject to Section 2.03 or another written request the form of which is reasonably acceptable to the Administrative Agent (it being understood and agreed that the requirement to deliver a Borrowing Request shall not result in the imposition of any additional condition precedent to the availability of the relevant Incremental Loans) and (v) the Administrative Agent shall be entitled to receive a certificate of the Borrower signed by a Responsible Officer thereof (A) certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Incremental Facility or Incremental Loans and (B) to the extent applicable, certifying that the condition set forth in clause (a)(xi) above has been satisfied.
(v)[Reserved];
(vi)[Reserved].
(vii)The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to any other Loan Document as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.22, such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.22 and such other amendments as are described in Section 9.02(d)(ii).
(viii)Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition or other Investment and the lenders providing such Incremental Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality.
(ix)This Section 2.22 shall supersede any provision in Sections 2.18 or 9.02 to the contrary.
w.Extensions of Loans.
(i)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate transactions with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the Maturity Date of all or a portion of such Lender’s Loans and/or Commitments of such Class and otherwise modify the terms of all or a portion of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing or reducing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”); it being understood that any Extended Term Loans shall constitute a separate Class of Loans from the Class of Loans from which they were converted, so long as the following terms are satisfied:
(1)[reserved];
(2)except as to (A) interest rates, fees, amortization, final maturity date, Weighted Average Life to Maturity, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and any Lender who agrees to an Extension of its Term Loans and set forth in the relevant Extension Offer), (B) terms applicable to such Extended Term Loans (as defined below) that are more favorable to the lenders or the agent of such Extended Term Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or, as applicable, the Administrative Agent pursuant to the applicable Extension Amendment (which shall not require the consent of any non-extending Lender or the Administrative Agent) and (C) any covenant or other provision applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any such extended Term Loans, the “Extended Term Loans”) shall have substantially consistent terms (or terms not materially less favorable (taken as a whole) to existing Lenders) (as determined by the Borrower in good faith) as the tranche of Term Loans subject to the relevant Extension Offer;
(3)except with respect to Extended Term Loans in an aggregate principal amount not to exceed the Maturity Limitation Excluded Amount, the final maturity date of any Extended Term Loans may be no earlier than the Maturity Date of the tranche of Term Loans from which such Extended Term Loans were extended at the time of Extension;
(4)except with respect to Extended Term Loans in an aggregate principal amount not to exceed the Maturity Limitation Excluded Amount the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the tranche of Term Loans from which such Extended Term Loans were extended;
(5)subject to clauses (iii) and (iv) above, any Extended Term Loans may otherwise have an amortization schedule as determined by the Borrower and the Lenders providing such Extended Term Loans,
(6)any Extended Term Loans may participate (A) in any voluntary prepayment of Term Loans as set forth in Section 2.11(a)(i) and (B) in any mandatory prepayment of Term Loans as set forth in Section 2.11(b)(vi), in each case, to the extent provided in such Sections;
(7)if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders have accepted the relevant Extension Offer exceed the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed the applicable Lender’s actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;
(8)unless the Administrative Agent otherwise agrees, any Extension must be in a minimum amount of $5,000,000;
(9)any applicable Minimum Extension Condition must be satisfied or waived by the Borrower; and
(10)any documentation in respect of any Extension shall be consistent with the foregoing.
(ii)(i) No Extension consummated in reliance on this Section 2.23 shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (insofar as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to any Extension of any Class of Loans and/or Commitments and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to the consummation of any Extension that a minimum amount (to be specified in the relevant Extension Offer in the Borrower’s sole discretion) of Loans or Commitments (as applicable) of any or all applicable tranches be tendered; it being understood that the Borrower may, in its sole discretion, waive any such Minimum Extension Condition. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 and/or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.
(iii)No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments of any Class (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and any amendments to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.23.
(iv)In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.
(v)In connection with any Extension, to the extent requested by the Administrative Agent, the Lenders shall have received, with respect to any Mortgaged Property, the Flood Insurance Deliverables.
x.MIRE Event. Notwithstanding anything to the contrary herein, the making, increasing, extension or renewal of any Loans pursuant to this Agreement shall be subject to flood insurance due diligence and flood insurance compliance in accordance with Section 5.05 hereto.
ARTICLE 3REPRESENTATIONS AND WARRANTIES
The Borrower hereby represents and warrants to the Lenders that:
Section 1.0a.Organization; Powers. The Borrower and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than clause (a)(i) and clause (b), in each case, with respect to the Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 1.0b.Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.
Section 1.0c.Governmental Approvals; No Conflicts. The execution and delivery of each Loan Document by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirement of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), would reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation (including the ABL Loan Documents) to which such Loan Party is a party which violation, in the case of this clause (c), would reasonably be expected to result in a Material Adverse Effect.
Section 1.0d.Financial Condition; No Material Adverse Effect.
(i)The financial statements most recently provided pursuant to Section 4.01(c) and Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, subject, in the case of financial statements provided pursuant to Section 5.01(a) and Section 4.01(c), to the absence of footnotes and normal year-end adjustments.
(ii)Since the Closing Date, there have been no events, developments or circumstances that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 1.0e.Properties.
(i)As of the Closing Date, Schedule 3.05 sets forth the address of each Material Real Estate Asset.
(ii)The Borrower and each of its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.
(iii)The Borrower and its Restricted Subsidiaries own or otherwise have a license or right to use Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other Intellectual Property used in the conduct of their respective businesses as presently conducted without infringing, violating or misappropriating of the Intellectual Property of third parties, except where any such infringement, violation or misappropriation would not have, individually or in the aggregate, a Material Adverse Effect. All registrations of Patents, Trademarks and Copyrights and all applications therefor owned by the Borrower and its Restricted Subsidiaries are subsisting, and to the knowledge of the Borrower, valid and enforceable, except where any failure would not have, individually, or in the aggregate, a Material Adverse Effect. No claim, proceeding or litigation regarding any Intellectual Property is pending or, to the knowledge of the Borrower, threatened against the Borrower or its Restricted Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.
Section 1.0f.Litigation and Environmental Matters.
(i)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(ii)Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) neither the Borrower nor any of its Restricted Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) neither the Borrower nor any of its Restricted Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.
(iii)Neither the Borrower nor any of its Restricted Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.
Section 1.0g.Compliance with Laws. Each of the Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17 below.
Section 1.0h.Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.
Section 1.0i.Taxes. Each of Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
j.ERISA.
(i)Each Pension Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.
(ii)In the five-year period prior to the date on which this representation is made or deemed made, no ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
k.Disclosure.
        (a)    As of the Closing Date, to the knowledge of the Borrower, all written information (other than financial projections, financial estimates, other forward-looking information and/or projected information and information of a general economic or industry-specific nature) concerning the Borrower and its subsidiaries that was included in the Information Memorandum or otherwise prepared by or on behalf of the Borrower or its subsidiaries or their respective representatives and made available to any Initial Lender, any Arranger or the Administrative Agent in connection with the Transactions on or before the Closing Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto from time to time).
(b)    As of the Closing Date, the Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).
l.Solvency. As of the Closing Date, after giving effect to the Transactions and the incurrence of the Indebtedness and obligations being incurred in connection with this Agreement and the Transactions, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the present fair saleable value of the assets (on a going concern basis) of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured in accordance with their terms; (iii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iv) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in accordance with their terms. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liability meets the criteria for accrual under Statement of Financial Accounting Standards No. 5).

m.Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each subsidiary of the Borrower and the ownership interest therein held by the Borrower or its applicable subsidiary, and (b) the type of entity of the Borrower and each of its subsidiaries.
n.Security Interest in Collateral. Subject to the Legal Reservations, the Perfection Requirements and the provisions, limitations and/or exceptions set forth in this Agreement and/or any other Loan Document, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document or any Intercreditor Agreement) on the Collateral (to the extent such Liens are then required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.
For the avoidance of doubt, notwithstanding anything herein or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Capital Stock or Indebtedness of any Foreign Subsidiary, or as to the rights and remedies of the Administrative Agent or any Lender with respect thereto, under foreign Requirements of Law or (B) the enforcement of any security interest, or right or remedy with respect to any Collateral that may be limited or restricted by, or require any consent, authorization, approval or license under, any Requirement of Law or (C) at any time, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent the same is not required at such time in accordance with the terms hereof.
o.Labor Disputes. As of the Closing Date, except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters.
p.Federal Reserve Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U or X.
q.Anti-Terrorism Laws; Anti-Corruption Laws.
(i)None of the Borrower, any of its subsidiaries, any of their respective directors and officers or, to the knowledge of the Borrower or such subsidiary, their respective agents, employees, Affiliates or representatives thereof, is a Sanctioned Person. The Borrower maintains processes and procedures designed to promote and achieve compliance by the Borrower, its subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions.
(ii)To the extent applicable, the Borrower, its subsidiaries and their respective officers and directors and, to the knowledge of the Borrower, its employees and agents are in compliance and have conducted their business in compliance, in all material respects, with Anti-Corruption Laws and Sanctions.
(iii)No Borrowing or use of proceeds by the Borrower and/or any subsidiary will violate any Anti-Corruption Law or applicable Sanctions.
(iv)As of the Closing Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender (if any) in connection with this Agreement is true and correct in all respects.
The representations and warranties set forth in Sections 3.17(a), (b) and (c) above made by or on behalf of any Foreign Subsidiary are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary; it being understood and agreed that to the extent that any Foreign Subsidiary is unable to make any such representation or warranty set forth in Section 3.17 as a result of the application of this sentence, such Foreign Subsidiary shall be deemed to have represented and warranted that it is in compliance, in all material respects, with any equivalent Requirement of Law relating to anti-terrorism, anti-corruption or anti-money laundering that is applicable to such Foreign Subsidiary in its relevant local jurisdiction of organization.

ARTICLE 4CONDITIONS
Section 1.0a.Closing Date. The obligations of each Lender to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(i)Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party party thereto, (x) a counterpart signed by such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) (i) this Agreement, together with all schedules hereto, (ii) the Loan Guaranty, (iii) the Security Agreement and (iv) the ABL Intercreditor Agreement and (B) any Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (y) a Borrowing Request as required by Section 2.03.
(ii)Legal Opinions. The Administrative Agent (or its counsel) shall have received, on behalf of itself and the Lenders on the Closing Date, a customary written opinion of (i) Latham & Watkins, LLP, in its capacity as special New York, Delaware, Texas and California counsel for the Loan Parties and (ii) Dentons Durham Jones Pinegar P.C., in its capacity as special Utah counsel for the Loan Parties, in each case, dated the Closing Date and addressed to the Administrative Agent and the Lenders.
(iii)Financial Statements. The Administrative Agent shall have received (i) an audited consolidated balance sheet and audited consolidated statements of operations, stockholders’ equity and cash flows of TCB as of and for the Fiscal Year ended on or about December 31, 2022, and (ii) a consolidated balance sheet and related statements of operations and cash flows as of and for the Fiscal Quarters ended on or about March 31, 2022, June 30, 2022 and September 30, 2022.
(iv)Secretary’s Certificate and Good Standing Certificates. The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a Responsible Officer thereof, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consent of its board of directors, board of managers, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which it is a party on the Closing Date and (C) certify that (x) attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or equivalent) of such Loan Party (the “Articles of Organization”) certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and complete copy of its bylaws or operating, management, partnership or similar agreement (the “Governing Agreement”) and (y) the Articles of Organization and the Governing Agreement have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereof as of such date) and (ii) a good standing (or equivalent) certificate as of a recent date for such Loan Party from its jurisdiction of organization.
(v)Fees. Prior to or substantially concurrently with the funding of the Initial Term Loans hereunder, the Administrative Agent shall have received (i) all fees required to be paid by the Borrower on the Closing Date pursuant to the Engagement Letter and/or the Fee Letter and (ii) all expenses required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel), in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Loans.
(vi)Lien Searches. The Administrative Agent shall have received the results of recent UCC, tax, United States Patent and Trademark Office and United States Copyright Office and judgment Lien searches with respect to each of the Loan Parties to the extent reasonably required by the Administrative Agent, and such results shall not reveal any material judgment or any Lien on any of the assets of the Loan Parties except for Permitted Liens or Liens to be discharged on or prior to the Closing Date.
(vii)Transactions. The Transactions contemplated to occur on the Closing Date shall have been consummated.
(viii)Solvency. The Administrative Agent (or its counsel) shall have received a certificate in substantially the form of Exhibit M from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower dated as of the Closing Date and certifying as to the matters set forth therein.

(ix)Perfection Certificate. The Administrative Agent (or its counsel) shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby.
(x)Pledged Stock and Pledged Notes. The Administrative Agent (or its counsel) shall have received (i) the certificates representing the Capital Stock required to be pledged pursuant to the Security Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) each Material Debt Instrument (if any) endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof.
(xi)Filings Registrations and Recordings. Each document (including any UCC (or similar) financing statement) required by any Collateral Document or under applicable Requirements of Law to be filed, registered or recorded, if any, in order to perfect in favor of the Administrative Agent, for the benefit of the Secured Parties, the Liens on the Collateral required to be delivered pursuant to such Collateral Document, shall be in proper form for filing, registration or recordation and the Administrative Agent shall have received evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary in order to have a perfected first priority security interest (subject to the ABL Intercreditor Agreement and Permitted Liens) in the Collateral (including receipt of duly executed payoff letters and UCC-3 termination statements) shall have been taken.
(xii)USA PATRIOT Act. No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested with respect to any Loan Party in writing by any Initial Lender at least ten Business Days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(xiii)[Reserved].
(xiv)Beneficial Ownership Certification. To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent or any Initial Lender has requested the same at least 10 Business Days in advance of the Closing Date, the Administrative Agent or such Initial Lender shall have received a Beneficial Ownership Certification in relation to the Borrower no later than three Business Days in advance of the Closing Date.
(xv)Refinancing. After giving effect to the Transactions, the Borrower and its Restricted Subsidiaries shall have outstanding no indebtedness for borrowed money or preferred stock other than (a) the Term Loans, (b) the loans and other extensions of credit under the ABL Credit Agreement, (c) the Convertible Notes, (d) the Japan ABL Facility, (e) Topgolf Location Indebtedness and (f) other indebtedness for borrowed money incurred in the ordinary course of business (including Capital Lease obligations, Specified Capital Lease Obligations, obligation in respect of any construction advance, operating lease liability, any finance lease liability, any deemed landlord financing liability and/or any capitalized rent).
(xvi)Representations and Warranties. The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality or material adverse effect) on and as of the Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or in all respects if qualified by materiality or material adverse effect) only as of such specified date).
(xvii)No Default or Event of Default. At the time of and immediately after giving effect to the incurrence of the Initial Term Loans, no Event of Default or Default exists.
(xviii)Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that the conditions specified in Section 5.01(p) and (q) have been satisfied.
For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Loans hereunder on the Closing Date, the Administrative Agent and each Lender as applicable, shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be. The Borrowing of the Initial Term Loans on the Closing Date shall be deemed to constitute a representation and warranty by the Borrower on the date hereof as to the matters specified in paragraphs (p) and (q) of this Section.

ARTICLE 5AFFIRMATIVE COVENANTS
From the Closing Date until the date on which all Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent obligations for which no claim or demand has been made) have been paid in full in Cash (such date, the “Termination Date”), the Borrower hereby covenants and agrees with the Lenders that:
Section 1.0a.Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery by the Administrative Agent, subject to Section 9.05(f), to each Lender:
(i)Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending on or about March 31, 2023, the consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of operations and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto, which shall be accompanied by management’s discussion and analysis prepared by the Borrower with respect to the performance of the Borrower and its subsidiaries for such Fiscal Quarter;
(ii)Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year ending after the Closing Date, (i) the consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of operations, stockholders’ equity and cash flows of the Borrower for such Fiscal Year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year, (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing (which report shall be unqualified as to scope of audit and shall not be subject to a “going concern” explanatory paragraph or like statement (except as resulting from (A) the impending maturity of any Indebtedness within the 12-month period following the relevant audit date and/or (B) any breach or anticipated breach of any financial covenant under any Indebtedness)), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP and (iii) management’s discussion and analysis prepared by the Borrower with respect to the performance of the Borrower and its subsidiaries for such Fiscal Year;
(iii)Compliance Certificate. Together with each delivery of financial statements of the Borrower pursuant to Sections 5.01(a) and (b), (i) a duly executed and completed Compliance Certificate and (ii) solely to the extent that the Consolidated Adjusted EBITDA of all Unrestricted Subsidiaries (if any) exceeds 5.0% of the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries, in each case, as of the last day of the applicable Test Period, an unaudited summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements;
(iv)[Reserved].
(v)Notice of Default; Notice of Material Adverse Effect. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Borrower has taken, is taking and proposes to take with respect thereto;
(vi)Notice of Litigation. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clauses (i) or (ii), would reasonably be expected to have a Material Adverse Effect, written notice thereof from the Borrower;
(vii)ERISA. Promptly upon any Responsible Officer of the Borrower becoming aware of the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;
(viii)[Reserved].

(ix)Information Regarding Collateral. Written notice within 60 days (or by such later date to which the Administrative Agent may agree in its reasonable discretion) following any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number, in each case to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party;
(x)Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders acting in such capacity;
(xi)Certain Regulatory Information; Beneficial Ownership Regulation. Promptly following a request by the Administrative Agent, or any Lender, information or documentation reasonably required by the Administrative Agent or such Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and
(xii)Other Information. Such other information (financial or otherwise) as the Administrative Agent may reasonably request from time to time regarding the financial condition or business of the Borrower and its Restricted Subsidiaries; provided, however, that none of the Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of any Person, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.01(l)).
Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto at the website address listed on Schedule 9.01; provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k) above, the Borrower shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents at the website address listed on Schedule 9.01 and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on IntraLinks, SyndTrak or another relevant website (the “Platform”), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(j) above in respect of information filed by the Borrower with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q Reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may instead be satisfied with respect to any financial statements and management’s discussion and analysis of the Borrower by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to the Administrative Agent or any Lender.
No financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall be required to include acquisition accounting adjustments relating to the Transactions or any Permitted Acquisition or other Investment to the extent it is not practicable to include any such adjustments in such financial statement.
Section 1.0b.Existence. Except as otherwise permitted under Section 6.07, the Borrower will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business, in each case except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of its Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.
Section 1.0c.Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (ii) in the case of a Tax which has resulted or may result in the creation of a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 1.0d.Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof, in each case except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.
Section 1.0e.Insurance. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, (a) except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, such insurance coverage with respect to liability, loss or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons and (b) flood insurance with respect to each Flood Hazard Property, in each case in compliance with Flood Insurance Laws. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Secured Parties as an additional insured (with respect to liability insurance) and (ii) (A) to the extent available from the relevant insurance carrier in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a mortgagee/lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the mortgagee/lender’s loss payee thereunder as its interests may appear and (B) to the extent available, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).
Section 1.0f.Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants at the expense of the Borrower (provided that the Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (b) except as expressly set forth in clause (c) below during the continuance of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year, (c) when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (d) notwithstanding anything to the contrary herein, neither the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of any Person, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.06).
Section 1.0g.Maintenance of Books and Records. The Borrower will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.
Section 1.0h.Compliance with Laws. The Borrower will comply, and will cause each of its subsidiaries to comply, with (a) all applicable Requirements of Law (including applicable ERISA and Environmental Laws and except for applicable Sanctions, the USA PATRIOT Act and Anti-Corruption Laws), except to the extent the failure of the Borrower or the relevant Restricted Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect, and (b) all applicable Sanctions, the USA PATRIOT Act and Anti-Corruption Laws in all material respects; provided that the requirements set forth in this Section 5.08, as they pertain to compliance by any Foreign Subsidiary with applicable Sanctions, the USA PATRIOT ACT and other Anti-Terrorism Laws and Anti-Corruption Laws are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary in its relevant local jurisdiction. The Borrower will maintain processes and procedures designed to promote and achieve compliance by the Borrower, its subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions.
Section 1.0i.Environmental.
(i)Environmental Disclosure. The Borrower will deliver to the Administrative Agent:
(1)as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower or any of its Restricted Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at the Borrower’s real property or with respect to any Environmental Claims that, in each case might reasonably be expected to have a Material Adverse Effect;
(2)promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by the Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that would reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by the Borrower or any of its Restricted Subsidiaries or any other Person of which the Borrower or any of its Restricted Subsidiaries has knowledge in response to (1) any Hazardous Materials Activity the existence of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) any Environmental Claim that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (C) discovery by the Borrower of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that would reasonably be expected to have a Material Adverse Effect;
(3)as soon as practicable following the transmission or receipt thereof by the Borrower or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claim that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (B) any Release required to be reported by the Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency that would reasonably be expected to have a Material Adverse Effect, and (C) any request made to the Borrower or any of its Restricted Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity that would reasonably be expected to have a Material Adverse Effect;
(4)prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to expose the Borrower or any of its Restricted Subsidiaries to, or result in, Environmental Claims that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by the Borrower or any of its Restricted Subsidiaries to modify current operations in a manner that would subject the Borrower or any of its Restricted Subsidiaries to any additional obligations or requirements under any Environmental Law that are reasonably likely to have a Material Adverse Effect; and
(5)with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).
(ii)Hazardous Materials Activities, Etc. The Borrower shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable

Environmental Laws by the Borrower or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or threatened Release of Hazardous Materials at or from any Facility, in each case, that would reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Borrower or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
j.Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after giving effect to such designation, no Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary) and (ii) as of the date of the designation thereof, no Unrestricted Subsidiary owns any Capital Stock in any Restricted Subsidiary of the Borrower or holds any Indebtedness of or any Lien on any property of the Borrower or its Restricted Subsidiaries (unless the Borrower or such Restricted Subsidiary is permitted to incur such Indebtedness or grant such Lien in favor of such Unrestricted Subsidiary pursuant to Sections 6.01 and 6.02 and the relevant transaction with such Person is permitted pursuant to Section 6.09). The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as estimated by the Borrower in good faith (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon a re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Restricted Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s equity therein at the time of such re-designation.
k.Use of Proceeds. The Borrower shall use the proceeds of the Initial Term Loans on and after the Closing Date, to finance the Transactions and the working capital needs and other general corporate purposes of the Borrower and its subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses, Investments, Restricted Payments, Restricted Debt Payments and any other purpose not prohibited by the terms of the Loan Documents). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation U or X. The Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Loans or otherwise make available such proceeds (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law, (y) for the purpose of funding, financing or facilitating the activities, business or transaction of or with any Sanctioned Person, except to the extent permitted in compliance with applicable Sanctions or (z) in any manner that would result in the violation of any Sanction applicable to any party hereto.
l.Covenant to Guarantee Obligations and Give Security.
(i)Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary), (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary), (iii) any Restricted Subsidiary that is a Domestic Subsidiary and is not otherwise a Subsidiary Guarantor (other than a Restricted Subsidiary that otherwise constitutes an Excluded Subsidiary) ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 5.12(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred or (y) if the event giving rise to the obligation under this Section 5.12(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), the Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause such Restricted Subsidiary (other than any Excluded Subsidiary) to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the other relevant Secured Parties.

(ii)Within 90 days after the acquisition by any Loan Party of any Material Real Estate Asset other than any Excluded Asset (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall cause such Loan Party to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement”; it being understood and agreed that (i) with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Loan Party under Section 5.12(a) above, such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the first day of the time period within which such Restricted Subsidiary is required to become a Loan Party under Section 5.12(a) and (ii) with respect to any Material Real Estate Asset that becomes a Material Real Estate Asset on the one year anniversary of the acquisition thereof by virtue of the definition of “Material Real Estate Asset”, such Material Real Estate Asset shall be deemed to have been acquired on the one year anniversary of the acquisition thereof.
(iii)[Reserved].
(iv)Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:
(1)the Administrative Agent may grant extensions of time (including, after the expiration of any relevant period, which apply retroactively) for the creation and perfection of security interests in, or obtaining of any Mortgage Policy, legal opinion, Survey, insurance or other deliverable with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary, and each Lender hereby consents to any such extension of time;
(2)any Lien required to be granted or perfected from time to time pursuant to the definition of “Collateral and Guarantee Requirement” and/or any action requested in connection therewith shall be subject to the exceptions and limitations set forth in the Collateral Documents and any Intercreditor Agreement;
(3)perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of pledged Capital Stock and/or Material Debt Instruments owing from Persons that are not Loan Parties, in each case to the extent the same otherwise constitute Collateral) and shall be subject to any Intercreditor Agreement;
(4)no Loan Party shall be required to seek any lien waiver, landlord lien waiver, bailee letter, warehouseman waiver or other collateral access or similar letter or agreement, third party consent or lease amendment;
(5)no Loan Party will be required to (A) take any action outside of the U.S. in order to create or perfect any security interest in any asset located outside of the U.S., (B) execute any foreign law security agreement, pledge agreement, mortgage, deed or charge or (C) make any foreign intellectual property filing, conduct any foreign intellectual property search or prepare any foreign intellectual property schedule, in each case other than with respect to a Foreign Subsidiary designated as any Subsidiary Guarantor pursuant to clause (vi) below;
(6)in no event will (A) the Collateral include any Excluded Asset or (B) any Excluded Subsidiary be required to become a Subsidiary Guarantor; provided that notwithstanding the foregoing, the Borrower may, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), elect to cause any Restricted Subsidiary that is an Excluded Subsidiary to provide a Loan Guaranty by causing such Restricted Subsidiary to execute a Joinder Agreement (and in the case of any Foreign Subsidiary to grant perfected liens on substantially all of its assets (other than Excluded Assets) to the Administrative Agent pursuant to documentation reasonably agreed between the Administrative Agent and the Borrower), and any such Restricted Subsidiary shall be a Loan Party and a Subsidiary Guarantor for all purposes hereunder; it being understood and agreed that the Borrower may elect to join any Restricted Subsidiary that is not required to be or become a Subsidiary Guarantor as a Subsidiary Guarantor solely because such Restricted Subsidiary is an Immaterial Subsidiary without (x) the consent of the Administrative Agent or (y) delivery of a customary opinion of counsel;
(7)no action shall be required to perfect any Lien with respect to (A) any vehicle or other asset subject to a certificate of title, and any retention of title, extended retention of title right, or similar right, (B) any Letter-of-Credit Right or (C) the Capital Stock of any Immaterial Subsidiary, in each case to the extent that a security interest therein cannot be perfected by filing a Form UCC-1 (or similar) financing statement;

(8)no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (A) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement and, other than in the case of capital leases, purchase money and similar financings and restrictions on cash deposits, is binding on such asset at the time of its acquisition and not incurred in contemplation thereof, (B) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and, other than in the case of capital leases, purchase money and similar financings and restrictions on cash deposits, is binding on such asset at the time of its acquisition and not incurred in contemplation thereof, in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirements of Law or (C) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and, other than in the case of capital leases, purchase money and similar financings and restrictions on cash deposits, is binding on such asset at the time of its acquisition and not incurred in contemplation thereof pursuant to any “change of control” or similar provision, it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right;
(9)no Loan Party shall be required to perfect a security interest in any asset to the extent the perfection of a security interest in such asset would be prohibited under any applicable Requirement of Law;
(10)any joinder or supplement to any Loan Guaranty, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.12(a) above (including any Joinder Agreement) may, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document;
(11)the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, any asset as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, recording, intangibles or other tax or expenses relating to such Lien) outweighs the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent; and
(12)the Administrative Agent and the Borrower may execute and/or consent to such easements, covenants, subdivisions, rights of way or similar instruments (and Administrative Agent may agree to subordinate the lien of any mortgage to any such easement, covenant, subdivision, right of way or similar instrument or record or may agree to recognize any tenant pursuant to an agreement in a form and substance reasonably acceptable to the Administrative Agent), as are reasonable or necessary in connection with any project or transactions otherwise permitted hereunder.
m.Post-Closing Covenants. Except as otherwise agreed by the Administrative Agent in its reasonable discretion, the Borrower shall, and shall cause each of the other Loan Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 5.13, if any, within the time periods set forth therein (or such longer time periods as determined by the Administrative Agent in its reasonable discretion).
n.Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:
(i)The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, Mortgages and/or amendments thereto and other documents), in each case that may be required under any applicable law and which the Administrative Agent may reasonably request to ensure the perfection and priority of the Liens created or intended to be created under the Collateral Documents (but subject to the limitations set forth in Section 5.12 and the Collateral Documents), all at the expense of the relevant Loan Parties.
(ii)The Borrower will, and will cause each other applicable Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, assurances and other instruments, in each case as the Administrative Agent may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents (but subject to the limitations set forth in Section 5.12 and the Collateral Documents).
o.Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain public corporate facility ratings for the Initial Term Loans and public corporate ratings or corporate family ratings, as applicable, for the Borrower from each of S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency.
p.Conference Calls. The Borrower shall, prior to, or within 10 Business Days (or such later date as the Administrative Agent may agree in its reasonable discretion) after, the date of the delivery of the quarterly and annual financial information pursuant to clause (a) or (b) of Section 5.01, hold a conference call or teleconference, at a time selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal quarter or year, as the case may be, of the Borrower; provided, that if the Borrower hosts a quarterly investor or financial results call to which the Lenders have access, such conference call will satisfy the requirements of this Section 5.16.

ARTICLE 6NEGATIVE COVENANTS
From the Closing Date and until the Termination Date, the Borrower covenants and agrees with the Lenders that:
Section 1.0a.Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:
(i)the Secured Obligations (including any Additional Term Loan);
(ii)Indebtedness of the Borrower to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that in the case of (i) any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Loan Party, such Indebtedness shall be permitted as an Investment by Section 6.06 and/or (ii) any Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Administrative Agent;
(iii)Topgolf Location Indebtedness consisting of:
(1)mortgage financings, in an aggregate outstanding principal amount not to exceed the greater of $155,000,000 and 27.5% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period;
(2)Specified Capital Lease Obligations; and/or
(3)to the extent constituting Indebtedness, operating lease liabilities, finance lease liabilities and deemed landlord financing liabilities;
(iv)Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price, deferred purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition or other Investment permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement;
(v)Indebtedness of the Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;
(vi)Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of Banking Services and incentive, supplier finance or similar programs;

(vii)(i) guaranties by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers, landlords and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;
(viii)Guarantees by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower, any Restricted Subsidiary and/or any joint venture with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 6.06;
(ix)(A) Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date; provided that any such Indebtedness or commitment having an aggregate outstanding principal amount in excess of $10,000,000 on the Closing Date is described on Schedule 6.01 and (B) intercompany Indebtedness existing on the Closing Date;
(x)Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of $115,000,000 and 20% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period;
(xi)Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, service, license or similar agreements entered into in the ordinary course of business;
(xii)Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;
(xiii)Indebtedness of the Borrower and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness (other than Specified Capital Lease Obligations) in an aggregate outstanding principal amount not to exceed the greater of $115,000,000 and 20% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period;
(xiv)Indebtedness that has been Discharged and/or Escrowed Indebtedness;
(xv)Indebtedness issued by the Borrower or any Restricted Subsidiary to any stockholder of the Borrower or any current or former director, officer, employee, member of management, manager or consultant of the Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of the Borrower permitted by Section 6.04(a);
(xvi)Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (c), (i), (j), (m), (q), (r), (u), (v), (w), (x), (y), and/or (z) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that
(1)the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement and the related refinancing transaction, (B) an amount equal to any existing commitment unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional amount incurred in reliance on this clause (C) shall constitute a utilization of the relevant basket or exception pursuant to which such additional amount is permitted and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02),
(2)other than in the case of Refinancing Indebtedness (x) with respect to clauses (c), (i), (j), (m), (r), (u), (v) and/or (y) or (y) in an aggregate principal amount not to exceed the

Maturity Limitation Excluded Amount, (A) such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced; provided that this clause (ii) shall not apply to Customary Bridge Loans,
(3)the terms of any Refinancing Indebtedness (other than Refinancing Indebtedness with respect to clauses (c), (i), (j), (m), (r), (u), (v) and/or (y)) with an original principal amount in excess of the Threshold Amount (excluding, to the extent applicable, pricing (including any “MFN” provision), fees, premiums, rate floors, optional prepayment, redemption terms or subordination terms and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as determined by the Borrower in good faith), materially more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than (A) any covenant or other provision applicable only to periods after the applicable maturity date of the debt then-being refinanced as of such date, (B) any covenant or provision which is, in the good faith determination of the Borrower, a then-current market term for the applicable type of Indebtedness, (C) solely in the case of Refinancing Indebtedness in respect of Indebtedness incurred in reliance on clauses (a) and/or (z), any covenant or other provision which is conformed (or added) to the Loan Documents for the benefit of the Lenders or, as applicable, the Administrative Agent pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii) (which shall not require the consent of any existing Lender or the Administrative Agent), (D) solely in the case of Refinancing Indebtedness that is unsecured, any terms that reflect market terms and conditions (taken as a whole) for issuances of “high yield” securities at the time of incurrence or issuance (as determined by the Borrower in good faith) or (E) any covenant or other provision applicable under the documentation governing any Topgolf Location Indebtedness); provided that notwithstanding the foregoing, a “financial maintenance covenant” applicable to any Refinancing Indebtedness that is a “term loan A” may be included in the applicable documentation for such Refinancing Indebtedness and need not be conformed or added to any existing Class,
(4)in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (c), (j), (m), (q) (solely as it relates to Indebtedness incurred in reliance on the Fixed Incremental Amount), (r), (u), (v), (w) (solely as it relates to Indebtedness incurred in reliance on the Fixed Incremental Amount), and (z) (solely as it relates to Incremental Equivalent Debt incurred in reliance on clause (a) of the definition of “Incremental Cap”) of this Section 6.01, the incurrence thereof shall be without duplication of any amount outstanding in reliance on the relevant clause,
(5)except in the case of Replacement Debt, (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), and if the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Initial Term Loans, the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Initial Term Loans on terms not materially less favorable (as determined by the Borrower in good faith), taken as a whole, to the Lenders than those (x) applicable to the Liens securing the Indebtedness being refinanced, refunded or replaced, taken as a whole, or (y) set forth in any applicable agreement, (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 (it being understood that any entity that was a guarantor in respect of the relevant refinanced Indebtedness may be the primary obligor in respect of the refinancing Indebtedness, and any entity that was the primary obligor in respect of the relevant refinanced Indebtedness may be a guarantor in respect of the refinancing Indebtedness and any Loan Party may guaranty the obligations of any other Loan Party), and (C) if the Indebtedness being refinanced, refunded or replaced was expressly contractually subordinated to the Obligations in right of payment, (x) such Indebtedness is contractually subordinated to the Obligations in right of payment, or (y) if not contractually subordinated to the Obligations in right of payment, the purchase, defeasance, redemption, repurchase, repayment, refinancing or other acquisition or retirement of such Indebtedness is permitted under Section 6.04(b) (other than Section 6.04(b)(i)), and
(6)in the case of Replacement Debt, (A) such Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder, or is unsecured; provided that any such Indebtedness that is pari passu and/or junior with respect to the Collateral shall be subject to an Intercreditor Agreement, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any asset of the Borrower and/or any Restricted Subsidiary other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Restricted Subsidiary other than one or more Loan Parties and (D) such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement; it being understood and agreed that any such Indebtedness that is pari passu with the Initial Term Loans hereunder in right of payment and secured by the Collateral on a pari passu basis with respect to the Secured Obligations hereunder may participate (x) in any voluntary prepayment of Term Loans as set forth in Section 2.11(a)(i) and (y) in any mandatory prepayment of Term Loans as set forth in Section 2.11(b)(vi);
(xvii)Indebtedness assumed or incurred in connection with any Permitted Acquisition or other permitted Investment after the Closing Date; provided that (i) at the applicable time elected by the Borrower in accordance with Section 1.10(a), no Event of Default under Sections 7.01(a) (or with respect to the Borrower) (f), or (g) exists, (ii) the aggregate outstanding principal amount of such Indebtedness does not exceed (A) the Fixed Incremental Amount plus (B) any unused amount available under Section 6.01(u) (after giving effect to any reclassification of any Indebtedness incurred or issued under Section 6.01(u) as having been incurred or issued under any other applicable basket) plus (C) an unlimited additional amount of Indebtedness that is (1) secured by a Lien on the Collateral that is pari passu with the Lien securing the Secured Obligations, if, after giving effect to such acquisition on a Pro Forma Basis, at the time of incurrence, the First Lien Leverage Ratio does not exceed the greater of (x) 3.00:1.00 or (y) the First Lien Leverage Ratio immediately prior to such incurrence, (2) secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Secured Obligations, if, after giving effect to such acquisition on a Pro Forma Basis, at the time of incurrence, the Secured Leverage Ratio does not exceed the greater of (x) 3.50:1.00 or (y) the Secured Leverage Ratio immediately prior to such incurrence or (3) unsecured or secured by assets that do not constitute Collateral, if, after giving effect to such acquisition on a Pro Forma Basis, at the time of incurrence, either (A) the Total Leverage Ratio does not exceed the greater of (x) 4.00:1.00 or (y) the Total Leverage Ratio immediately prior to such incurrence or (B) the Interest Coverage Ratio is not less than the lesser of (x) 2.00:1.00 or (y) the Interest Coverage Ratio immediately prior to such incurrence, (iii) any such Indebtedness that is secured by a Lien on the Collateral that is pari passu with or junior to the Lien securing the Secured Obligations shall be subject to an Intercreditor Agreement and (iv) other than with respect to Customary Bridge Loans, TopGolf Location Indebtedness, Indebtedness of the type described in Section 6.01(m), Indebtedness of non-Loan Parties and Indebtedness in an aggregate principal amount not to exceed the Maturity Limitation Excluded Amount, the Weighted Average Life to Maturity applicable to any such Indebtedness incurred (but not assumed) is no shorter than the Weighted Average Life to Maturity of the then-existing Term Loans;
(xviii)Indebtedness pursuant to equipment financing and/or leases entered into by one or more of the Loan Parties, in an aggregate amount not to exceed the greater of $55,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period at any time outstanding;
(xix)Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;
(xx)(i) Indebtedness incurred pursuant to the ABL Credit Agreement and the related credit documents in an aggregate principal amount not to exceed the greater of (x) $675,000,000 and (y) the Borrowing Base (as defined in the ABL Credit Agreement), and (ii) any refinancings, refundings, replacements, renewals or extensions of any such Indebtedness; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, replacement, renewal or extension except by an amount equal to accrued interest and fees, a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
(xxi)Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of $185,000,000 and 33% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period;
(xxii)Indebtedness consisting of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Borrower and its subsidiaries in an aggregate amount not to exceed $20,000,000 in any fiscal year of the Borrower when combined with any Investments made pursuant to Section 6.06(p) during such fiscal year;
(xxiii)additional Indebtedness of the Borrower and/or any Restricted Subsidiary that is (1) secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Secured Obligations, (2) secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Secured Obligations or (3) unsecured or secured by assets that do not constitute Collateral, in each case so long as the aggregate outstanding principal amount of such Indebtedness does not exceed (i) the Fixed Incremental Amount plus (ii) any unused amount available under Section 6.01(u) (after giving effect to any reclassification of any Indebtedness incurred or issued under Section 6.01(u) as having been incurred or issued under any other applicable basket) plus (iii) an unlimited additional amount if, after giving effect thereto and the use of the proceeds thereof on a Pro Forma Basis, at the time of incurrence, (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Secured Obligations, the First Lien Leverage Ratio does not exceed 3.00:1.00, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Secured Obligations, the Secured Leverage Ratio does not exceed 3.50:1.00 or (C) if such Indebtedness is unsecured or secured by assets that do not constitute Collateral, either (x) the Total Leverage Ratio does not exceed 4.00:1.00 or (y) the Interest Coverage Ratio is not less than 2.00:1.00; provided that (w) any such Indebtedness that is secured by a Lien on the Collateral (other than Topgolf Location Indebtedness and/or Indebtedness of the type described in Section 6.01(m)) shall be subject to an Intercreditor Agreement, (x) other than with respect to (1) Customary Bridge Loans, (2) Topgolf Location Indebtedness, (3) Ratio Debt in an aggregate principal amount not to exceed the Maturity Limitation Excluded Amount, (4) Indebtedness of non-Loan Parties and/or (5) Indebtedness of the type described in Section 6.01(m), the Weighted Average Life to Maturity applicable to any such Indebtedness is no shorter than the Weighted Average Life to Maturity of the then-existing Term Loans, (y) the aggregate principal amount of Ratio Debt outstanding pursuant to this clause (w) incurred by a Restricted Subsidiary that is not a Guarantor shall not exceed the greater of $185,000,000 and 33% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period at any time and (z) during the period commencing on the Closing Date and ending on the date that is twelve months after the Closing Date, the Effective Yield applicable to any such Indebtedness in the form of syndicated secured term loans (other than Customary Bridge Loans) which are pari passu with the Initial Term Loans in right of payment and with respect to security may not be more than 0.50% per annum higher than the Effective Yield applicable to the Initial Term Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor or Term SOFR floor) with respect to the Initial Term Loans is adjusted such that the Effective Yield on the Initial Term Loans is not more than 0.50% per annum less than the Effective Yield with respect to such Indebtedness; provided, further, that any increase in Effective Yield applicable to any Initial Term Loan due to the application or imposition of an Alternate Base Rate floor or Term SOFR floor on any such Indebtedness may, at the election of the Borrower, be effected through an increase in the Alternate Base Rate floor or Term SOFR floor applicable to such Initial Term Loan; provided, further, that this clause (z) shall not apply (i) in respect of any Indebtedness the proceeds of which will be applied to finance a Permitted Acquisition or other Investment that is permitted hereunder, (ii) in respect of any Indebtedness having a final maturity date that is greater than two years after the Initial Term Loan Maturity Date or (iii) if the aggregate principal amount of such Indebtedness (together with the aggregate principal amount of all other Indebtedness excluded in reliance on this clause (iii), the aggregate principal amount of all Incremental Loans incurred in reliance on clause (z) to the final proviso of Section 2.22(a)(v) and the aggregate principal amount of all Incremental Equivalent Debt incurred in reliance on clause (z) of the final proviso to clause (f) of the definition of Incremental Equivalent Debt) does not exceed the greater of $280,000,000 and 50% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period in the aggregate;
(xxiv)Indebtedness in respect of the Convertible Notes of the Borrower in an aggregate principal amount not to exceed in the aggregate $275,000,000 and guarantees thereof by the Loan Parties;
(xxv)Indebtedness of the Borrower and/or any Restricted Subsidiary incurred in connection with any Sale and Lease-Back Transaction permitted pursuant to Section 6.08 (other than any Sale and Lease-Back Transaction consummated in reliance on Section 6.08(b)(iii));
(xxvi)Incremental Equivalent Debt;
(xxvii)Indebtedness (including obligations in respect of letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment, property, casualty or liability insurance (including premiums related thereto) or self-insurance, other reimbursement-type obligations regarding workers’ compensation claims, other types of social security, pension obligations, vacation pay or health, disability or other employee benefits;
(xxviii)Indebtedness of the Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to directors, officers, employees, members of management, managers, and consultants of the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with any Permitted Acquisition or any other Investment permitted hereby;
(xxix)[reserved];
(xxx)Indebtedness of the Borrower or any Restricted Subsidiary supported by any letter of credit, bank guarantee or similar instrument permitted by this Section 6.01;

(xxxi)unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);
(xxxii)without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary hereunder; and
(xxxiii)customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business.
Section 1.0b.Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:
(i)Liens securing the Secured Obligations created pursuant to the Loan Documents;
(ii)Liens for Taxes which (i) are not then due, (ii) if due, are not at such time required to be paid pursuant to Section 5.03 or (iii) are being contested in accordance with Section 5.03;
(iii)statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(iv)Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, completion guarantees and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to the Borrower and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;
(v)Liens consisting of survey exceptions, easements, rights-of-way, restrictions, covenants, conditions, declarations, encroachments, zoning restrictions and other defects or irregularities in title or environmental deed restrictions, in each case, which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole;
(vi)Liens consisting of any (i) interest or title of any owner, lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such owner, lessor or sub-lessor may be subject or (iv) subordination of the interest of the owner, lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);
(vii)Liens (i) solely on any Cash earnest money or “certain funds” deposits (including as part of any escrow arrangement) made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent, offer or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted under Section 6.07 and/or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 6.07;
(viii)(i) purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable Requirements of Law relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business, and (ii) Liens arising from precautionary UCC financing statements or similar filings;
(ix)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x)Liens in connection with any zoning, building, environmental or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of, or any dimensions of, real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;
(xi)Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of Indebtedness permitted pursuant to Sections 6.01(a), (c), (i), (j), (m), (q), (r), (u), (w), (y) and (z)); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced (it being understood that individual financings of the type permitted under Sections 6.01(c), (m) and/or (r) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates), after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof, replacements thereof, accessions or additions thereto and improvements thereon and (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) the Lien securing any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the Lien securing the relevant refinancing Indebtedness shall be set forth in an Intercreditor Agreement;
(xii)Liens existing on the Closing Date (provided that any such Lien securing Indebtedness or other obligations having an aggregate outstanding principal amount in excess of $10,000,000 on the Closing Date are described on Schedule 6.02) and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, replacements thereof, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Sections 6.01(c), (m) and/or (r) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;
(xiii)Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;
(xiv)Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the types permitted under Sections 6.01(c), (m) and/or (r) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);
(xv)Liens securing Indebtedness permitted under Section 6.01(t); provided that (x) with respect to ABL Priority Collateral only, subject to the ABL Intercreditor Agreement, such Liens may be senior to the Liens in favor of the Administrative Agent (and if such Liens are senior to the Liens in favor of the Administrative Agent with respect to ABL Priority Collateral, then such Liens must be junior to the Liens in favor of the Administrative Agent with respect to Collateral not constituting ABL Priority Collateral) and (y) such Indebtedness shall be subject to the ABL Intercreditor Agreement or another customary intercreditor agreement reasonably acceptable to the Administrative Agent;
(xvi)(i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions and/or (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction;
(xvii)Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(xviii)Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and/or its Restricted Subsidiaries;
(xix)Liens disclosed in any Mortgage Policy delivered pursuant to Section 5.12 with respect to any Material Real Estate Asset and any replacement, extension or renewal of any such Lien; provided that (i) no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof) and (ii) such Liens do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;
(xx)Liens securing Indebtedness incurred in reliance on, and subject to the provisions set forth in, Section 6.01(q), (w) and/or (z); provided that any Lien on the Collateral that is pari passu with or junior to the Lien on the Collateral securing the Secured Obligations that is granted in reliance on this clause (t) (other than, in the case of any Lien granted to secure Indebtedness incurred in reliance on Section 6.01(w), any Lien securing any Topgolf Location Indebtedness and/or Indebtedness of the type described in Section 6.01(m)) shall be subject to an Intercreditor Agreement;
(xxi)Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $185,000,000 and 33% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period; provided, that any Lien on any Collateral granted in reliance on this clause (u) (other than with respect to any Lien securing any Topgolf Location Indebtedness and/or Indebtedness of the type described in Section 6.01(m)) that is pari passu with or junior to the Lien on the Collateral securing the Secured Obligations shall be subject to an Intercreditor Agreement;
(xxii)(i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;
(xxiii)leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not secure any Indebtedness;
(xxiv)Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;
(xxv)Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (aa) and (dd);
(xxvi)Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar Requirement of Law under any jurisdiction);
(xxvii)Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of clauses (i) and (ii), securing intercompany Indebtedness permitted (or not restricted) under Section 6.01;
(xxviii)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(xxix)Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(xxx)Liens securing (i) obligations of the type described in Section 6.01(f) and/or (ii) obligations of the type described in Section 6.01(s);
(xxxi)(i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(xxxii)Liens on cash or Cash Equivalents arising in connection with the defeasance, Discharge or redemption of Indebtedness;
(xxxiii)Liens arising under any Specified Facility Lease;
(xxxiv)Liens securing obligations of the type described in Section 6.01(c) to the extent such Liens are limited to the Topgolf location (and the assets related to such Topgolf location, including, if applicable, any Core Property) related to such Topgolf Location Indebtedness or such other obligations;
(xxxv)Liens securing Indebtedness permitted under Section 6.01(r); provided that such Liens do not at any time encumber any property other than the property financed or leased by such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the types permitted under Sections 6.01(c), (m) and/or (r) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates); and
(xxxvi)any Lien existing on any property or asset prior to the acquisition thereof or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Restricted Subsidiary other than after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof, replacements thereof, accessions or additions thereto and improvements thereon and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes Restricted Subsidiary.
Section 1.0c.[Reserved].
Section 1.0d.Restricted Payments; Restricted Debt Payment.
(i)The Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:
(1)[reserved];
(2)the Borrower may repurchase, redeem, retire or otherwise acquire or retire for value its Capital Stock or the Capital Stock of the Borrower held by any future, present or former employee, director, member of management, officer, manager, consultant or independent contractor (or any Affiliate or Immediate Family Member thereof) of the Borrower or any subsidiary:
(a)so long as no Event of Default exists or would result therefrom, with Cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of promissory notes issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of the Borrower held by any future, present or former employee, director, member of management, officer, manager, consultant or independent contractor (or any Affiliate or Immediate Family Member thereof) of the Borrower) in an amount not to exceed in any Fiscal Year the greater of $30,000,000 and 5% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period, which, if not used in such Fiscal Year, shall be carried forward to the immediately succeeding Fiscal Year (any amount so carried forward shall be deemed to be used last in such succeeding Fiscal Year);
(b)with the proceeds of any sale or issuance of, or any capital contribution in respect of, the Capital Stock of the Borrower; or
(c)with the net proceeds of any key-man life insurance policy;
(3)the Borrower may make Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (iii)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (iii)(B);
(4)the Borrower may make Restricted Payments (i) to make Cash payments in lieu of the issuance of fractional shares in connection with any dividend, split or combination thereof in connection with any Investment permitted hereunder or the exercise or vesting of warrants, options, restricted stock units or similar incentive interests or other securities convertible into or exchangeable for Capital Stock of the Borrower or otherwise to honor a conversion requested by a holder thereof or (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers, consultants or independent contractors of the Borrower, any subsidiary of the Borrower or any of their respective Immediate Family Members or Affiliates, (B) payments or other adjustments to outstanding Capital Stock in accordance with any management equity plan, stock option plan or any other similar employee benefit or incentive plan, agreement or arrangement in connection with any Restricted Payment and/or (C) repurchases of Capital Stock in consideration of the payments described in clauses (A) and/or (B) above, including demand repurchases, in the case of each of clauses (A), (B) and (C), in connection with the granting, exercise or vesting of stock options, restricted stock units or similar incentive interests;
(5)the Borrower may repurchase or withhold Capital Stock upon the granting, exercise, vesting or settlement of warrants, options, restricted stock units, performance stock units or similar incentive interests, or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options, restricted stock units, performance stock units or similar incentive interests, or other securities convertible into or exchangeable for Capital Stock;
(6)[reserved];
(7)so long as no Event of Default exists, the Borrower may make Restricted Payments in an annual amount not to exceed $50,000,0000;
(8)the Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower or any Restricted Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of the Borrower and/or any Restricted Subsidiary (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;
(9)to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Sections 6.09(d) and (j));
(10)the Borrower may make additional Restricted Payments in an aggregate amount not to exceed the greater of (x) $115,000,000 and (y) 20% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period less any amounts previously utilized under the General Restricted Debt Payment Basket (the “General RP Basket”);
(11)the Borrower may pay any dividend or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof;
(12)the Borrower may make Restricted Payments constituting any part of a Permitted Reorganization;
(13)the Borrower may make additional Restricted Payments; provided that (i) no Event of Default exists and (ii) the Total Leverage Ratio would not exceed 2.75:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period; and
(14)the Borrower may make Restricted Payments consisting of the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to, the Borrower or any Restricted Subsidiary by, any Unrestricted Subsidiary.
(ii)the Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any prepayment, redemption or repurchase in Cash in respect of principal of or interest on any Junior Indebtedness (such Indebtedness, the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt, in each case, more than 180 days prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:
(1)any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01;
(2)as part of a customary catch-up payment to the extent necessary to avoid any Restricted Debt from constituting an “applicable high yield discount obligation”;
(3)payments of regularly scheduled principal or regularly scheduled interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Junior Indebtedness that are prohibited by the subordination provisions thereof);
(4)Restricted Debt Payments in an aggregate amount not to exceed the greater of (x) $115,000,000 and (y) 20% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period less any amounts previously utilized under the General RP Basket (the “General Restricted Debt Payment Basket”);
(5)(A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower and/or any Restricted Subsidiary (other than Qualified Capital Stock issued or sold to the Borrower and/or a Restricted Subsidiary of the Borrower or an employee stock ownership plan or to a trust established by the Borrower or any of its Restricted Subsidiaries for the benefit of their employees) and/or any capital contribution in respect of Qualified Capital Stock of the Borrower and/or any Restricted Subsidiary, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Borrower and/or any Restricted Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;
(6)Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (vi)(B); and
(7)additional Restricted Debt Payments; provided that (i) no Event of Default exists and (ii) the Total Leverage Ratio would not exceed 2.75:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period.
Section 1.0e.Burdensome Agreements. Except as provided herein or in any other Loan Document, any document with respect to any “Incremental Equivalent Debt” (as defined herein) and/or in any agreement with respect to any refinancing, renewal or replacement of such Indebtedness that is permitted by Section 6.01, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (x) any Restricted Subsidiary of the Borrower that is not a Loan Party to pay dividends or other distributions to the Borrower or any Loan Party, (y) any Restricted Subsidiary that is not a Loan Party to make cash loans or advances to the Borrower or any Loan Party or (z) any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except:
(i)set forth in any agreement governing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (c), (j), (m), (p) (as it relates to Indebtedness in respect of clauses (a), (c), (i)(A), (m), (q), (r), (u), (w), (x) and/or (y) of Section 6.01), (q), (r), (t), (u), (w) and/or (y) of Section 6.01;
(ii)arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business;
(iii)that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;

(iv)that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;
(v)(i) set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition and/or (ii) provisions limiting the Disposition or distribution of assets or property in sale-leaseback agreements, sale agreements and similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement);
(vi)set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;
(vii)imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, including provisions limiting the Disposition or distribution of assets or property in joint venture agreements that are applicable only to the assets that are the subject of such agreements (or the Capital Stock of which is the subject of such agreement);
(viii)on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;
(ix)set forth in documents which exist on the Closing Date and were not created specifically in contemplation thereof;
(x)arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower);
(xi)arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit;
(xii)arising in any Hedge Agreement and/or any agreement relating to any Banking Services Obligation (and/or any other obligation of the type described in Section 6.01(f));
(xiii)arising in any Specified Facility Lease and/or any other document or agreement relating to any Topgolf Location Indebtedness and/or any obligation not constituting Indebtedness relating to the financing of Topgolf locations;
(xiv)customary subordination and/or subrogation provisions set forth in documentation related to obligations of the type permitted by Sections 6.01(e), (g), (h), (k), (aa) and/or (dd) (not relating to Indebtedness for borrowed money) or other obligations not constituting Indebtedness, in each case that are entered into in the ordinary course of business;
(xv)set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower and/or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto; and/or
(xvi)imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (o) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 1.0f.Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:
(i)Cash or Investments that were Cash Equivalents at the time made;

(ii)(i) Investments existing on the Closing Date in any subsidiary and/or any Existing Joint Venture,
(8)Investments made after the Closing Date among the Borrower and/or one or more Restricted Subsidiaries that are Loan Parties,
(9)Investments made after the Closing Date by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate outstanding amount not to exceed the greater of $225,000,000 and 40% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period,
(10)Investments made by any Loan Party and/or any Restricted Subsidiary that is not a Loan Party in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Loan Party, and
(11)Investments made by any Restricted Subsidiary that is not a Loan Party in any Loan Party and/or any Restricted Subsidiary that is not a Loan Party;
(iii)Investments (i) constituting deposits, prepayments and/or other credits to distributors, suppliers, licensors and landlords, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, landlords, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies and services to the Borrower or any Restricted Subsidiary;
(iv)[reserved];
(v)(i) Permitted Acquisitions and (ii) any Investment in any Restricted Subsidiary that is not a Loan Party in an amount required to permit such Restricted Subsidiary to consummate a Permitted Acquisition, or make an Investment in any other Restricted Subsidiary to consummate, a Permitted Acquisition;
(vi)Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and, to the extent the amount of any such Investment exceeds $10,000,000 on the Closing Date, described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06;
(vii)Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition;
(viii)loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of the Borrower, its subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of the Borrower, either (i) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Capital Stock;
(ix)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(x)Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(B) of the proviso thereto), Section 6.07(b) (if made in reliance on clause (ii) therein), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));
(xi)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;
(xii)Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
(xiii)loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers, consultants or independent directors of the Borrower and/or any subsidiary in the ordinary course of business;
(xiv)Investments to the extent that payment therefor is made with Qualified Capital Stock of the Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control; provided that the portion of any such consideration not consisting of Qualified Capital Stock of the Borrower or any Restricted Subsidiary is permitted under another provision of this Section 6.06;
(xv)(i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such acquired Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the original amount of such Investment except as otherwise permitted by this Section 6.06;
(xvi)Investments consisting of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Borrower and its subsidiaries in an aggregate amount not to exceed $20,000,000 in any fiscal year of the Borrower when combined with any Indebtedness incurred pursuant to Section 6.01(v) during such fiscal year;
(xvii)Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed:
(1)(A) the greater of $365,000,000 and 65% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period, plus (B) at the election of the Borrower, the amount of Restricted Payments then permitted to be made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(a)(x) (it being understood that any amount utilized under this clause (B) to make an Investment shall result in a reduction in availability under Section 6.04(a)(x)), plus (C) at the election of the Borrower, the amount of Restricted Debt Payments then permitted to be made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv) (it being understood that any amount utilized under this clause (C) to make an Investment shall result in a reduction in availability under Section 6.04(b)(iv)), plus
(2)in the event that (A) the Borrower or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100.0% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;
(xviii)Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed (i) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r)(i) and/or (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (r)(ii);
(xix)(i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, landlords, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;
(xx)Investments pursuant to any facility development agreements among the Borrower and/or one or more Restricted Subsidiaries and a Person that is a real estate investment trust and/or any other third party financing provider relating to the development of one or more TopGolf locations and completion guarantees;
(xxi)Investments made in a Similar Business, including joint ventures and Unrestricted Subsidiaries, in an aggregate outstanding amount not to exceed the greater of $170,000,000 and 30% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period;
(xxii)Investments in subsidiaries in connection with any Permitted Reorganization;

(xxiii)Investments under any Derivative Transaction of the type permitted under Section 6.01(s);
(xxiv)Investments received by the Borrower and/or any Restricted Subsidiary as a result of a transaction otherwise permitted under this Agreement in exchange for which the recipient of the relevant Investment does not pay any consideration;
(xxv)Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business;
(xxvi)unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;
(xxvii)Investments in the Borrower, any Restricted Subsidiary and/or joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(xxviii)Investments so long as, after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio calculated as of the last day of the most recently ended Test Period does not exceed 3.00:1.00;
(xxix)any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary; and
(xxx)Investments consisting of the non-exclusive licensing, sublicensing or contribution of Intellectual Property, including pursuant to joint marketing and/or joint development arrangements with other Persons in the ordinary course of business.
Section 1.0g.Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition, in a single transaction or in a series of related transactions, except:
(i)any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Borrower, (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (A) the Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person (or, in the case of an amalgamation, the Person formed as a result thereof) shall expressly assume the obligations of such Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (B) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;
(ii)Dispositions (including of Capital Stock) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition made by any Loan Party to any Person that is not a Loan Party outside the ordinary course of business for working capital, administrative and/or other similar purposes shall be (i) for fair market value (as determined by the Borrower in good faith) with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents (including deferred consideration payable in Cash or Cash Equivalents) at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof);
(iii)(i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders (taken as a whole) and the Borrower or any Restricted Subsidiary receives the assets (if any) of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution or other transfer of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than Section 6.06(j)); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06; and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral, if any;
(iv)(i) Dispositions of inventory or equipment or immaterial (in the good faith determination of the Borrower) assets in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;
(v)Dispositions of surplus, obsolete, used or worn out property or other property that, in the good faith judgment of the Borrower, is (i) no longer useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (ii) otherwise economically impracticable to maintain;
(vi)Dispositions of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;
(vii)Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (i) Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), (ii) Permitted Liens, (iii) Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and (iv) Sale and Lease-Back Transactions permitted by Section 6.08;
(viii)Dispositions for fair market value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $55,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (including deferred consideration payable in Cash or Cash Equivalents); provided that for purposes of the 75% Cash consideration requirement, (i) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (ii) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (iii) any Security received by the Borrower or any Restricted Subsidiary from such transferee that is converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (iv) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) and Section 6.08(b)(i)(z) that is at that time outstanding, not in excess of the greater of $115,000,000 and 25% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash); provided, further, that (A) immediately prior to and after giving effect to such Disposition, as determined on the date on which the agreement governing such Disposition is executed, no Event of Default exists and (B) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii);
(ix)to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar or replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such similar or replacement property;
(x)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;
(xi)Dispositions, discounting or forgiveness of notes receivable or accounts receivable in the ordinary course of business (including to insurers which have provided insurance as to the collection thereof) or in connection with the collection or compromise thereof (includes sales to factors);
(xii)Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrower and its Restricted Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product line;

(xiii)(i) any termination of any lease in the ordinary course of business, (ii) any replacement of the Master Facility Lease with one or more leases between the Borrower and/or its applicable subsidiary, on the one hand, and 30 West Pershing LLC or its applicable Affiliate, on the other hand, (iii) any expiration of any option agreement in respect of real or personal property and (iv) any Disposition, termination, surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;
(xiv)Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);
(xv)Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;
(xvi)Dispositions constituting any part of any Permitted Reorganization;
(xvii)Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of its Restricted Subsidiaries or any of their respective businesses; provided that (i) the Net Proceeds received in connection with any such Disposition (other than the Disposition of any non-core asset acquired in an Equity-Financed Acquisition) shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii) and (ii) no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;
(xviii)exchanges or swaps, including transactions qualifying for tax free treatment under Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (in the good faith determination of the Borrower) for like assets; provided that upon the consummation of any such exchange or swap by any Loan Party, to the extent the assets received do not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the assets so exchanged or swapped;
(xix)[reserved];
(xx)(i) non-exclusive licensing and cross-licensing arrangements involving any technology, intellectual property or Intellectual Property of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of Intellectual Property, or issuances or registrations, or applications for issuances or registrations, of Intellectual Property, which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business as presently conducted of the Borrower and its Restricted Subsidiaries, taken as whole;
(xxi)terminations or unwinds of Derivative Transactions;
(xxii)Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;
(xxiii)Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of the Borrower and/or any Restricted Subsidiary;
(xxiv)Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law;
(xxv)any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;
(xxvi)any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter; and
(xxvii)Dispositions involving assets having a fair market value (as determined by the Borrower in good faith at the time of the relevant Disposition) of not more than the greater of $55,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test

Period in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to the immediately succeeding Fiscal Year (any amount so carried forward shall be deemed to be used last in such succeeding Fiscal Year).
To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article 8 hereof.
Section 1.0h.Sale and Lease-Back Transactions. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower or the relevant Restricted Subsidiary (I) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Restricted Subsidiaries) and (II) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to any Person (other than the Borrower or any of its Restricted Subsidiaries) in connection with such lease (such a transaction, a “Sale and Lease-Back Transaction”); provided that any Sale and Lease-Back Transaction shall be permitted so long as:
(i)the relevant Sale and Lease-Back Transaction is consummated in exchange for Cash and Cash Equivalent consideration (including deferred consideration payable in Cash or Cash Equivalents) and/or rent concessions (provided that for purposes of the foregoing cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of the relevant Sale and Lease-Back Transaction having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.07(h)(iv) that is at that time outstanding, not in excess of the greater of $115,000,000 and 25% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash); and
(ii)either:
(1)the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this Section 6.08 (other than Sale and Lease-Back Transactions of the type described in clauses (ii) and (iii) below) does not exceed the greater of $85,000,000 and 15% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period,
(2)such Sale and Lease-Back Transaction constitutes a Specified Sale and Lease-Back Transaction; or
(3)such Sale and Lease-Back Transaction constitutes an Equipment Sale and Lease-Back Transaction.
Section 1.0i.Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $15,000,000 in any individual transaction or series of related transactions with any of their respective Affiliates on terms, taken as a whole, that are materially less favorable (taken as a whole) to the Borrower or such Restricted Subsidiary, as the case may be (as determined by the Borrower in good faith), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:
(i)any transaction between or among the Borrower and/or one or more Restricted Subsidiaries and/or joint ventures (or any entity that becomes a Restricted Subsidiary or joint venture as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(ii)any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans and other equity and equity-based compensation plans approved by the board of directors (or equivalent governing body) (or pursuant to a delegation thereby) of the Borrower or any Restricted Subsidiary;
(iii)(i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) any transaction pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any separation or severance arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;
(iv)(i) transactions permitted by Sections 6.01(d), (o), (bb) and (ee), 6.04, 6.06, 6.07 or 6.08 and (ii) issuances of Capital Stock, equity contributions and issuances and incurrences of Indebtedness not restricted by this Agreement;
(v)transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;
(vi)the pledge of Capital Stock of a joint venture or Unrestricted Subsidiary securing capital contributions to, or obligations of, such Persons;
(vii)the Transactions, including the payment of Transaction Costs;
(viii)customary compensation to, and reimbursement of reasonable out-of-pocket expenses of, Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;
(ix)Guarantees permitted by Section 6.01 or Section 6.06;
(x)transactions among the Borrower and its Restricted Subsidiaries that are otherwise permitted (or not restricted) under this Article 6;
(xi)the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business;
(xii)transactions with customers, clients, suppliers, landlords, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;
(xiii)the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;
(xiv)(i) any purchase of the Capital Stock of (or contribution to the equity capital of) the Borrower and (ii) any intercompany loan made to the Borrower or any Restricted Subsidiary; and
(xv)any transaction (or series of related transactions) in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction or transactions, as applicable, is or are on terms that, taken as a whole, are not materially less favorable to the Borrower and/or, if applicable, one or more of its Restricted Subsidiaries, individually or taken as a whole, as the context may require, than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate.
j.Conduct of Business. From and after the Closing Date, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than the businesses engaged in by the Borrower or any Restricted Subsidiary on the Closing Date and reasonable extensions thereof and similar, incidental, complementary, ancillary or related businesses.
k.Amendments or Waivers of Certain Documents. The Borrower shall not, nor shall it permit any Subsidiary Guarantor to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the Lenders (in their capacities as such), taken as a whole; provided that, for purposes of clarity, it is understood and agreed that the Borrower and/or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.07.
l.Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify (a) the subordination terms of any Restricted Debt (or the subordination terms set forth in the documentation governing any Restricted Debt) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such) or (b) the terms of any Restricted Debt in violation of any Intercreditor Agreement or the subordination terms set forth in the definitive documentation governing any Restricted Debt; provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof (including to the extent that such Indebtedness would be permitted to be incurred under this Agreement at the time of such replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding, after giving effect thereto).
m.Fiscal Year. The Borrower shall not change its Fiscal Year-end; provided that the Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Borrower to another date, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.
n.IP Separation and Relicense Transactions. Neither the Borrower nor any Restricted Subsidiary shall consummate any IP Separation and Relicense Transaction.
ARTICLE 7EVENTS OF DEFAULT
Section 1.0a.Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(i)Failure To Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or
(ii)Default in Other Agreements. Any of the following:
(1)failure by the Borrower or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than (A) Indebtedness referred to in clause (a) above and (B) Indebtedness among the Borrower and/or its Restricted Subsidiaries) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor, or
(2)breach or default by the Borrower or any of its Restricted Subsidiaries with respect to any term not referenced in clause (i) above of (A) one or more items of Indebtedness (other than (x) Indebtedness referred to in clause (a) above, (y) Indebtedness among the Borrower and/or its Restricted Subsidiaries and (z) Topgolf Location Indebtedness and/or Capital Leases) (such Indebtedness, other than the items described in clauses (x) through (z) above, the “Specified Indebtedness”) with an aggregate outstanding principal amount, together with the aggregate outstanding principal amount of any Topgolf Location Indebtedness and/or Capital Lease with respect to which a breach or default of the type (and resulting in the effect) described in clause (iii) below has occurred and is continuing, exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Specified Indebtedness (other than, for the avoidance of doubt, with respect to Specified Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause or to permit the holder or holders of such Specified Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with the giving of notice, if required) such Specified Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, or
(3)breach or default by the Borrower or any of its Restricted Subsidiaries with respect to any term not referenced in clause (i) above of (A) one or more items of Topgolf Location Indebtedness and/or one or more Capital Leases with an aggregate outstanding principal amount for all such Topgolf Location Indebtedness and Capital Leases, together with the aggregate outstanding principal amount of any Specified Indebtedness with respect to which a breach or default of the type (and resulting in the effect) described in clause (ii) above has occurred and is continuing, exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such Topgolf Location Indebtedness and/or Capital Leases, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is that the holder or holders of such Topgolf Location Indebtedness or Capital Lease obligation (or a trustee or agent on behalf of such holder or holders) have caused (with the giving of notice, if required) such Topgolf Location Indebtedness or Capital Lease obligation to become or be declared due and payable (or redeemable) prior to its stated maturity;
provided that (1) an event of default under the ABL Credit Agreement shall not constitute an Event of Default under clause (ii) of this paragraph (b) unless and until the date on which the lenders under the ABL Credit Agreement have actually declared all such obligations under the ABL Credit Agreement to be immediately due and payable in accordance with the terms of the ABL Credit Agreement and such declaration has not been rescinded by the lenders under the ABL Credit Agreement on or before such date, (2) any conversion of, or trigger of conversion rights with respect to, any convertible debt securities of the Borrower otherwise permitted to be incurred under this Agreement (whether or not such conversion is to be settled in cash or capital stock or a combination thereof) unless such conversion results from any event of default thereunder or a “change of control”, “fundamental change” or similar occurrence thereunder, shall not constitute an Event of Default, (3) clauses (ii) and (iii) of this paragraph (b) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder, (4) any failure described under clauses (i) through (iii) above is unremedied and is not waived by the holders of such Indebtedness or the relevant lease counterparty, as applicable, prior to any termination of the Commitments or acceleration of the Loans pursuant to Article 7 and (5) it is understood and agreed for the avoidance of doubt that the occurrence of any event described in clauses (i) through (iii) above that would, prior to the expiration of any applicable grace period, permit the holder or holders of the relevant Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with the giving of notice, if required) such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be will not result in a Default or Event of Default under this Agreement prior to the expiration of such grace period; or
(iii)Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (as it applies to the preservation of the existence of the Borrower), Section 5.11 or Article 6; or
(iv)Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate) being untrue in any material respect as of the date made or deemed made; or
(v)Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or
(vi)Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local Requirements of Law, which relief is not stayed; or (ii) the commencement of an involuntary case against the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a material part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a material part of its property, which remains, in any case under this clause (f), undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or
(vii)Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, trustee or other custodian for all or a material part of its property; (ii) the making by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or
(viii)Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against the Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by indemnity from a third party, or indemnifying party as to which the relevant indemnifying party has been notified and not denied its indemnification obligations, as applicable, by self-insurance (if applicable) or by insurance and/or an indemnification provision as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days; or
(ix)Employee Benefit Plans. The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of the Borrower or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
(x)Change of Control. The occurrence of a Change of Control; or
(xi)Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any material Loan Guaranty for any reason ceasing to be in full force and effect (other than in accordance with its terms or as a result of the occurrence of the Termination Date) or being declared, by a court of competent jurisdiction, to be null and void or the repudiation in writing by any Loan Guarantor of its obligations thereunder (in each case, other than as a result of the discharge of such Loan Guarantor in accordance with the terms thereof), (ii) this Agreement or any material Collateral Document ceasing to be in full force and effect or ceasing to create a valid and perfected (with the priority specified in such Collateral Document and subject to Permitted Liens and any applicable Intercreditor Agreement) Lien on Collateral purported to be covered thereby (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or being declared null and void or (iii) other than in any bona fide, good faith dispute as to the scope of Collateral or whether any Lien has been, or is required to be released, the contesting by any Loan Party of the validity or enforceability of any material provision of any Loan Document in writing or denial by any Loan Party in writing that it has any further liability (other than by reason of the occurrence of the Termination Date or any other termination of any other Loan Document in accordance with the terms thereof), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the mere failure of the Administrative Agent to maintain possession of any physical Collateral with respect to a Lien that otherwise was or would have been perfected shall not result in an Event of Default under this Section 7.01(k) or any other provision of any Loan Document; or
(xii)Subordination. The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Junior Lien Indebtedness or any such subordination provision being invalidated by a court of competent jurisdiction in a final non-appealable order, or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto;
then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon such Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event with respect to the Borrower described in clauses (f) or (g) of this Article, any such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case without further action of the Administrative Agent or any Lender. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE 8THE ADMINISTRATIVE AGENT
Section 1.0a.Appointment and Authorization of Administrative Agent. Each of the Lenders, each, on behalf of itself and its applicable Affiliates and in their respective capacities as such and as Hedge Banks and/or Cash Management Banks, as applicable, hereby irrevocably appoints BofA (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
Section 1.0b.Rights as a Lender. Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.
Section 1.0c.Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein and (d) the Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof.
If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.
Section 1.0d.Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrower, the Administrative Agent and each Secured Party agree that:
(i)no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood that any right to realize upon the Collateral or enforce any Loan Guaranty against any Loan Party pursuant hereto or pursuant to any other Loan Document may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof or thereof and that all other powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all or any portion of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition.
(ii)no holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.
(iii)each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:
(1)consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;
(2)credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;
(3)credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;
(4)credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or
(5)estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;
it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to Sections 8.04(c)(ii), (iii) or (iv) without its prior written consent.
(iv)Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under Sections 8.04(c)(ii), (iii) or (iv), the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.
(v)With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described above so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.
(vi)Each Secured Party whose Secured Obligations are credit bid under Sections 8.04(c)(ii), (iii) or (iv) shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.
(vii)In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(1)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and
(2)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
(viii)Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03.
(ix)Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 1.0e.Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 1.0f.Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
Section 1.0g.Successor Administrative Agent. The Administrative Agent may resign at any time by giving 30 days’ prior written notice to the Lenders and the Borrower; provided that if no successor agent is appointed in accordance with the terms set forth below within such 30-day period, the Administrative Agent’s resignation shall not be effective until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is specified in such notice (which shall be no earlier than 30 days after the date thereof) (or such later date as the resigning Administrative Agent may agree). If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower may, upon ten days’ notice, remove the Administrative Agent; provided that if no successor agent is appointed in accordance with the terms set forth below within such 10 day period, the Administrative Agent’s removal shall, at the option of the Borrower, not be effective until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is 20 days after the last day of such 10-day period (or such later date as the Borrower may agree). Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank, trust company or other Person reasonably acceptable to the Borrower with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided that during the existence of an Event of Default under Section 7.01(a) or, with respect to the Borrower, Sections 7.01(f) or (g), no consent of the Borrower shall be required. If no successor has been appointed as provided above and accepted such appointment within 30 days after the resigning Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal (or such later date as the resigning Administrative Agent may agree), then (a) in the case of a resignation, the resigning Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, the consent of the Borrower) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a resignation if the Administrative Agent notifies the Borrower and the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with the provisos to the first two sentences in this paragraph (unless the retiring Administrative Agent has agreed in its sole discretion to extend the effectiveness of its resignation) and (i) the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Secured Obligations, the resigning Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent (other than any rights to indemnity payments owed to the resigning Administrative Agent), and the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13 hereof). The fees payable by the Borrower to any successor Administrative Agent shall not be greater than those payable to its predecessor unless otherwise expressly agreed in writing between the Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such resigning or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the resignation or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.
Section 1.0h.Non-Reliance On Administrative Agent. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.
Notwithstanding anything to the contrary herein, the Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent or a Lender hereunder, as applicable.
Section 1.0i.Collateral and Guaranty Matters. Each Lender and each other Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall:
(i)release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred (or substantially concurrently with such release is to be sold or transferred) as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;
(ii)subject to Section 9.22, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Restricted Subsidiary (or is or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder and the Borrower has requested that such Subsidiary Guarantor cease to be a Subsidiary Guarantor); provided, that the release of any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if such Guarantor did not become an Excluded Subsidiary of the type described in clause (a) of the definition thereof as a result of (A) a transfer of its equity interests to any Affiliate of the Borrower for a non-bona fide business purpose for less than fair market value or (B) a non-bona fide transaction the primary purpose of which was to cause such entity to become a non-wholly-owned Subsidiary of the Borrower in order to release it from its Loan Guaranty;
(iii)subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(c), 6.02(d), 6.02(e), 6.02(f), 6.02(g)(i), 6.02(k) (with respect to a refinancing of any other Lien referred to in this clause (c)), 6.02(l) (other than with respect to the ABL Credit Agreement), 6.02(m), 6.02(n), 6.02(o) (subject to the ABL Intercreditor Agreement with respect to the ABL Credit Agreement), 6.02(q), 6.02(r), 6.02(s), 6.02(u) (to the extent such Lien is of a type with respect to which subordination is otherwise permitted under this clause (c) (other than with respect to 6.02(l))), 6.02(y), 6.02(bb), 6.02(cc), 6.02(dd), 6.02(ee), 6.02(ff), 6.02(gg), 6.02(hh), 6.02(ii) and/or 6.02(jj) (and any Lien securing any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); and
(iv)(i) enter into, amend, restate, supplement or otherwise modify subordination, intercreditor, collateral trust and/or similar agreements with respect to Indebtedness (including any Intercreditor Agreement and/or any amendment to any Intercreditor Agreement) that is (x) required or permitted to be senior to, pari passu with or subordinated hereunder and/or (y) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination, collateral trust or similar agreement and/or enter into, amend, restate, supplement or otherwise modify any subordination, non-disturbance, attornement or similar agreement with respect to any lease, license or similar arrangement permitted hereunder.
Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Guaranty or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8.
j.Intercreditor Agreements. The Administrative Agent is authorized to enter into, amend, restate, supplement or otherwise modify the ABL Intercreditor Agreement on the Closing Date, and thereafter any Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to any (a) Indebtedness (i) that is (A) required or permitted to be senior to, pari passu with, or subordinated hereunder and/or (B) secured by any Lien and (ii) which contemplates an intercreditor, subordination, collateral trust or similar agreement and/or (b) Secured Hedging Obligations and/or Banking Services Obligations, whether or not constituting Indebtedness (any such other intercreditor, subordination, collateral trust and/or similar agreement an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Intercreditor Agreement and any other Additional Agreement is binding upon them. Each Secured Party party hereto hereby (a) agrees that it will be bound by, and will not take any action contrary to, the provisions of any Intercreditor Agreement or any other Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into, amend, restate, supplement or otherwise modify the ABL Intercreditor Agreement on the Closing Date, and thereafter any Intercreditor Agreement and/or any other Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Intercreditor Agreement and/or any other Additional Agreement.
k.Indemnification of Administrative Agent. To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower in accordance with and to the extent required by Section 9.03(b) hereof, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
The Arrangers shall have no duties or responsibilities hereunder in their respective capacities as such.
l.ERISA Representation of the Lenders.
(i)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(1)such Lender is not using "plan assets" (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments,
(2)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE

90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(3)(A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(4)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(ii)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent nor any Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
m.Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount. This Section 8.13 shall solely be an agreement between the Administrative Agent and the Lenders.
n.Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise against any amount due to the Administrative Agent under this Section 8.14.

ARTICLE 9MISCELLANEOUS
Section 1.0a.Notices.
(i)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:
(1)if to any Loan Party, to such Loan Party in the care of the Borrower at:
Topgolf Callaway Brands Corp.
2180 Rutherford Road
Carlsbad, CA 92008
Telephone: (760) 804-4056
Facsimile: (760) 804-4242
Attention: Brian P. Lynch
Email: BrianL@callawaygolf.com

with copy to (which shall not constitute notice to any Loan Party):
Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071-1560
Telephone: +1 (213) 891-8507
Attention: Kenneth D. Askin
Email: kenneth.askin@lw.com

(2)if to the Administrative Agent, at:
For Principal and Interest Payments:

Bank of America, N.A.
Dedicated Servicing
900 West Trade Street
Gateway Village – 900 Building
Mail Code: NC1-026-06-04
Charlotte, NC 28255
Attn: Patricia Santos
Phone: 980-387-3794
Email: patricia.santos@bofa.com
Fax Number: 704-625-4200
Other Notices for Administrative Agent:

Bank of America, N.A.
Agency Management
900 West Trade Street
Gateway Village – 900 Building
Mail Code: NC1-026-06-03
Charlotte, NC 28255
Attn: Erik M. Truette
Phone: 980-387-5451
Email: erik.m.truette@bofa.com
Fax Number: 704-409-0015

(3)if to any Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.
All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that received notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(ii)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(iii)Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself and each Lender.
(iv)The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by, or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information within the meaning of the United States federal securities laws with respect to the Borrower or its securities) (each, a “Public Lender”). At the request of the Administrative Agent, the Borrower and, for purposes of clause (iii) below, the Administrative Agent, hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as information (A) that has been made publicly available or (B) would not be material with respect to the Borrower, its subsidiaries, any of their respective securities or the Transactions as determined in good faith by the Borrower for purposes of the United States federal securities laws and (iii) the Administrative Agent shall be required to treat Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information (it being understood that the Borrower shall have a reasonable opportunity to review the same prior to distribution and comply with SEC or other applicable disclosure obligations): (1) any Loan Document, (2) any amendment to any Loan Document and/or (3) the financial statements delivered pursuant to Section 5.01(a) or (b).
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS ON, OR THE ADEQUACY OF, THE PLATFORM, AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY SUCH COMMUNICATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE

DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.
Section 1.0b.Waivers; Amendments.
(i)No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof except as provided herein or in any Loan Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, making of any Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.
(ii)Subject to Sections 9.02(b) through (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:
(a)the consent of each Lender directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that:
(i)increases the Commitment of such Lender; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;
(ii)reduces the principal amount of any Loan owed to such Lender or any amount due to such Lender on any Loan Installment Date;
(iii)(x) extends the scheduled final maturity of any Loan or (y) postpones any Loan Installment Date or any Interest Payment Date with respect to any Loan held by such Lender or the date of any scheduled payment of any fee or premium payable to such Lender hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);
(iv)reduces the rate of interest (other than to waive any Default or Event of Default or any obligation of the Borrower to pay interest to such Lender at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee or premium owed to such Lender; it being understood that no change in the definition of “First Lien Leverage Ratio” or any other ratio used in the calculation of the Applicable Rate, or in the calculation of any other interest, fee or premium due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;
(v)extends the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Lender;

(vi)waives, amends or modifies the provisions of Sections 2.18(b) or 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23, 9.02(c) and/or 9.05(g) or as otherwise provided in this Section 9.02); or
(vii)except as expressly permitted by Sections 6.01 and 6.02 hereof, (x) subordinate, or have the effect of subordinating the Obligations under the Loan Documents to any other Indebtedness for borrowed money or (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations under the Loan Documents to Liens securing any other Indebtedness for borrowed money (other than subordinating the Liens on the ABL Priority Collateral to the Liens under the ABL Loan Documents pursuant to the ABL Intercreditor Agreement); provided, however, that the incurrence of any “debtor-in-possession” type facility (other than a “debtor-in-possession” type facility that includes any non-pro rata refinancing, repayment, “roll-up”, exchange or conversion of all or a portion of the Obligations into such “debtor-in-possession” type facility) shall not be restricted by this clause (7);
(b)no such agreement shall:
(i)change any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders”, in each case to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;
(ii)release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.22 hereof), without the prior written consent of each Lender; or
(iii)release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.22 hereof), without the prior written consent of each Lender;
(c)[reserved];
(d)[reserved]; and
(e)no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.
(iii)Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Term Loans under any Class (any such loans being refinanced or replaced, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided that
(a)the aggregate principal amount of any Class of Replacement Term Loans shall not exceed the aggregate principal amount of the relevant Replaced Term Loans (plus (1) any additional amount permitted to be incurred under Section 6.01 and, to the extent any such additional amount is secured, the related Liens are permitted under Section 6.02, and plus (2) the amount of accrued interest, penalties and premium (including tender premium) thereon, any committed but undrawn amount and underwriting discounts, fees (including upfront fees and/or original issue discount or initial yield payments), commissions and expenses associated therewith),
(b)except for Customary Bridge Loans and Replacement Term Loans in an amount not exceeding the Maturity Limitation Exception Amount, any Class of Replacement Term Loans must have a final maturity date that is equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Replaced Term Loans at the time of the relevant refinancing,

(c)any Class of Replacement Term Loans may be (1) pari passu with or junior to any then-existing Class of Term Loans in right of payment and pari passu with or junior to such Class of Term Loans with respect to the Collateral (provided that any Class of Replacement Term Loans that are (x) pari passu with (unless incurred under the Loan Documents) or junior to the existing Term Loans with respect to security or (y) junior to the existing Term Loans in right of payment shall, in either case, be subject to an Intercreditor Agreement) or (2) unsecured,
(d)any Class of Replacement Term Loans that is secured may not be secured by any asset of the Borrower and/or any Restricted Subsidiary other than the Collateral,
(e)any Class of Replacement Term Loans that is guaranteed may not be guaranteed by any Restricted Subsidiary other than one or more Loan Parties,
(f)any Class of Replacement Term Loans that is pari passu with the Initial Term Loans in right of payment and security may participate (A) in any voluntary prepayment of Term Loans as set forth in Section 2.11(a)(i) and (B) in any mandatory prepayment of Term Loans as set forth in Section 2.11(b)(vi),
(g)any Class of Replacement Term Loans may have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms and, subject to preceding clause (B), an amortization schedule, as the Borrower and the lenders providing such Class of Replacement Term Loans may agree,
(h)the other terms and conditions of any Class of Replacement Term Loans (except as set forth above) are (1) substantially identical to, or (taken as a whole) not materially more favorable (as determined by the Borrower in good faith) to the lenders providing such Class of Replacement Term Loans than those applicable to the relevant Replaced Term Loans (other than covenants or other provisions applicable only to periods after the latest Maturity Date of such Class of Replaced Term Loans (in each case, as of the date of incurrence of such Class of Replacement Term Loans)), (2) provided on then-current market terms (as determined by the Borrower in good faith) for the applicable type of Indebtedness or (3) reasonably acceptable to the Administrative Agent (it being agreed that terms and conditions of any Replacement Term Loans that are more favorable to the lenders or the agent of such Replacement Term Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents pursuant to the applicable Refinancing Amendment (which shall not require the consent of any existing Lender or the Administrative Agent) shall be deemed satisfactory to the Administrative Agent); provided that notwithstanding the foregoing, a “financial maintenance covenant” applicable to any Replacement Term Loan that is a “term loan A” may be added to the Loan Documents or included in the applicable documentation for such Replacement Term Loan and need not be conformed or added to any existing Class.
Each party hereto hereby agrees that this Agreement may be amended by the Borrower, the Administrative Agent and the lenders providing the relevant Class of Replacement Term Loans to the extent (but only to the extent) necessary to reflect the existence and terms of such Class of Replacement Term Loans incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans and/or commitments hereunder). It is understood that any Lender approached to provide all or a portion of any Class of Replacement Term Loans may elect or decline, in its sole discretion, to provide such Class of Replacement Term Loans.
(iv)Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:
(1)the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (A) comply with any Requirement of Law or the advice of counsel, (B) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents or (C) effect the granting, perfection, protection, expansion, maintenance or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties,

(2)the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Incremental Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to (A) effect the provisions of Sections 2.22, 2.23, 5.12, 6.13 or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent, (B) add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition, extension or refinancing of any Loan or Commitment hereunder, any Replacement Term Loan, any Incremental Facility, any Incremental Equivalent Debt, any Replacement Debt and/or any Refinancing Indebtedness incurred in reliance on Section 6.01(p) with respect to Indebtedness originally incurred in reliance on Section 6.01(a) or (z), that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent (it being understood that, where applicable, any such amendment may be effectuated as part of an Incremental Facility Amendment, an Extension Amendment and/or a Refinancing Amendment) and (C) in the case of any Incremental Facility and/or Replacement Term Loan, ensure that the relevant Incremental Loan and/or Replacement Term Loan is “fungible” with the relevant existing Class of Term Loans so long as the applicable amendment is not adverse to the interests of any existing Lender; it being understood that the Borrower and the Administrative Agent may modify the amortization schedule and/or extend the time period during which any prepayment premium or “MFN” protection applies in reliance on this clause (ii)(C),
(3)if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly,
(4)the Administrative Agent and the Borrower may amend, restate, amend and restate or otherwise modify any Intercreditor Agreement and/or any other Additional Agreement as provided therein,
(5)the Administrative Agent may amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, implementations of Additional Term Loan Commitments or incurrences of Additional Term Loans pursuant to Sections 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Term Loan Commitments or Additional Term Loans,
(6)no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as permitted pursuant to Section 2.21(a) and except that the Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)),
(7)this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion,
(8)any amendment, waiver or modification of any term or provision that directly affects Lenders under one or more Classes and does not directly affect Lenders under one or more other Classes may be effected with the consent of Lenders owning 50% of the aggregate commitments or Loans of such directly affected Class in lieu of the consent of the Required Lenders, and
(9)this Agreement may be amended in the manner prescribed in Section 2.14(b).
Section 1.0c.Expenses; Indemnity.
(i)Subject to Section 9.05(f), the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole, in connection with the syndication and distribution (including via the Internet or through a service such as Intralinks) of the Term Facility, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Persons, taken as a whole, and (y) one additional local counsel to all affected Persons, taken as a whole)) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made hereunder. Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrower within 30 days of receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.
(ii)The Borrower shall indemnify each Arranger, the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement referred to below) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, to the extent such judgment finds (or any such settlement agreement acknowledges) that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Loan Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent or any Arranger, acting in its capacity as the Administrative Agent or as an Arranger) that does not involve any act or omission of the Borrower or any of its subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrower within 30 days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice, setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. Without limiting the provisions of Section 2.17(c), this Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and expenses arising from any non-Tax claim.
(iii)The Borrower shall not be liable for any settlement of any proceeding effected without the written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is settled with the written consent of the Borrower, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 1.0d.Waiver of Claim. To the extent permitted by applicable Requirements of Law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto, any Loan Party and/or any Related Party of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, except, in the case of any third party claim for which indemnification is sought by any Indemnitee against the Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03. No party hereto nor any of its Related Parties (nor any Indemnitee referred to in 9.03(b) above) shall be liable for any damages arising from the use by unintended recipients (other than such party hereto, its relevant Related Party or the relevant Indemnitee) of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
Section 1.0e.Successors and Assigns.
(i)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(ii)(i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan or Additional Term Loan Commitment added pursuant to Sections 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent (not to be unreasonably withheld or delayed) of:
(a)the Borrower; provided, that (x) the Borrower shall be deemed to have consented to any assignment of Term Loans (other than any such assignment to a Disqualified Institution) unless it has objected thereto by written notice to the Administrative Agent within 10 Business Days after receipt of written notice thereof and (y) the consent of the Borrower shall not be required for any assignment (1) of Term Loans or Term Commitments to any Term Lender or any Affiliate of any Term Lender or an Approved Fund or (2) at any time when an Event of Default under Section 7.01(a) or Sections 7.01(f) or (g) (with respect to the Borrower) exists; provided, further, that notwithstanding the foregoing, the Borrower may withhold its consent to any assignment to any Person (other than a Bona Fide Debt Fund that is an Affiliate of an Identified Competitor DQI) that is not a Disqualified Institution but is known by the Borrower to be an Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name; and
(b)the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for any assignment to another Lender, any Affiliate of a Lender or any Approved Fund.
(10)Assignments shall be subject to the following additional conditions:
(a)except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, the principal amount of Loans or Commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than $1,000,000, unless the Borrower and the Administrative Agent otherwise consent;
(b)any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;

(c)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and
(d)the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any documentation required under Section 2.17(f).
(11)Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in any Assignment Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
(12)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.
(13)Upon its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(14)By executing and delivering an Assignment Agreement, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment Agreement, (B) except as set forth in clause (A) above, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) the assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment Agreement; (D) the assignee confirms that it has received a copy of this Agreement and each Intercreditor Agreement, together with copies of the financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (E) the assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) the assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; (G) the assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender and (H) the assignee represents and warrants to the parties hereto that it is not a Disqualified Institution or an Affiliate of a Disqualified Institution.
(iii)(i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell participations in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it) to any bank or other entity (other than to any Disqualified Institution, any natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person) or the Borrower or any of its Affiliates) (a “Participant”); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that the agreement or instrument governing such participation may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clauses (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (and it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Borrower and the Administrative Agent). To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.
(15)No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, or the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and their respective successors and registered assigns, and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Loan or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(iv)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person)) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(v)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.15, 2.16 or 2.17 or any other provision of this Agreement or any other Loan Document than the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.
(vi)(i) Any assignment or participation by a Lender without the Borrower’s consent (A) to any Disqualified Institution or any Affiliate thereof (other than any Bona Fide Debt Fund that is an Affiliate of an Identified Competitor DQI) or (B) to the extent the Borrower’s consent is required under this Section 9.05, to any other Person, shall be null and void, and the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation and/or specifically enforce this Section 9.05(f) in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedy available to the Borrower at law or in equity; it being understood and agreed that (x) the Borrower and its subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 9.05 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Institution or any Affiliate thereof or any other Person to whom the Borrower’s consent is required but not obtained and (y) notwithstanding the foregoing provisions of this Section 9.05(f), any subsequent assignment by any Disqualified Institution (or any other Person to which an assignment or participation was made without the required consent of the Borrower) to an Eligible Assignee that complies with the requirements of Section 9.05(b) will be deemed to be a valid and enforceable assignment for purposes hereof and may not be unwound or deemed to be null and void. Upon the request of any Lender, the Administrative Agent may and the Borrower will make the list of Disqualified Institutions available to such Lender so long as such Lender agrees to keep the list of Disqualified Institutions confidential in accordance with the terms hereof; provided, that such Lender may disclose the list of Disqualified Institutions in accordance with Section 9.13.
(ii) If any assignment or participation under this Section 9.05 is made to any Disqualified Institution or any Affiliate of any Disqualified Institution (in either case, other than any Bona Fide Debt Fund that is an Affiliate of an Identified Competitor DQI) and/or any other Person to whom the Borrower’s consent is required but not obtained, without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Loan held by such Disqualified Person, purchase such Loan and/or participation and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, (II) in the case of clauses (A) and (B), the Borrower shall not be liable to the relevant Disqualified Person under Section 2.16 if any Term SOFR Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto, (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph) and (IV) in no event shall such Disqualified Person be entitled to receive amounts to which it would otherwise be entitled under Section 2.13(d). Further, whether or not the Borrower has taken any action described in the preceding sentence, no Disqualified Person identified by the Borrower to the Administrative Agent (A) shall be permitted to (x) receive information (including financial statements) provided by any Loan Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) for purposes of determining whether the Required Lenders or the majority Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, shall have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Class or all Lenders have taken any action, and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons in any proceeding under any Debtor Relief Law commenced by or against the Borrower or any other Loan Party and (C) shall not be entitled to receive the benefits of Section 9.03. For the sake of clarity, the provisions in this Section 9.05(f) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person. Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity.
(iii) Notwithstanding anything to the contrary herein, each of the Borrower and each Lender acknowledges and agrees that the Administrative Agent shall not have any responsibility or obligation to determine, monitor or inquire as to whether any Lender or potential Lender is a Disqualified Institution or Disqualified Person and the Administrative Agent shall have no liability with respect to any assignment or participation made to any Disqualified Institution or Disqualified Person (regardless of whether the consent of the Administrative Agent is required thereto) or disclosure of confidential information to any Disqualified Institution or Disqualified Person, and none of the Borrower, any Lender or their respective Affiliates will bring any claim to such effect.
(vii)Notwithstanding anything to the contrary contained herein, any Lender may (but shall not be required to), at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all Lenders holding the relevant Term Loans on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:
(1)any Term Loans acquired by an Affiliated Lender shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of Term Loans so cancelled;
(2)[reserved];
(3)the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment Agreement;
(4)[reserved];
(5)in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by an Affiliated Lender, no Event of Default may exist at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable;
(6)[reserved];
(7)no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to the Borrower and/or any subsidiary thereof and/or their respective securities in connection with any assignment permitted by this Section 9.05(g); and

(8)no such acquisition of Term Loans shall be funded, directly or indirectly, with a drawing under the ABL Credit Agreement.
Section 1.0f.Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.
Section 1.0g.Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, each Intercreditor Agreement and the Fee Letter constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and the Lenders agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 1.0h.Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 1.0i.Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than third party funds) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent or such Lender to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by the Administrative Agent or such Lender, irrespective of whether or not the Administrative Agent or such Lender has made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender shall promptly notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender and the Administrative Agent under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Administrative Agent may have.
j.Governing Law; Jurisdiction; Consent to Service of Process.
(i)THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(ii)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHT UNDER ANY COLLATERAL DOCUMENT.
(iii)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(iv)TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
k.Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
l.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
m.Confidentiality. Each of the Administrative Agent, each Lender, and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and its Affiliates’ directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph, (b) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent permitted by law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent, including as set forth in the Information Memorandum) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution); provided that, notwithstanding the foregoing, subject to an acknowledgement and agreement by the relevant recipient in accordance with this Section 9.13(e), the list of Disqualified Institutions may be disclosed to any bona fide prospective assignee or Participant so that such prospective assignee or Participant may make the representation and warranty in Section 9.05(b)(vi)(H) of this Agreement, (ii) any pledgee referred to in Section 9.05 and (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party, (f) to the National Association of Insurance Commissioners or any similar organization, (g) with the prior written consent of the Borrower and (h) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives. For purposes of this Section, “Confidential Information” means all information relating to the Borrower and/or any of its subsidiaries and their respective businesses or the Transactions

(including any information obtained by the Administrative Agent, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of the books and records relating to the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any Arranger or Lender on a non-confidential basis prior to disclosure by the Borrower or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to any Person that is a Disqualified Institution (subject to the proviso set forth in Section 9.13(e)(i)).
n.No Fiduciary Duty. Each of the Administrative Agent, the Arrangers, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.
o.Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.
p.USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.
q.Disclosure of Agent Conflicts. Each Loan Party and each Lender hereby acknowledge and agree that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
r.Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirement of Law can be perfected only by possession. If any Lender (other than the Administrative Agent) obtains possession of any Collateral, such Lender shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
s.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Lender.

t.Intercreditor Agreement. EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTION CONTRARY TO THE PROVISIONS OF ANY INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO ANY INTERCREDITOR AGREEMENT AS AND ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ANY INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO ANY INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL OF THE TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF ANY INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN ANY INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER INDEBTEDNESS THAT IS SUBJECT TO ANY INTERCREDITOR AGREEMENT TO EXTEND CREDIT THEREUNDER AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT.
u.Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document (but excluding any Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (excluding any Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between any Intercreditor Agreement and any other Loan Document, the terms of such Intercreditor Agreement shall govern and control.
v.Release of Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or is or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder) and/or (ii) upon the occurrence of the Termination Date and (b) any Subsidiary Guarantor that qualifies as an “Excluded Subsidiary” shall be released by the Administrative Agent promptly following the request therefor by the Borrower; provided, that the release of any Subsidiary Guarantor under clause (a)(i) or (b) from its obligations under the Loan Guaranty if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if such Guarantor did not become an Excluded Subsidiary of the type described in clause (a) of the definition thereof as a result of (A) a transfer of its equity interests to any Affiliate of the Borrower for a non-bona fide business purpose for less than fair market value or (B) a non-bona fide transaction the primary purpose of which was to cause such entity to become a non-wholly-owned Subsidiary of the Borrower in order to release it from its Loan Guaranty. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. The execution and delivery of any document pursuant to the preceding sentence of this Section 9.22 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).
w.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(ii)the effects of any Bail-In Action on any such liability, including, if applicable:
(1)a reduction in full or in part or cancellation of any such liability;
(2)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
x.Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(i)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or and QFC Credit Support.
(ii)As used in this Section 9.24, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
TOPGOLF CALLAWAY BRANDS CORP.

By: /s/ Brian P. Lynch ______________________
Name: Brian P. Lynch
Title: Executive Vice President and Chief Financial Officer

[Callaway - Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent and a Lender

By: /s/ Mark Post______________________
Name: Mark Post
Title: Managing Director

[Callaway - Signature Page to Credit Agreement]

EXHIBIT A-1
[FORM OF]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”)2. [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions for Assignment and Assumption set forth in Annex I attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). In the case where the Assigned Interest[s] cover[s] all of [the][an] Assignor’s rights and obligations under the Credit Agreement, [the][such] Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Credit Agreement. [Such][Each such] sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Credit Agreement, (ii) without recourse to [the][any] Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.Assignor[s]:    [●]
2.Assignee[s]:    [●]
    [and is an Affiliate/Approved Fund of [identify Lender]5]
3.Borrower:    Topgolf Callaway Brands Corp.
4.Administrative Agent:    Bank of America, N.A., as administrative agent under the Credit Agreement
5.Credit Agreement:    That certain Credit Agreement dated as of March 16, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof), by and among, inter alios, Topgolf Callaway Brands Corp., a Delaware corporation, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders.
6.Assigned Interest[s]:
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.
5 Select as applicable.
A-1-1

Assignor[s][6]	Assignee[s][7]	Aggregate Amount of Commitment / Loans of all Lenders under Relevant Class[8]	Class of Loans Assigned	Amount of Commitment/Loans of Relevant Class Assigned[9]	Percentage Assigned of Commitment/Loans under Relevant Class[10]	CUSIP Number
		$		$	%
		$		$	%
		$		$	%

    [Trade Date:        ______________]11

Effective Date: [●] [●], 20[●] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].
7.THE PARTIES HERETO ACKNOWLEDGE THAT ANY ASSIGNMENT TO ANY DISQUALIFIED INSTITUTION OR ANY AFFILIATE THEREOF (OTHER THAN ANY BONA FIDE DEBT FUND) WITHOUT OBTAINING THE REQUIRED CONSENT OF THE BORROWER OR, TO THE EXTENT THE BORROWER’S CONSENT IS REQUIRED UNDER SECTION 9.05 OF THE CREDIT AGREEMENT, TO ANY OTHER PERSON, SHALL BE NULL AND VOID, AND THE BORROWER SHALL BE ENTITLED TO PURSUE THE REMEDIES DESCRIBED IN SECTION 9.05 OF THE CREDIT AGREEMENT, INCLUDING THE RIGHT TO SEEK SPECIFIC PERFORMANCE TO UNWIND ANY SUCH ASSIGNMENT IN ADDITION TO INJUNCTIVE RELIEF OR ANY OTHER REMEDIES AVAILABLE TO THE BORROWER AT LAW OR IN EQUITY.
[Signature Page Follows]
6 List each Assignor, as appropriate.
7 List each Assignee, as appropriate.
8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Not to be less than $1,000,000 unless the Borrower and the Administrative Agent otherwise consent.
10 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
11 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

A-1-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S] [NAME OF ASSIGNOR[S]]
By:
Name:
Title:
A-1-3

□    ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND (I) REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF ANY INSTITUTION IDENTIFIED ON SUCH LIST [(OTHER THAN, IN THE CASE OF THIS CLAUSE (B), A BONA FIDE DEBT FUND]12 AND (II) ACKNOWLEDGES THAT ANY ASSIGNMENT MADE TO AN AFFILIATE OF A DISQUALIFIED INSTITUTION (OTHER THAN A BONA FIDE DEBT FUND) SHALL BE SUBJECT TO SECTION 9.05 OF THE CREDIT AGREEMENT.13

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

[Consented to and]14 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

12 Insert bracketed language if Assignee is a Bona Fide Debt Fund and not otherwise identified on the list of Disqualified Institutions.
13 To be completed by Assignee.
14 To be added only if the consent of the Administrative Agent is required.
A-1-4

[Consented to:]15

TOPGOLF CALLAWAY BRANDS CORP., as Borrower
By:
Name:
Title:

15 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

A-1-5

Annex I
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.aAssignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (v) [it is] [it is not] a Defaulting Lender; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statement, warranty or representation made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.bAssignee[s]. [The][Each] Assignee represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire [the][such] Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and any Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution [(other than, in the case of this Clause (B), a Bona Fide Debt Fund)]16 and (vi)  attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by [the][such] Assignee.
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this letter agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.
16 Insert bracketed language if Assignee is a Bona Fide Debt Fund and not otherwise identified on the list of Disqualified Institutions.
Annex I to Exhibit A-1

EXHIBIT A-2
[FORM OF]
AFFILIATED LENDER
ASSIGNMENT AND ASSUMPTION
This Affiliated Lender Assignment and Assumption (this “Affiliated Lender Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]17 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”)18. [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]19 hereunder are several and not joint.]20 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions for Assignment and Assumption set forth in Annex I attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Affiliated Lender Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Term Lender][their respective capacities as Term Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Term Lender)][the respective Assignors (in their respective capacities as Term Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). In the case where the Assigned Interest[s] cover[s] all of [the][an] Assignor’s rights and obligations under the Credit Agreement, [the][such] Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Credit Agreement. [Such][Each such] sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Credit Agreement, (ii) without recourse to [the][any] Assignor and (iii) except as expressly provided in this Affiliated Lender Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.Assignor[s]:    [●]
2.Assignee[s]:    [●] and is an Affiliated Lender that is a the Borrower or a subsidiary thereof.
3.Borrower:    Topgolf Callaway Brands Corp.
4.Administrative Agent:    Bank of America, N.A., as administrative agent under the Credit Agreement
5.Credit Agreement:    That certain Credit Agreement dated as of March 16, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof), by and among, inter alios, Topgolf Callaway Brands Corp., a Delaware corporation, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders.
6.Assigned Interest[s]:
17 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
18 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
19 Select as appropriate.
20 Include bracketed language if there are either multiple Assignors or multiple Assignees.
A-2-1

Assignor[s][21]	Assignee[s][22]	Aggregate Amount of Commitment / Loans of all Lenders under Relevant Class[23]	Class of Loans Assigned	Amount of Commitment/Loans of Relevant Class Assigned[24]	Percentage Assigned of Commitment/Loans under Relevant Class[25]	CUSIP Number
		$		$	%
		$		$	%
		$		$	%

    [Trade Date:        ______________]26

Effective Date: [●] [●], 20[●] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[Signature Page Follows]

21 List each Assignor, as appropriate.
22 List each Assignee, as appropriate.
23 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
24 Not to be less than $1,000,000 unless the Borrower and the Administrative Agent otherwise consent.
25 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
26 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
A-2-2

The terms set forth in this Affiliated Lender Assignment and Assumption are hereby agreed to:

ASSIGNOR[S] [NAME OF ASSIGNOR[S]]
By:
Name:
Title:
A-2-3

ASSIGNEE[S]

[NAME OF ASSIGNEE[S]]
By:
Name:
Title:

[Consented to:]27

TOPGOLF CALLAWAY BRANDS CORP., as Borrower
By:
Name:
Title:

27 To be added only if the consent of the Borrower is required by Section 9.05(b)(i)(A) of the Credit Agreement.
A-2-4

Annex I to Exhibit A-2
STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.aAssignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and (v) [it is] [it is not] a Defaulting Lender; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statement, warranty or representation made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Affiliated Lender Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. [The][Each] Assignor acknowledges and agrees that in connection with this Affiliated Lender Assignment and Assumption, (1) the applicable Affiliated Lender or its Affiliates may have, and later may come into possession of, MNPI, (2) [the][each] Assignor has independently, without reliance on the applicable Affiliated Lender, the Borrower, any of their respective subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding the Assignor’s lack of knowledge of the MNPI, (3) none of the applicable Affiliated Lenders, the Borrower, any of their respective subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates shall have any liability to [the][any] Assignor, and [the][each] Assignor hereby waives and releases, to the extent permitted by applicable Requirements of Law, any claims it may have against the applicable Affiliated Lender, the Borrower, each of their respective subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, under applicable Requirements of Law or otherwise, with respect to the nondisclosure of the MNPI and (4) the MNPI may not be available to the Administrative Agent, the Arrangers or the other Lenders.
1.bAssignee[s]. [The][Each] Assignee represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire [the][such] Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and any Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Affiliated Lender Assignment and Assumption and to purchase [the][such] Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v)  attached to the Affiliated Lender Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by [the][such] Assignee, (vi) such purchase of the Assigned Interest has not been funded, directly or indirectly, with a drawing under the ABL Credit Agreement and (vii) in the case of any assignment effected pursuant to a Dutch Auction and/or an open market purchase conducted by an Affiliated Lender, no Default or Event of Default exists at the time of acceptance of bids for any Dutch Auction or the confirmation of any open market purchase.
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.General Provisions. This Affiliated Lender Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Affiliated Lender Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Assumption. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this letter agreement shall be deemed to include Electronic
Annex I to Exhibit A-2

Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Affiliated Lender Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.
Annex I to Exhibit A-2

EXHIBIT B
[FORM OF]
BORROWING REQUEST
Bank of America, N.A.,
as Administrative Agent for the Lenders referred to below

[Bank of America, N.A.
Agency Management
900 W Trade Street
Mail Code: NC1-026-06-03
Charlotte, NC 28255-0001
Attention: Erik M. Truette
Telephone: (980) 387-5451
Facsimile: (704) 409-0015
Electronic Mail: erik.m.truette@bofa.com]
[●] [●], 20[●]28

Ladies and Gentlemen:
Reference is hereby made to that certain Credit Agreement dated as of March 16, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among, inter alios, Topgolf Callaway Brands Corp., a Delaware corporation, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.
The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests the Borrowings under the Credit Agreement, and in that connection sets forth below the terms on which the Borrowings are requested to be made:
a.Borrower                             Topgolf Callaway Brands Corp.
b.Date of Borrowing (which shall be a Business Day)        [●]
c.Aggregate Amount of Borrowing29                 $[●]
d.Type of Borrowing30                        [●]
e.Class of Borrowing                        [●]
f.Interest Period31 (in the case                    [●]
of a Term SOFR Borrowing)
g.Amount, Account Number and Location
28 The Administrative Agent must be notified in writing or by telephone (with such telephonic notification to be promptly confirmed in writing), which must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than 1:00 p.m. (i) two Business Days prior to the requested day of any Borrowing of Term SOFR Loans (or one Business Day in the case of any Borrowing of Term SOFR Loans to be made on the Closing Date) and (ii) 9:00 a.m. on the requested date of any Borrowing of ABR Loans (or, in each case, such later time as is reasonably acceptable to the Administrative Agent).
29 Subject to Section 2.02(c) of Credit Agreement.
30 State whether a Term SOFR Borrowing or ABR Borrowing. If no Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.
31 Must be a period contemplated by the definition of “Interest Period”. If no Interest Period is specified, then the Interest Period shall be of one-month’s duration.

Wire Transfer Instructions:
Amount	$[●]
Bank:	[●]
ABA No.:	[●]
Account No.:	[●]
Account Name:	[●]
[Signature Page Follows]

TOPGOLF CALLAWAY BRANDS CORP.
By:
Name:
Title:

EXHIBIT C
[FORM OF]
COMPLIANCE CERTIFICATE
[●] [●], 20[●]
To:    The Administrative Agent and each of the Lenders parties to the
    Credit Agreement described below
This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of March 16, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among, inter alios, Topgolf Callaway Brands Corp., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES, AS A RESPONSIBLE OFFICER OF THE BORROWER, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:
1.I am the duly elected [●] of the Borrower and a Responsible Officer of the Borrower;
2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower and its Restricted Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements (the “Specified Period”);
3.[The attached financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.]32
4.[Except as described in the disclosure set forth below, the][The] examinations described in paragraph 2 did not disclose, and I have no knowledge of the existence of any condition or event which constitutes a Default or Event of Default that exists as of the date of this Compliance Certificate [and the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto.]
5.[Attached as Schedule 1 hereto are reasonably detailed calculations of Excess Cash Flow for the Excess Cash Flow Period ending on the last day of the Specified Period.]33
6.[Attached as Schedule 2 hereto is a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the attached financial statements.]34
7.[Attached as Schedule 3 hereto are reasonably detailed calculations of the Available Amount as of the last day of the Specified Period.]35
8.[Any amounts constituting expected cost savings, operating expense reductions and/or synergies that were added back in reliance on clause (b)(x) of the definition of “Consolidated Adjusted EBITDA” during the Specified Period are, in my good faith determination, reasonably identifiable and factually supportable.]36
[Signature Page Follows]
32 Include to the extent the relevant Compliance Certificate is delivered in connection with unaudited quarterly financials.
33 Include to the extent relevant Compliance Certificate is delivered in connection with audited annual financial statement (commencing with the Fiscal Year ending December 31, 2024).
34 Only required if the Consolidated Adjusted EBITDA of all Unrestricted Subsidiaries exceeds 5.0% of the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries, in each case, as of the last day of the applicable Test Period
35 Only required if Available Amount is used during the period covered by the attached financial statements.
36 Bracketed language relating to expected cost savings, etc. is only required to extent calculation of Consolidated Adjusted EBITDA includes amounts added back in reliance on clause (b)(x) of the definition thereof.
C-1

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above. 37

TOPGOLF CALLAWAY BRANDS CORP.
By:
Name:
Title:

37 Please note the deadlines for satisfaction of the following requirements correspond with the delivery of each Compliance Certificate (unless otherwise indicated):
1.The requirement to deliver management discussion and analysis set forth in Sections 5.01(a) and 5.01(b) of the Credit Agreement.
2.The delivery of documents and deliverables required under Sections 3.1 and 3.4(a) of the Security Agreement relating to any (i) certificated Securities Collateral and/or (ii) Tangible Chattel Paper and/or Instruments having a face amount in excess of $10,000,000, in each case acquired during the Fiscal Quarter covered by the attached financial statements.
3.The delivery of documents and deliverables required under Section 6.3 of the Security Agreement relating to any registration (or any application for registration of) any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, filed or acquired during the Fiscal Quarter covered by the attached financial statements.
4.The delivery of the notices required under Section 3.4(c) of the Security Agreement relating to any Commercial Tort Claim with an individual value in excess of $10,000,000 held or acquired after the Closing Date.
5.The delivery of the documents required to be delivered under Section 5.12(a) of the Credit Agreement as a result of (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary), (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary), (iii) any Restricted Subsidiary that is a Domestic Subsidiary and is not otherwise a Subsidiary Guarantor (other than a Restricted Subsidiary that otherwise constitutes an Excluded Subsidiary) ceasing to be an Immaterial Subsidiary and/or (iv) any Restricted Subsidiary that is a Domestic Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, in each case during the Fiscal Quarter (or the fourth Fiscal Quarter of the Fiscal Year, as applicable) covered by the attached financial statements.
C-2

Schedule 1
[Excess Cash Flow]38

38 Include only to the extent relevant Compliance Certificate is delivered in connection with audited annual financial statements (commencing with the Fiscal Year ending December 31, 2024).
Schedule 1 to Exhibit C

Schedule 2
[Summary Pro Forma Adjustments]39

39 Only required if the Consolidated Adjusted EBITDA of all Unrestricted Subsidiaries exceeds 5.0% of the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries, in each case, as of the last day of the applicable Test Period.
Schedule 3 to Exhibit C

Schedule 3

[Available Amount]40

40 Only required if Available Amount is used during the Fiscal Quarter (or the fourth Fiscal Quarter of the Fiscal Year, as applicable) covered by the financial statements attached to the Compliance Certificate.

Schedule 4 to Exhibit C

EXHIBIT D
[FORM OF]
INTEREST ELECTION REQUEST
Bank of America, N.A.,
as Administrative Agent for the Lenders referred to below

[Bank of America, N.A.
Agency Management
900 W Trade Street
Mail Code: NC1-026-06-03
Charlotte, NC 28255-0001
Attention: Erik M. Truette
Telephone: (980) 387-5451
Facsimile: (704) 409-0015
Electronic Mail: erik.m.truette@bofa.com]
[●] [●], 20[●]41
Ladies and Gentlemen:
Reference is hereby made to that certain Credit Agreement dated as of March 16, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among, inter alios, Topgolf Callaway Brands Corp., a Delaware corporation, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.
The undersigned hereby gives you notice pursuant to Section 2.08 of the Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:
i.[on [insert applicable date] (which is a Business Day), the undersigned will convert $[●]42 of the aggregate outstanding principal amount of the Loans, bearing interest at the [ABR][Term SOFR], into a [Term SOFR][ABR] Loan [and, in the case of a Term SOFR Loan, having an Interest Period of [●] month(s)]43[; and][.]]
ii.[on [insert applicable date] (which is a Business Day), the undersigned will continue $[●] of the aggregate outstanding principal amount of the Loans bearing interest at the Term SOFR, as Term SOFR Loans having an Interest Period of [●] month(s)44.]
[Signature Page Follows]
41 The Administrative Agent must be notified in writing or by telephone (with such telephonic notification to be promptly confirmed in writing), which must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than 1:00 p.m. (i) two Business Days prior to the requested day of any conversion or continuation of Term SOFR Loans (or one Business Day in the case of any conversion to or continuation of Term SOFR Loans on the Closing Date) and (ii) 9:00 a.m. on the requested date of any conversion of any Borrowing to ABR Loans (or, in each case, such later time as is reasonably acceptable to the Administrative Agent).
42 Subject to Section 2.02(c) of the Credit Agreement.
43 Must be a period contemplated by the definition of “Interest Period”.
44 Must be a period contemplated by the definition of “Interest Period”.
D-1

TOPGOLF CALLAWAY BRANDS CORP.

By:
Name:
Title:

D-2

EXHIBIT E

[FORM OF]
PERFECTION CERTIFICATE
[Attached]

E-1

EXHIBIT F

FORM OF
ABL INTERCREDITOR AGREEMENT
[Attached]

F-1

EXHIBIT G
[FORM OF]
PROMISSORY NOTE
$[●]    New York, New York
    [●] [●], 20[●]
FOR VALUE RECEIVED, the undersigned Topgolf Callaway Brands Corp., a Delaware corporation (“TCB”), hereby promises to pay to [●] (the “Lender”) or its registered assigns, in accordance with the Credit Agreement (as defined below), Term Loans in the principal amount of $[●] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the Credit Agreement, dated as of March 16, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, TCB (the “Borrower”), the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders (in such capacity, the “Administrative Agent”). The Borrower also promises to pay interest from the date of such Loans on the principal amount thereof from time to time outstanding, in like Dollars, at such office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Borrower promises to pay interest on any overdue principal and, to the extent permitted by Requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in the Credit Agreement.
The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any Requirements of Law. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All Borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.
This promissory note is one of the Promissory Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This promissory note is entitled to the benefit of the Credit Agreement, and the obligations hereunder are guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement.
If any assignment by the Lender holding this Promissory Note occurs after the date of the issuance hereof, the Lender agrees that it shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender this Promissory Note to the Administrative Agent for cancellation.
[Remainder of Page Intentionally Left Blank]

THE ASSIGNMENT OF THIS NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE CREDIT AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.
THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

TOPGOLF CALLAWAY BRANDS CORP.

By:
    Name:
    Title:

SCHEDULE A
LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Term SOFR Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule A to Exhibit G

SCHEDULE B
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF TERM SOFR LOANS

Date	Amount of Term SOFR Loans	Amount Converted to Term SOFR Loans	Interest Period and Term SOFR with Respect Thereto	Amount of Principal of Term SOFR Loans Repaid	Amount of Term SOFR Loans Converted to ABR Loans	Unpaid Principal Balance of Term SOFR Loans	Notation Made By

Schedule B to Exhibit G

EXHIBIT I
[FORM OF]
GUARANTY AGREEMENT
[Attached]

I-1

EXHIBIT J
[FORM OF]
SECURITY AGREEMENT
[Attached]
J-1

EXHIBIT K
[Intentionally Omitted]
K-1

EXHIBIT L-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement dated as of March 16, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among, inter alios, Topgolf Callaway Brands Corp., a Delaware corporation, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments under any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a duly executed certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
    Name:
    Title:
Date: [●] [●], 20[●]

EXHIBIT L-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement dated as of March 16, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among, inter alios, Topgolf Callaway Brands Corp., a Delaware corporation, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments under any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a duly executed certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:
Date: [●] [●], 20[●]

EXHIBIT L-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement dated as of March 16, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among, inter alios, Topgolf Callaway Brands Corp., a Delaware corporation, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments under any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.
The undersigned has furnished its participating Lender with a duly executed IRS Form W-8IMY (or any applicable successor form) accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners: an IRS Form W-8BEN, or IRS Form W-8BEN-E or IRS Form W-8IMY, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:
Date: [●] [●], 20[●]

EXHIBIT L-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement dated as of March 16, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among, inter alios, Topgolf Callaway Brands Corp., a Delaware corporation, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments under any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.
The undersigned has furnished the Administrative Agent and the Borrower with a duly executed IRS Form W-8IMY (or any applicable successor form) accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners: an IRS Form W-8BEN, or IRS Form W-8BEN-E or IRS Form W-8IMY, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
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[NAME OF LENDER]

By:
    Name:
    Title:
Date: [●] [●], 20[●]
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EXHIBIT M
[FORM OF]
SOLVENCY CERTIFICATE
[●] [●], 20[●]
This Solvency Certificate (this “Solvency Certificate”) is being executed and delivered pursuant to Section 4.01(h) of that certain Credit Agreement, dated as of March 16, 2023 (the “Credit Agreement”), among, inter alios, Topgolf Callaway Brands Corp., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
I, [●], the Chief Financial Officer of the Borrower, in such capacity and not in an individual capacity, hereby certify as follows:
i.I am generally familiar with the businesses and assets of the Borrower and its Restricted Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement; and
ii.As of the date hereof and after giving effect to the Transactions and the incurrence of the Indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets (on a going concern basis) of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured in accordance with their terms; (iii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof and (iv) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in accordance with their terms. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liability meets the criteria for accrual under Statement of Financial Accounting Standards No. 5).
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IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first above written.
TOPGOLF CALLAWAY BRANDS CORP.

By:
    Name:
    Title:

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